Exhibit 10.2
LIMITED WAIVER UNDER AND NINTH AMENDMENT TO CREDIT AGREEMENT

This LIMITED WAIVER UNDER AND NINTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 26, 2024 (this “Amendment and Waiver”), is entered into by and among LIFECORE BIOMEDICAL, INC., a Delaware corporation (“Holdings”), CURATION FOODS, INC., a Delaware corporation (“Curation”), LIFECORE BIOMEDICAL OPERATING COMPANY, INC., a Delaware corporation (collectively with Holdings and Curation, the “Borrowers” and each a “Borrower”), each Guarantor party hereto, BMO BANK N.A., as Administrative Agent, and the Lenders party hereto.
RECITALS:
WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of December 31, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Amendment and Waiver, the “Credit Agreement”; capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended herein), by and among the Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, BMO Bank N.A., as Administrative Agent and the other parties party thereto from time to time;
WHEREAS, the Borrower Agent has informed the Administrative Agent that a Financial Covenant Trigger Period may have been in effect prior to the date hereof and that, to the extent a Financial Covenant Trigger Period was in effect prior to the date hereof, the Events of Default identified on Exhibit B hereto would have occurred (collectively, the “Specified Events”); and
WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders waive the Specified Events and make certain amendments to the Existing Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, but solely on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
1.Acknowledgements.
(a)Acknowledgement of Obligations. The Loan Parties hereby acknowledge, confirm and agree that all Loans under the Credit Agreement, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrowers to Administrative Agent or any Lender, are unconditionally owing by Borrowers to Administrative Agent or such Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.
(b)Acknowledgement of Loan Documents. The Loan Parties hereby acknowledge, confirm and agree that Administrative Agent has and shall continue to have a valid, enforceable and perfected first priority lien upon and security interest in the Collateral heretofore granted to Administrative Agent pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent.
(c)Treatment of Outstanding SOFR Loans. The Loan Parties, the Administrative Agent and the Lenders party hereto hereby acknowledge, confirm and agree that all outstanding SOFR Loans as of the date hereof (for the avoidance of doubt, immediately prior to the effectiveness of this Amendment and Waiver), notwithstanding anything to the contrary herein or in the Credit Agreement, shall upon the effectiveness of this Amendment and Waiver automatically be converted to SOFR Loans with interest thereon accruing based on Term SOFR in accordance with the terms of the Credit Agreement.
2.Limited Waiver of Specified Events.
(a)Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Administrative Agent and the Lenders party hereto (constituting Required Lenders) hereby waive, as of the date hereof, the Specified Events (collectively, the “Limited Waiver”).
(b)Except as expressly set forth herein, the Limited Waiver shall not be deemed to constitute a consent to, or waiver or approval of, any other act, any other omission or any other failure by the Loan Parties to comply with the terms and provisions of the Existing Credit Agreement or any of the other Loan Documents.
(c)The Limited Waiver is a limited, one time waiver and, except as expressly set forth herein, shall not be deemed to: (i) constitute a waiver of any Default, Event of Default or any other breach by the Loan Parties of, or non-compliance by the Loan Parties with, the Existing Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising, (ii) constitute a waiver of any right or remedy of any Secured Party under the Existing Credit Agreement or any other Loan Documents which does not arise as a result of the Specified Events (in each case prior to giving effect to this Limited Waiver) or (iii) establish a custom or course of dealing or conduct between any Secured Party, on the one hand, and the Loan Parties, on the other hand.
(d)Each Secured Party expressly reserves the right to exercise all rights and remedies under the Existing Credit Agreement and all other Loan Documents and under applicable law with respect to the occurrence of any Event of Default other than the Specified Events.
3.Amendments. Subject to the terms and conditions set forth herein, including satisfaction of each condition set forth in Section 5 below, and in reliance on the representations, warranties, covenants and agreements of the Loan Parties set forth herein, as of the date hereof, the Existing Credit Agreement is hereby amended by (i) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
4.Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment and Waiver, each Loan Party represents and warrants that:
(a)as of the date hereof, the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
(b)as of the date hereof, no Default has occurred and is continuing under the Existing Credit Agreement or any other Loan Document or would result from the execution and delivery of this Amendment and Waiver (other than the Specified Events);
(c)the execution and delivery of this Amendment and Waiver and the performance by each Loan Party of this Amendment and Waiver and the Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of the Organizational Documents of any such Person; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (A) any Contractual Obligation to which such Person is a party (other than the creation of Liens in favor of the Administrative Agent pursuant to any Loan Document and the creation of the Term Loan Liens) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law applicable to such Person;
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(d)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution and delivery of this Amendment and Waiver or the performance by, or enforcement against, any Loan Party of this Amendment and Waiver of the Credit Agreement, or (ii) the exercise by the Administrative Agent or any Lender of its rights under this Amendment and Waiver or the Credit Agreement or the remedies in respect of the Collateral pursuant to the Loan Documents;
(e)this Amendment and Waiver has been duly executed and delivered by each Loan Party that is party hereto; and
(f)this Amendment and Waiver and the Credit Agreement constitute legal, valid and binding obligations of such Loan Party, enforceable against each Loan Party in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles.
5.Conditions to Effectiveness. The effectiveness of this Amendment and Waiver is subject to the following conditions:
(a)Delivery of Documents. On or before the date hereof, the Administrative Agent shall have received sufficient copies of (i) this Amendment and Waiver, (ii) the Ninth Amendment Fee Letter executed by the Borrowers and BMO, (iii) a closing certificate signed by the an Authorized Officer of Borrower Agent dated as of the date hereof, stating that (A) all representations and warranties set forth in this Amendment and Waiver and the other Loan Documents are true and correct on and as of such date (other than representations and warranties relating to a specific earlier date and in such case such representations and warranties are true and correct in all material respects as of such earlier date) and (B) on such date no Default or Event of Default has occurred or is continuing immediately after giving effect to the execution and delivery of this Amendment and Waiver and the consummation of the transactions contemplated hereby, (iv) a certificate signed by the chief financial officer or, chief accounting officer of the Borrower Agent certifying that, after giving effect to the entering into of the Amendment and Waiver and the consummation of all of the transactions contemplated thereby, (A) each Borrower is Solvent and (B) the Loan Parties, taken as a whole, are Solvent, (v) a “bring-down” secretary’s certificate of each Loan Party (A) certifying that there have been no changes to such Loan Party’s Organization Documents (or attaching any such changes); (B) attaching signature and incumbency certificates of the officers of such Person executing this Amendment and Waiver; (C) resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and Waiver, certified as of the Ninth Amendment Effective Date by an appropriate Authorized Officer as being in full force and effect without modification or amendment; and (D) attaching a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Ninth Amendment Effective Date, (vi) a favorable opinion of Latham and Watkins LLP, New York, California and Delaware counsel to the Loan Parties, Taft Stettinius & Hollister LLP, Ohio counsel to the Loan Parties, and Ballard Spahr LLP, Minnesota counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender and their successors and assigns, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, (vii) a Borrowing Base Certificate as of the Ninth Amendment Effective Date, (viii) Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent and Lenders, (ix) and a waiver under and amendment to the Term Loan Agreement in form and substance satisfactory to the Administrative Agent and (x) any other documents or agreements reasonably requested by the Administrative Agent in connection herewith, in each case, duly executed and delivered by each applicable Loan Party and each other Person party thereto.
(b)Accuracy of Representations and Warranties. Other than in respect of the Specified Defaults, all of the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
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(c)Expenses. The Loan Parties shall have paid, to the extent invoiced on or before the date hereof, to the Administrative Agent (or its advisors) all reasonable and documented costs and expenses of the Administrative Agent in connection with preparation, execution and delivery of this Amendment and Waiver and all other related documents together with any other amounts, if any, in any case required to be paid under Section 11.04 of the Credit Agreement and unpaid on the date hereof, including, without limitation, legal fees and expenses due and owing to Sidley Austin LLP, counsel to the Administrative Agent.
6.Ratification; Reference to and Effect Upon the Existing Credit Agreement; No Impairment.
(a)Each Loan Party party hereto hereby consents to this Amendment and Waiver and each of the transactions referenced herein, and hereby reaffirms its obligations, guarantees and grants of security under the Credit Agreement and each other Loan Document to which it is a party, as applicable.

(b)Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or instruments securing the same. Except as specifically amended above, the Existing Credit Agreement and the other Loan Documents and the guarantees and grants of security by each Loan Party in connection with the same shall remain in full force and effect and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement.

(d)Each Loan Party acknowledges that its Obligations and other liabilities and obligations under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement.

7.Release; Indemnification.
(a)In further consideration of the execution of this Amendment and Waiver by the Administrative Agent and the Lenders, each Loan Party, individually and on behalf of its successors (including any trustees acting on behalf of such Loan Party and any debtor in possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates (collectively, the “Releasors”), hereby forever releases each Agent and Lender and their respective successors, assigns, parents, Subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, whether matured or unmatured, whether fixed or contingent that such Releasor has, had or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof, including with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third party liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Loan Party shall satisfy all other provisions of this Amendment and Waiver or the other Loan Documents, including payment in full of all Obligations. Each Releasor understands, acknowledges and agrees that the foregoing release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
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(b)Each Loan Party hereby acknowledges and agrees that such Loan Party’s obligations under this Amendment and Waiver shall include an obligation to indemnify and hold the Releasees harmless with respect to any indemnified liabilities in any manner relating to or arising out of the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment and Waiver to the extent required by Section 11.04(b) of the Credit Agreement.
8.Relationship of Parties. The relationship of the Administrative Agent and the Lenders, on the one hand, and the Loan Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment and Waiver, any instrument, document or agreement delivered in connection herewith, the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties hereto or thereto.
9.GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11.Counterparts; Electronic Execution. This Amendment and Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Receipt of an executed signature page to this Amendment and Waiver by facsimile or other electronic transmission shall constitute effective delivery thereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and Waiver shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Remainder of Page Intentionally Blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
LIFECORE BIOMEDICAL, INC. (f/k/a Landec Corporation)

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

CURATION FOODS, INC.

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

LIFECORE BIOMEDICAL OPERATING COMPANY, INC. (f/k/a Lifecore Biomedical, Inc.)

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Vice President and Secretary

GREENLINE LOGISTICS, INC.

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Vice President and Secretary

LIFECORE BIOMEDICAL, LLC

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Vice President and Secretary

CAMDEN FRUIT CORP.

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Vice President and Secretary

Signature Page to Limited Waiver Under and Ninth Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

BMO BANK N.A., as Administrative Agent

By: /s/ Stephanie Bach
Name: Stephanie Bach
Title: Director

LENDER:

BMO BANK N.A., as the Lender

By: /s/ Stephanie Bach
Name: Stephanie Bach
Title: Director

Signature Page to Limited Waiver Under and Ninth Amendment to Credit Agreement

EXHIBIT A

Amended Credit Agreement

[Attached]

EXHIBIT A

MODIFIED COPY REFLECTING:
First Amendment to Credit Agreement dated April 16, 2021
Second Amendment to Credit Agreement dated December 22, 2021
Third Amendment to Credit Agreement dated February 22, 2022
Limited Waiver and Fourth Amendment to Credit Agreement dated January 9, 2023
Limited Waiver, Consent and Fifth Amendment to Credit Agreement dated May 22, 2023
Limited Waiver and Sixth Amendment to Credit Agreement dated December 31, 2023
Seventh Amendment to Credit Agreement dated May 10, 2024
Limited Waiver Under and Amendment to Credit Agreement dated August 8, 2024
Limited Waiver Under and Ninth Amendment to Credit Agreement dated November 26, 2024

CREDIT AGREEMENT
Dated as of December 31, 2020
among
LIFECORE BIOMEDICAL, INC. (f/k/a Landec Corporation), CURATION FOODS, INC. and
LIFECORE BIOMEDICAL OPERATING COMPANY, INC. (f/k/a Lifecore Biomedical, Inc.),
each as a Borrower,
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,
and
BMO BANK N.A. (F/K/A BMO HARRIS BANK N.A.),
as Administrative Agent

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ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.    1
1.02    Other Interpretive Provisions.    ~~66~~65
1.03    Accounting Terms.    ~~67~~65
1.04    Uniform Commercial Code.    ~~68~~67
1.05    Rounding.    ~~68~~67
1.06    Times of Day    ~~68~~67
1.07    Letter of Credit Amounts    ~~68~~67
1.08    Interest Rates    67
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loan Commitments.    ~~69~~67
2.02    Borrowings~~,~~ and Conversions ~~and Continuations~~ of Loans.    ~~71~~70
2.03    Letters of Credit.    ~~73~~72
2.04    Swing Line Loans.    ~~80~~79
2.05    Repayment of Loans.    ~~83~~82
2.06    Prepayments.    ~~84~~82
2.07    Termination or Reduction of Commitments.    ~~87~~85
2.08    Interest.    ~~87~~86
2.09    Fees.    ~~88~~87
2.10    Computation of Interest and Fees.    ~~89~~88
2.11    Evidence of Debt.    ~~90~~88
2.12    Payments Generally; the Administrative Agent’s Clawback.    ~~90~~89
2.13    Sharing of Payments by Lenders.    ~~92~~91
2.14    Settlement Among Lenders.    ~~93~~92
2.15    Nature and Extent of Liability.    ~~94~~92
2.16    Cash Collateral.    ~~97~~96
2.17    Defaulting Lenders.    ~~98~~97
2.18    Increase in Revolving Credit Commitments.    ~~101~~99
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2.19    Sweep to Loan Arrangement.    101
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.    ~~103~~102
3.02    Illegality.    ~~107~~106
3.03    Inability to Determine Rates.    ~~107~~106
3.04    Increased Costs.    ~~108~~107
3.05    Compensation for Losses.    ~~109~~108
3.06    Mitigation Obligations; Replacement of Lenders.    ~~110~~109
3.07    Survival.    ~~110~~109
3.08    [Intentionally Omitted].    ~~110~~109
3.09    Effect of Benchmark Transition Event.    ~~110~~109
ARTICLE IV
SECURITY AND ADMINISTRATION OF COLLATERAL
4.01    Security.    ~~112~~111
4.02    Collateral Administration.    ~~112~~111
4.03    After Acquired Property; Further Assurances.    ~~114~~113
4.04    Cash Management.    ~~115~~114
4.05    Information Regarding Collateral.    ~~117~~116
ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions of Initial Credit Extensions.    ~~117~~116
5.02    Conditions to all Credit Extensions.    ~~120~~119
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
6.01    Existence, Qualification and Power.    ~~121~~120
6.02    Authorization; No Contravention.    ~~121~~120
6.03    Governmental Authorization; Other Consents.    ~~121~~120
6.04    Binding Effect.    ~~122~~121
6.05    Financial Statements; No Material Adverse Effect.    ~~122~~121
6.06    Litigation.    ~~123~~122

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6.07    No Default.    ~~123~~122
6.08    Ownership of Property; Liens.    ~~123~~122
6.09    Environmental Compliance.    ~~123~~122
6.10    Insurance.    ~~124~~123
6.11    Taxes.    ~~125~~124
6.12    ERISA Compliance.    ~~125~~124
6.13    Subsidiaries and Equity Interests.    ~~125~~124
6.14    Margin Regulations; Investment Company Act.    ~~126~~125
6.15    Disclosure.    ~~126~~125
6.16    Compliance with Laws.    ~~126~~125
6.17    Intellectual Property; Licenses, Etc    ~~126~~125
6.18    Labor Matters    ~~127~~126
6.19    Deposit Accounts and Securities Accounts.    ~~127~~126
6.20    Accounts    ~~128~~127
6.21    Anti-Terrorism Laws and Foreign Asset Control Regulations.    ~~128~~127
6.22    Brokers    ~~129~~128
6.23    Customer and Trade Relations    ~~129~~128
6.24    Material Contracts    ~~129~~128
6.25    Casualty    ~~129~~128
6.26    Senior Indebtedness    ~~129~~128
6.27    Term Loan Documents.    ~~129~~128
ARTICLE VII
AFFIRMATIVE COVENANTS
7.01    Financial Statements.    ~~130~~129
7.02    Borrowing Base Certificate; Other Information.    ~~131~~130
7.03    Notices.    ~~133~~132
7.04    Payment of Obligations    ~~135~~134
7.05    Preservation of Existence, Etc    ~~135~~134
7.06    Maintenance of Properties    ~~135~~134
7.07    Maintenance of Insurance; Condemnation Proceeds.    ~~135~~134

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7.08    Compliance with Laws; Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.    ~~137~~136
7.09    Books and Records.    ~~138~~137
7.10    Inspection Rights and Appraisals; Meetings with the Administrative Agent.    ~~138~~137
7.11    Use of Proceeds.    ~~139~~138
7.12    New Subsidiaries    ~~139~~138
7.13    [Intentionally Omitted].    ~~140~~139
7.14    Further Assurances    ~~140~~139
7.15    Licenses    140
7.16    Environmental Laws    ~~141~~140
7.17    Leases, Mortgages and Third-Party Agreements.    ~~141~~140
7.18    Material Contracts    ~~142~~141
7.19    Treasury Management Services    ~~142~~141
7.20    [Intentionally Omitted].    141
~~7.20~~7.21    Credit Enhancements    ~~142~~141
7.22    Use of Proceeds of Permitted Series A Convertible Preferred Stock.    142
ARTICLE VIII
NEGATIVE COVENANTS
8.01    Indebtedness    ~~143~~142
8.02    Liens    ~~145~~144
8.03    Investments    146
8.04    Fundamental Changes    ~~147~~146
8.05    Dispositions.    147
8.06    Restricted Payments.    149
8.07    Change in Nature of Business.    ~~150~~149
8.08    Transactions with Affiliates.    ~~150~~149
8.09    Burdensome Agreements    150
8.10    Use of Proceeds    ~~151~~150
8.11    Prepayment of Indebtedness; Amendment to Material Agreements.    ~~151~~150

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8.12    Consolidated Fixed Charge Coverage Ratio    ~~152~~151
8.13    Creation of New Subsidiaries    ~~152~~151
8.14    Securities of Subsidiaries    ~~152~~151
8.15    Sale and Leaseback.    ~~152~~151
8.16    Organization Documents; Fiscal Year    152
8.17    Economic Sanctions Laws and Regulations    152
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default    ~~153~~152
9.02    Remedies Upon Event of Default    155
9.03    Application of Funds.    ~~156~~155
ARTICLE X
ADMINISTRATIVE AGENT
10.01    Appointment and Authority    ~~158~~157
10.02    Rights as a Lender    158
10.03    Exculpatory Provisions    ~~159~~158
10.04    Reliance by the Administrative Agent    159
10.05    Delegation of Duties    ~~160~~159
10.06    Resignation of the Administrative Agent    ~~160~~159
10.07    Non-Reliance on the Administrative Agent and Other Lenders    ~~161~~160
10.08    No Other Duties, Etc    ~~161~~160
10.09    The Administrative Agent May File Proofs of Claim; Credit Bidding    161
10.10    [Intentionally Omitted].    ~~163~~162
10.11    Collateral Matters    ~~163~~162
10.12    Other Collateral Matters.    ~~163~~162
10.13    Credit Product Arrangement Provisions.    ~~164~~163
10.14    ERISA Related Provisions.    164
10.15    Recovery of Erroneous Payments    166

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ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc.    ~~167~~166
11.02    Notices; Effectiveness; Electronic Communication.    170
11.03    No Waiver; Cumulative Remedies    ~~173~~172
11.04    Expenses; Indemnity; Damage Waiver.    ~~174~~173
11.05    Marshalling; Payments Set Aside    ~~176~~175
11.06    Successors and Assigns.    ~~176~~175
11.07    Treatment of Certain Information; Confidentiality    ~~181~~180
11.08    Right of Setoff    ~~182~~181
11.09    Interest Rate Limitation    ~~182~~181
11.10    Counterparts; Integration; Effectiveness    182
11.11    Survival    ~~183~~182
11.12    Severability    ~~183~~182
11.13    Replacement of Lenders    183
11.14    Governing Law; Jurisdiction; Etc.    184
11.15    Waiver of Jury Trial    185
11.16    Electronic Execution of Assignments and Certain Other Documents.    ~~186~~185
11.17    USA PATRIOT Act Notice.    ~~186~~185
11.18    No Advisory or Fiduciary Responsibility    ~~186~~185
11.19    Attachments    ~~187~~186
11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~187~~186
11.21    Acknowledgement Regarding Any Supported QFCs    187
11.22    Intercreditor Agreement    188
ARTICLE XII
CONTINUING GUARANTY
12.01    Guaranty    ~~189~~188
12.02    Rights of Lenders    ~~189~~188
12.03    Certain Waivers.    189
12.04    Obligations Independent    ~~191~~190

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12.05    Subrogation    ~~191~~190
12.06    Termination; Reinstatement    ~~191~~190
12.07    Subordination    ~~191~~190
12.08    Stay of Acceleration    191
12.09    Condition of Borrowers    191
12.10    Keepwell    ~~192~~191
12.11    Limitation of Guaranty    ~~192~~191

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SCHEDULES
1.01(a)    Historical EBITDA
1.01(b)    Certain Material Real Property
~~1.01(c)    Specified Inventory Charges~~
1.01(d)    Material Adverse Effect
2.01    Commitments and Applicable Percentages
4.05    Information Regarding Collateral
6.03    Governmental Authorizations; Other Consents
6.06    Litigation
6.08    Owned and Leased Real Property
6.09    Environmental Matters
6.10    Insurance
6.12    Pension Plans
6.13    Subsidiaries and Equity Interests
6.18    Labor Matters
6.19    Deposit Accounts, Securities Accounts and Commodity Accounts
6.22    Brokers
6.24    Material Contracts
8.01    Existing Indebtedness
8.02    Existing Liens
8.08    Transactions with Affiliates
11.02    Addresses for Notices
EXHIBITS
Form of
A    Revolving Credit Loan Note
B    Compliance Certificate
C    Security Agreement
D    Borrowing Base Certificate
E    Assignment and Assumption Agreement
F    Credit Product Notice

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AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of December 31, 2020, by and among LIFECORE BIOMEDICAL, INC. (f/k/a Landec Corporation), a Delaware corporation (“Holdings”), CURATION FOODS, INC., a Delaware corporation (“Curation”), LIFECORE BIOMEDICAL OPERATING COMPANY, INC. (f/k/a Lifecore Biomedical, Inc.), a Delaware corporation (“Lifecore Inc.” and collectively with Holdings, Curation and each other party that executes a joinder to the Credit Agreement as a borrower, whether pursuant to Section 7.12, the “Borrowers” and each a “Borrower”), EACH GUARANTOR FROM TIME TO TIME PARTY HERETO, EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and individually, a “Lender”) and BMO BANK N.A. (f/k/a BMO Harris Bank N.A.), as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer.
Preliminary Statements
A.    The Borrowers have requested that the Administrative Agent, the Lenders, the Swing Line Lender and the Letter of Credit Issuer provide certain credit facilities to the Borrowers to finance their mutual and collective business enterprise.
B.    The Administrative Agent, the Lenders, the Swing Line Lender and the Letter of Credit Issuer are willing to do so, but solely on the terms and conditions set forth in this Agreement.
C.    In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
I.1Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Priority Collateral” means the “ABL Priority Collateral”, as that term is defined in the Term Loan Intercreditor Agreement.
“Account” means “accounts” as defined in the UCC.
“Account Debtor” means any Person who is or may become obligated under or on account of any Account, Contractual Obligation, Chattel Paper or General Intangible.
“Accounts Formula Amount” means, at any time of calculation, (i) if prior to the occurrence of the Permanent Accounts Formula Amount Trigger, the Accounts Formula Amount (Deemed), and (ii) if after the occurrence of the Permanent Accounts Formula Amount Trigger, the Accounts Formula Amount (Permanent).

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“Accounts Formula Amount (Deemed)” means, at any time of calculation, an amount equal to:
(a)the Value of Eligible Accounts of each of Holdings and Lifecore Inc. (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by 85%; plus
(b)the Value of Eligible Developmental Service Accounts of Lifecore Inc. multiplied by 85%; plus
(c)the Value of Eligible Specified Foreign Account Debtor Accounts of Lifecore Inc. (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by 85%; plus
(d)the Value of Eligible Credit Insured Foreign Accounts of each of Holdings and Lifecore Inc. multiplied by 90%; plus
(e)the Value of Eligible Accounts of Curation multiplied by 80%;
provided that the “Accounts Formula Amount (Deemed)” shall not include (i) any amounts in respect of the foregoing clause (b) in excess of $3,000,000 in the aggregate, or (ii) any amounts in respect of the foregoing clause (c) in excess of $3,500,000 in the aggregate.
“Accounts Formula Amount (Permanent)” means, at any time of calculation, an amount equal to:
(a)the Value of Eligible Accounts of Lifecore Inc. (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by (i) for the period commencing on the Third Amendment Effective Date, and ending on January 31, 2023, 90%, and (ii) at all other times, 85%; plus
(b)the Value of Eligible Accounts of Curation (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by 85%; plus
(c)the Value of Eligible Developmental Service Accounts of Lifecore Inc. multiplied by 85%; plus
(d)the Value of Eligible Specified Foreign Account Debtor Accounts (other than, for avoidance of doubt, Eligible Credit Insured Foreign Accounts) multiplied by 85%; plus
(e)the Value of Eligible Credit Insured Foreign Accounts multiplied by 90%;
provided that the “Accounts Formula Amount (Permanent)” shall not include (i) any amounts in respect of the foregoing clause (c) in excess of $5,000,000 in the aggregate, or (ii) any amounts in respect of the foregoing clause (d) in excess of (A) for the period commencing on the Third Amendment Effective Date, and ending on January 31, 2023, $5,000,000 in the aggregate (provided that not more than $2,000,000 of such amounts may be owing by Account Debtors other than the first and fourth Specified Foreign Account Debtors identified in the Fee Letter described in clause (i) of the definition thereof), and (B) at all other times, $3,500,000 in the aggregate.

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“ACH” means automated clearing house transfers.
“Acquisition” means the acquisition of (a) a controlling Equity Interest or other ownership interest in another Person, whether by purchase of such Equity Interest or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division of such Person or of a line or lines of business conducted by such Person, whether in one or a series of related transactions.
“Additional Commitment Lender” has the meaning specified in Section 2.18(b).
“Adjusted Term SOFR” ~~mean with respect to any tenor,~~means the per annum rate equal to the sum of (i) Term SOFR for such tenor plus (ii) ~~in the case of Term SOFR (x) for a tenor of one-month,~~ 0.11448% (11.448 basis points)~~, (y) for a tenor of three-months, 0.26161% (26.161 basis points), and (x) for a tenor of six-months, 0.42826% (42.826 basis points) for six-months~~; provided, that if Adjusted Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Adjustment Date” has the meaning specified in the definition of “Applicable Margin.”
“Administrative Agent” means BMO Bank N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower Agent and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the purposes of Section 8.08 only, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Agent Indemnitee” has the meaning specified in Section 11.04(c).
“Agent Indemnitee Liabilities” has the meaning specified in Section 11.04(c).
“Aggregate Revolving Credit Commitments” means, as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Lenders at such date. As of the

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Fifth Amendment Effective Date, the Aggregate Revolving Credit Commitments of all Lenders is $40,000,000.
“Agreement” means this Credit Agreement.
“Allocable Amount” has the meaning specified in Section 2.15(c)(ii).
“ALTA Survey” means a survey satisfactory to the Administrative Agent prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997, known as the “Minimum Standard Detail Requirements of Land Title Surveys” and sufficient form to satisfy the requirements any applicable title insurance company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject Real Property.
“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to a Loan Party or any of their Subsidiaries from time to time targeting or relating to bribery or corruption, including the FCPA and the UK Bribery Act 2010.
“Anti-Money Laundering Laws” means all Laws applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including Executive Order No. 13224, the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the PATRIOT Act, and the Money Laundering Control Act of 1986.
“Applicable Margin” means, with respect to any Type of Loan:
(A)    With respect to each of the periods (x) commencing on the Closing Date and ending on the Sixth Amendment Effective Date, and (y) commencing on the Specified Adjustment Date and at all times thereafter, percentages per annum set forth below, as based upon the Average Availability for the immediately preceding Fiscal Quarter:

Level	Average Availability	SOFR Revolving Credit Loans	Base Rate Revolving Credit Loans	SOFR FILO Revolving Credit Loans	Base Rate FILO Revolving Credit Loans
I	>66%	2.00%	1.00%	4.25%	3.25%
II	<=66% but >= 33%	2.25%	1.25%	4.25%	3.25%
III	< 33%	2.50%	1.50%	4.25%	3.25%

From the Closing Date until the first day of each Fiscal Quarter for which the Borrowing Base Certificate and any other materials required to be delivered pursuant to Section 7.02(a) (including any required financial information in support thereof) have been received by Administrative Agent, commencing with March 1, 2021 (the “Adjustment Date”), margins shall be determined as if Level II were applicable. Thereafter, any increase or decrease in the

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Applicable Margin resulting from a change in Average Availability shall become effective as of each Adjustment Date based upon Average Availability for the immediately preceding Fiscal Quarter. If either (a) an Event of Default has occurred and is continuing or (b) any Borrowing Base Certificate and any other materials required to be delivered pursuant to Section 7.02(a) (including any required financial information in support thereof) have not been received by Administrative Agent by the date required pursuant to Section 7.02(a), then the Applicable Margin shall be determined as if the Average Availability for the immediately preceding Fiscal Quarter is at Level III until (x) in the case of clause (a), the cure or waiver of such Event or Default or (y) in the case of clause (b), such time as such Borrowing Base Certificate and supporting information are received.
(B)     Notwithstanding anything to the contrary set forth in the foregoing clause (A), with respect to the period commencing on the Sixth Amendment Effective Date and ending on the first Adjustment Date occurring after the audited financial statements and any other materials required to be delivered pursuant to Sections 7.01(a) and 7.02(c) (including any required financial information in support thereof) in respect of Fiscal Year 2024 have been received by the Administrative Agent (such Adjustment Date, the “Specified Adjustment Date”), a percentage per annum equal to (i) with respect to SOFR Revolving Credit Loans, 2.75%, and (ii) with respect to Base Rate Revolving Credit Loans, 1.75%.
“Applicable Percentage” means, in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility, represented by the amount of the Revolving Credit Commitment of such Revolving Credit Lender at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Applicable Percentage of each Revolving Credit Lender shall be the Applicable Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender with respect to the Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the Letter of Credit Issuer and (ii) if any Letters of Credit have been issued, the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding, the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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“Asset Sale Expenditures” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b) or the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Audited Financial Statements” means the audited Consolidated balance sheet of the Consolidated Group for the most recent Fiscal Year ended, and the related Consolidated statements of income or operations, retained earnings and cash flows for such Fiscal Year of the Consolidated Group, including the notes thereto.
“Auditor” has the meaning specified in Section 7.01(a).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability” means (a) the Maximum Borrowing Amount minus (b) Total Revolving Credit Outstandings.
In calculating Availability at any time and for any purpose under this Agreement, the Borrower Agent, on behalf of the Borrowers, shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor). In calculating Availability solely for the purpose of calculating whether a Financial Covenant Trigger Period is in effect, and to the extent the Availability Block then in effect is equal to or greater than $4,000,000, the Availability shall be deemed to be increased by $1,000,000.
“Availability Block” means, at all times after the Fifth Amendment Effective Date, an amount equal to $4,000,000, or as otherwise adjusted by the Administrative Agent pursuant to the terms of this Agreement.
“Availability Period” means, in respect of the Revolving Credit Facility, the period from the Closing Date to (and including) the Revolving Credit Termination Date.
“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent may, in its Credit Judgment, deem proper and necessary from time to time,

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including, without limitation, reserves (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral, (b) to reflect sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (c) to reflect amounts for which claims may be reasonably expected to be asserted against any of the Collateral, the Administrative Agent or the Lenders or (d) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to), without duplication of any other Reserves, reserves based on: (i) Rent and Charges Reserves; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Administrative Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Loan Party (including amounts for employee wage claims for earned wages, vacation pay, health care reimbursements and other amounts due under Wisconsin wage lien law, Wis. Stat 109.01, et seq., or any similar state or local law); (v) any liabilities that are or may become secured by Liens on the Collateral (including Permitted Liens) which might have priority over the Liens or interests of the Administrative Agent in the Collateral (other than, for avoidance of doubt, the Term Loan Liens on the Term Loan Priority Collateral subject to the Term Loan Intercreditor Agreement); (vi) Credit Product Reserves; (vii) [intentionally omitted]; (viii) [intentionally omitted]; (ix) reserves with respect to the salability of Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory, including obsolescence, seasonality, Shrink, vendor chargebacks, imbalance, change in Inventory character, composition or mix, markdowns and out of date and/or expired Inventory; and (x) the Dilution Reserve.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.
“Average Availability” means for any period, the average daily amount of Availability during such period.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law , regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b)

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with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest announced by BMO from time to time as its prime rate for such day (with any change in such rate announced by BMO taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the sum of (i) Adjusted Term SOFR for a one-month tenor in effect on such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Rate or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than the Floor plus 1.00%, then Base Rate shall be deemed to be the Floor plus 1.00%.
“Base Rate Loan” means a Base Rate Revolving Credit Loan.
“Base Rate Revolving Credit Loan” means a Revolving Credit Loan that bears interest based on the Base Rate.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.09.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date,

(a)the sum of Daily Simple SOFR plus (ii) 0.10% (10 basis points);
(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.09 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.09.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 11.21(b).
“Blocked Person” shall have the meaning specified in Section 6.21.

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“BMO” means BMO Bank N.A.
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors or sole member or manager of such Person or any Person or any committee thereof duly authorized to act on behalf of such board, (c) in the case of any partnership, the Board of Directors of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower Agent” has the meaning specified in Section 2.15(g).
“Borrower Materials” has the meaning specified in Section 7.02.
“Borrowers” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means any of (a) a Revolving Credit Borrowing, or (b) a Swing Line Borrowing, as the context may require.
“Borrowing Base” means, at any time of calculation, an amount equal to:
(a)    the Accounts Formula Amount; plus
(b)    the Inventory Formula Amount; plus
(c)     the FILO Amount; minus
(d)     the FILO Reserve; minus
(e)    the amount of all Availability Reserves; minus
(f)    the Availability Block.
The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition or otherwise outside the ordinary course of business unless (x) if so required by the Administrative Agent, the Administrative Agent has conducted Field Exams and appraisals reasonably required by it (with results satisfactory to the Administrative Agent in its discretion) and (y) the Person owning such assets or property shall have become a Borrower in accordance with and pursuant to Section 7.12. Notwithstanding anything to the contrary set forth in this Agreement, (i) in no event shall the aggregate amount, as of any time of calculation, of the Specified Third Amendment Credit Availability Improvements reflected in any calculation of the Borrowing Base or in any Borrowing Base Certificate exceed $3,750,000, and (ii) for the period commencing on the Third Amendment Effective Date, and ending on October 31, 2022, the Availability Reserves for purposes of calculating the Borrowing Base shall include, without limitation, a full Dilution Reserve in respect of the component of the Accounts Formula Amount (Permanent) set forth in clause (b) of the definition thereof.

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“Borrowing Base Assets” means all assets of the Borrowers of the type included in the Borrowing Base, regardless of eligibility thereof.
“Borrowing Base Certificate” means a certificate, in the form of Exhibit D hereto and otherwise satisfactory to Administrative Agent in its discretion, by which Borrower Agent certifies the calculation of the Borrowing Base.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Canadian Dollars” means the lawful money of Canada.
“Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, (a) for the benefit of one or more of the Letter of Credit Issuer or the Revolving Credit Lenders, as collateral for Letter of Credit Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent in its discretion and the Letter of Credit Issuer in its discretion or (b) for the benefit of the Administrative Agent, as collateral for Protective Advances or Swing Line Loans that have not been refunded by the Revolving Credit Lenders, cash or deposit account balances or, if the Administrative Agent shall agree in its discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent in its discretion or (c) for the benefit of the Secured Parties during the continuance of an Event of Default or in connection with the Payment in Full, as collateral for any Obligations that are due or may reasonably be expected to become due, cash or deposit account balances or, if the Administrative Agent shall agree in its discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent in its discretion. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of property, to the extent owned by any Borrower free and clear of all Liens (other than Liens of the Administrative Agent created under the Security Instruments and the Term Loan Liens subject to the Term Loan Intercreditor Agreement):
(a)    cash, denominated in Dollars;
(b)    readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any

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state or municipality thereof, in each case so long as such obligation has an investment grade rating by S&P and Moody’s;
(c)    commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s and A-1 (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency if at any time neither Moody’s nor S&P shall be rating such obligations;
(d)    insured certificates of deposit or bankers’ acceptances of, or time deposits with any Lender or with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in the first portion of clause (c) above, (iii) is organized under the laws of the United States or of any state thereof and (iv) has combined capital and surplus of at least $500,000,000;
(e)    readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than ninety (90) days following the date of issuance thereof and rated A or better by S&P or A3 or better by Moody’s; and
(f)    readily marketable shares of investment companies or money market funds that, in each case, invest solely in the foregoing Investments described in clauses (a) through (e) above.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) becomes the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Exchange Act) of 35% or more on a fully diluted basis of the voting interests in the Equity

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Interests of Holdings, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the directors of Holdings; or
(b)Holdings shall cease to beneficially own and control, on a fully diluted basis, 100% of the economic and voting interests in the Equity Interests of each Loan Party; or
(c)any Loan Party shall cease to beneficially own and control 100% (directly or indirectly) on a fully diluted basis of the economic and voting interests in the Equity Interests of each of its Subsidiaries, except where such failure is the result of a transaction permitted under the Loan Documents; or
(d)during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of any Loan Party cease to be composed of individuals (x) who were members of that Board of Directors on the first day of such period, (y) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (z) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that Board of Directors; or
(e)any “change of control” or similar event under the Term Loan Documents or any Subordinated Debt Documents shall have occurred.
“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01 (or, in the case of Section 5.01(b), waived by the Person entitled to receive the applicable payment).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, all of the real and personal property of the Loan Parties or any other Person in which the Administrative Agent or any Secured Party is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document (other than, for avoidance of doubt, the Excluded Collateral).
“Commitment” means the Revolving Credit Commitment.
“Commitment Increase” has the meaning specified in Section 2.18(a).
“Committed Loan Notice” means a notice of (a) a Borrowing~~,~~ or (b) a conversion of Loans from one Type to the other, ~~or (c) a continuation of SOFR Loans,~~ in each case, described in Section 2.02.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B, which (i) provides a summary of Average Availability for the applicable period and calculates the Applicable Margin, and (ii) calculates the financial covenant set forth in Section 8.12,

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whether or not a Financial Covenant Trigger Period is then in effect (and, if in effect, certifies compliance therewith).
“Concentration Account” has the meaning specified in Section 4.04(b).
“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “~~Interest Period,” the definition of “~~U.S. Government Securities Business Day”, the addition of a concept of “interest period”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Conforming Credit Product Obligations” means Credit Product Obligations (a) established pursuant to a Credit Product Notice delivered at a time no Event of Default shall be continuing and (b) up to a maximum amount (or, in the case of Credit Product Obligations arising under Swap Contracts, the Swap Termination Value thereunder) specified in such Credit Product Notice (whether delivered to establish or increase the amount thereof) to the extent that no Overadvance would exist if a Credit Product Reserve were established therefore on the date of such Credit Product Notice.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated Capital Expenditures” means, determined on a Consolidated basis for the Consolidated Group for the applicable Measurement Period, the sum of (without duplication) all cash expenditures by the Consolidated Group during such period for items that would be classified as “property, plant or equipment” or comparable items on the Consolidated balance sheet of the Consolidated Group, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized; provided that Consolidated Capital Expenditures shall exclude any capital expenditures (a) financed with Indebtedness permitted hereunder other than Revolving Credit Loans and (b) made with (i) Net Cash Proceeds from any Disposition described in Section 8.05(b) or (ii) proceeds of insurance

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arising from any casualty or other insured damage or from condemnation or similar awards with respect to any property or asset, in each case, to the extent such proceeds are reinvested within three hundred sixty-five (365) days (or five hundred forty five (545) days where such Loan Party or such Subsidiary has, on or before the expiration of such three hundred sixty-five (365) day period, entered into a definitive agreement for the reinvestment of such proceeds) of receipt thereof.
“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Charges for such period, excluding (i) any paid-in-kind interest, (ii) any amortization of deferred financing costs, (iii) any realized or unrealized gains or losses attributable to Swap Contracts, (iv) cash costs associated with incurring or terminating Swap Contracts and cash costs associated with breakage in respect of Swap Contracts, (v) penalties and interest relating to Taxes paid in cash, and (vi) the total cash interest expense of Holdings and its Subsidiaries for such period determined on a consolidated basis with respect to that certain Credit and Guaranty Agreement, dated as of December 31, 2020, by and among Holdings, as borrower, the other Credit Parties (as defined therein) from time to time party thereto, the lenders party from time to time party thereto, and Goldman Sachs Specialty Lending Group, L.P., as administrative agent and collateral agent thereunder.
“Consolidated EBITDA” means, determined on a Consolidated basis for the Consolidated Group for the applicable Measurement Period and subject to Pro Forma Adjustments, an amount equal to:
(a)    Consolidated Net Income thereof for such period; plus,
(b)     in each case, to the extent reducing Consolidated Net Income and constituting Valid Expense Items, the sum, without duplication, of the amounts for such period of:
(i)    Consolidated Interest Charges, plus
(ii)    provisions for taxes based on income, profits or capital, including federal, state, provincial, territorial, ~~franchise,~~ excise, property and similar taxes (other than any franchise taxes) and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made (for the actual payment of Taxes) to the holders of Equity Interests of Holdings or its Subsidiaries or any direct or indirect parent of Holdings or its Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of Holdings and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by Holdings or its Subsidiaries, plus
(iii)    total depreciation expense, plus

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(iv)    total amortization expense, plus
~~(v)    to the extent not capitalized under GAAP, Transaction Costs not exceeding $1,500,000, plus~~
~~(vi)    to the extent not capitalized under GAAP, Specified Compliance Costs not to exceed $5,000,000 in the aggregate for the twelve (12) month period following the Closing Date, plus~~
(~~vii~~v)    to the extent not capitalized under GAAP, (A) ~~other non-cash charges, impairments or losses for such period (excluding (x) any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards (including any long-term management equity incentive plans) and the payment of the exercise price and/or tax withholding obligations with respect to the vesting, settlement and/or exercise of such award described in this clause (x), and (y) any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period (including, but not limited to, write-offs or impairment charges in respect of accounts receivable or inventory)) and (B) any Specified Inventory Charges for such period~~in each case to the extent reasonably documented, actually incurred and paid or payable in cash by Holdings and its Subsidiaries, one-time, unusual, non-recurring or extraordinary: (v) legal fees, costs and expenses in respect of any one-time events (other than related to any shareholder activism claims) in excess of amounts typically incurred and paid by Holdings and its Subsidiaries in the Ordinary Course of Business in respect of legal fees, costs and expenses, (w) consulting fees, costs and expenses in respect of any one-time events in excess of amounts typically incurred and paid by Holdings and its Subsidiaries in the Ordinary Course of Business in respect of consulting fees, costs and expenses, (x) fees, costs and expenses in respect of any audit related to Securities Laws compliance matters (net of any amounts in respect thereof from any indemnification rights actually received during such period) in excess of amounts typically incurred and paid by Holdings and its Subsidiaries in the Ordinary Course of Business in respect of such audits, (y) payments made to certain shareholders of Holdings in respect of certain shareholder activism settlement costs, and (z) fees, costs and expenses (including third party legal, investigative and consulting expenses) in connection with the discontinuation of operations of any Person, property, business or asset, (B) one-time, unusual and non-recurring reasonable and documented fees, charges, costs and expenses actually incurred and paid or payable in cash during such period in respect of restructuring, severance payments to Jim Hall, franchise taxes, equipment start-up or cancellation of contracts, (C) income from any property, business or asset classified as discontinued operations by Holdings or any of its Subsidiaries during such period (but solely including the portion

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thereof occurring prior to such classification) and (D) any reasonably documented and factually supportable (and, to the extent requested by the Administrative Agent, disclosed in reasonable itemization and detail to the Administrative Agent) out-of-pocket fees, costs and expenses payable by Holdings or any of its Subsidiaries to the extent paid or payable to non-Affiliates during such period in connection with the expenses incurred by Holdings or any of its Subsidiaries in connection with this Agreement, the Term Loan Agreement or other financing or refinancing efforts by Holdings and its Subsidiaries; provided, that the aggregate amount of all such items that may be added back to Consolidated Net Income in the calculation of Consolidated EBITDA pursuant to this clause (v) in any trailing twelve (12) month period shall not exceed the applicable Specified EBITDA Addback Cap for such period (or such greater amount as may be agreed to by the Borrower Representative and the Administrative Agent); provided further, the adjustments described under the foregoing clauses (v)(A), (v)(B), (v)(C) and (v)(D) shall be supported by reasonably detailed schedules and information with respect to such adjustments, plus
(~~viii~~vi)    to the extent not capitalized under GAAP, reasonably documented one-time, unusual, non-recurring or extraordinary expenses, losses or charges ~~actually incurred in such period (not including any revenue based losses or incremental margin) and, without duplication, other reasonable and documented fees, charges, costs and expenses (including third party legal, investigative and consulting expenses)~~ actually incurred during such period in respect of restructuring, severance, relocation, integration, facilities opening, facilities closures, business optimization, signing, retention or completion bonuses, recruiting, transition, and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), including any one-time expense relating to enhanced accounting function or other transaction costs; provided, that the aggregate amount of ~~such losses, fees, charges, costs and expenses~~all such items that may be added back to Consolidated Net Income in the calculation of Consolidated EBITDA pursuant to this clause (~~viii~~vi) in any trailing twelve (12) month period shall not exceed ~~(A) for any such period ending prior to the consummation of a Permitted Curation Sale of the type described in (I) clauses (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, (1) with respect to the twelve (12) month period ending May 31, 2023, the greater of (x) $7,500,000 and (y) 10% of Consolidated EBITDA for such period, (2) with respect to the twelve (12) month period ending August 31, 2023, the greater of (x) $7,000,000 and (y) 10% of Consolidated EBITDA for such period, (3) with respect to the 12 month period ending November 30, 2023, the greater of (x) $6,000,000 and (y) 10% of Consolidated EBITDA for such period, and (4) with respect to any 12 month period ending on February 28, 2023, the last day of any Fiscal Quarter ending prior to such date, February 28, 2024, or~~

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~~the last day of any Fiscal Quarter ending after February 28, 2024, the greater of (x) $5,000,000 and (y) 10% of Consolidated EBITDA for such period (in each case determined prior to giving effect to any adjustments to Consolidated EBITDA pursuant to this clause (viii)) and (B) for any such period ending after the consummation of a Permitted Curation Sale of the type described in (I) clauses (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, the greater of (x) $2,500,000 and (y) 10% of Consolidated EBITDA for such period (determined prior to giving effect to any adjustments to Consolidated EBITDA pursuant to this clause (viii~~10% of Consolidated EBITDA (before giving effect to any such addback) (or such greater amount as may be agreed to by the Borrower Representative and the Administrative Agent ~~in its sole discretion)~~); provided further, the adjustments described under this clause (~~viii~~vi) shall be supported by reasonably detailed schedules and information with respect to such adjustments, plus
(~~ix~~vii)    to the extent not capitalized under GAAP, ~~any cash expenses, losses or charges actually incurred during such period in connection with any Disposition, whether or not such Disposition was successfully consummated (the “Asset Sale Expenditures”); provided, that the aggregate amount of any such Asset Sale Expenditures in respect of Dispositions that are not successfully consummated that may be added back to Consolidated Net Income in the calculation of Consolidated EBITDA pursuant to this clause (ix) shall not exceed (A) in the event such Asset Sale Expenditures are incurred prior to the consummation of a Permitted Curation Sale of the type described in (I) clauses (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, $5,000,000 and (B) in the event such Asset Sale Expenditures are incurred after the consummation of a Permitted Curation Sale of the type described in (I) clauses (i) and (ii) of the definition thereof or (II) a sale of substantially all of Curation in a series of transactions in accordance with clause (iii) of the definition thereof, $2,500,000 (or such greater amount as may be agreed to by the Administrative Agent in its sole discretion); provided, the adjustments described under this clause (ix) shall be supported by reasonably detailed schedules and information with respect to such adjustments~~(A) non-cash charges, impairments or losses for such period (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period (including, but not limited to, write-offs or impairment charges in respect of accounts receivable or inventory and any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards (including long-term management equity incentive plans))) and (B) the accretion of discounts on Indebtedness described in clause (a) of the definition thereof of Holdings and its Subsidiaries, plus

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~~(x)    to the extent not capitalized under GAAP, any reasonably documented and factually supportable (and, to the extent requested by the Administrative Agent, disclosed in reasonable itemization and detail to the Administrative Agent) out-of-pocket fees, costs and expenses payable by Holdings or any of its Subsidiaries to the extent paid or payable to non-Affiliates during such period in connection with the expenses incurred by Holdings or any of its Subsidiaries in connection with (i) the Series A Convertible Preferred Stock Documents, (ii) the transactions consummated on the Fifth Amendment Effective Date (including the entry into the Term Loan Agreement, the Sale Leaseback Documents, the Supply Agreement and the payoff of the Existing Indebtedness (as defined in the Term Loan Agreement), (iii) refinancing efforts by Holdings and its Subsidiaries prior to the Fifth Amendment Effective Date and (iv) the sales process contemplated by Holdings and its Subsidiaries as of the Fifth Amendment Effective Date (which shall include, for the avoidance of doubt, fees, costs and expenses paid or payable (A) to Ernst & Young LLP in respect of overages incurred in connection with its Fiscal Year 2021 audit of Holdings and its Subsidiaries, (B) to, or in respect of, special committee members and advisors, (C) to, or for the benefit of, Pachulski Stang Ziehl & Jones LLP and other outside counsel involved in such transactions, (D) in connection with the IQVIA report and (E) to CR3 Advisors, Atlantix and Pharmawise); provided that, the aggregate amount of all such fees, costs and expenses that may be added back to Consolidated Net Income in the calculation of Consolidated EBITDA pursuant to this clause (x) for the Fiscal Year ending on or about February 29, 2024 shall not exceed $5,000,000 (or such greater amount as may be agreed to by the Administrative Agent in its sole discretion) and for each other Fiscal Year ending thereafter shall not exceed $0; provided further, the adjustments described under this clause (x) shall be supported by reasonably detailed schedules and information with respect to such adjustments, minus~~
(viii)    other add-backs agreed by Agent in its sole discretion, minus
(c)    in each case, to the extent increasing Consolidated Net Income and constituting Valid Expense Items, the sum, without duplication, for such period of all non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent that it represents the reversal of an accrual or reserve for potential cash gains in any prior period), plus, other non-ordinary course income (which non-ordinary course income, for the avoidance of doubt, shall not include any cash dividends or other cash payments or distributions)~~; minus~~.
~~(d)    any cash gains in such period in respect of the sale or other disposition of any inventory which was previously the subject of Specified Inventory Charges.~~
Notwithstanding the foregoing or anything to the contrary in this Agreement, with respect to any fiscal month set forth on Schedule 1.01(a), Consolidated EBITDA for such fiscal month

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shall be the amount set forth opposite thereto on Schedule 1.01(a). Except as expressly set forth in clause (v)(C) above, for purposes of determining the Consolidated EBITDA for any period, the amount of Consolidated EBITDA of any Person, property, business or asset classified as discontinued operations by Holdings or any of its Subsidiaries during such period shall be excluded (including the portion thereof occurring prior to such classification).
“Consolidated Fixed Charge Coverage Ratio” means the ratio, determined on a Consolidated basis for the Consolidated Group for the applicable Measurement Period, of (a) (i) Consolidated EBITDA thereof during such period minus (ii) the aggregate amount of unfinanced Consolidated Capital Expenditures made during such period (which, for the avoidance of doubt, shall not include any Consolidated Capital Expenditures financed with readily traceable amounts withdrawn from the Term Loan Priority Advances Account that were (x) validly (in compliance with Section 4.04(e)) on deposit therein and (y) that do not include any Proceeds of ABL Priority Collateral or any Loans), to (b) Consolidated Fixed Charges thereof during such period.
“Consolidated Fixed Charges” means, determined on a Consolidated basis for the Consolidated Group for the applicable Measurement Period, the sum, without duplication, of (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal (or equivalent amounts) on Consolidated Funded Indebtedness (including as a result of a reduction in the FILO Amount), (iii) the aggregate amount of Restricted Payments made in cash to any Person other than a Loan Party, and (iv) an amount not less than zero equal to actual cash Taxes paid with respect to such period (net of any cash refunds in respect of Taxes received in such period). The Administrative Agent and the Borrowers acknowledge and agree that for the purpose of determining whether Payment Conditions have been satisfied in connection with any prepayment of Term Loan Debt made pursuant to Section 8.11(a)(ii)(B), Consolidated Fixed Charges shall include the aggregate amount of all voluntary prepayments made during such period, including the contemplated voluntary prepayment.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Consolidated Group on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under standby and commercial letters of credit (excluding the undrawn amount thereof), bankers’ acceptances, bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made), surety bonds (excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in

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which any Loan Party or Subsidiary thereof is a general partner or joint venturer, to the extent such Indebtedness is recourse to such Loan Party or such Subsidiary thereof.
“Consolidated Group” means Loan Parties and their Subsidiaries.
“Consolidated Interest Charges” means, with respect to the Consolidated Group for any period ending on the date of computation thereof, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Contracts (other than in connection with the early termination thereof), but excluding, however, (x) any amounts referred to in the Fee Letter described in clause (i) of the definition thereof payable on or before the Closing Date and (y) annual agency fees paid to any administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness, in each case which shall be on market terms minus (ii) total interest income of Holdings and its Subsidiaries determined on a consolidated basis.
“Consolidated Net Income” means, determined on a Consolidated basis for the Consolidated Group for the applicable Measurement Period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that, the following items shall be excluded or otherwise disregarded in the calculation of Consolidated Net Income, without duplication: (a) the income (or loss) of any Person that is not a Wholly-Owned Subsidiary, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of a Loan Party or is merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party or such Person’s assets are acquired by any Loan Party or any Subsidiary of any Loan Party, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after-Tax gains or losses attributable to Dispositions or returned surplus assets of any Pension Plan, and (e) to the extent not included in clauses (a) through (d) above, any net extraordinary gains or net extraordinary losses.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means, with respect to any Deposit Account, Securities Account or Commodity Account, an agreement, in form and substance satisfactory to the Administrative

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Agent in its discretion, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.
“Controlled Account Bank” means each bank with whom Deposit Accounts are maintained in which any funds of any of the Loan Parties are concentrated and with whom a Control Agreement has been, or is required to be, executed in accordance with the terms hereof.
“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.
“Controlled Persons” means, with respect to any Person, (a) its Subsidiaries and Affiliates, (b) its officers, directors, employees and agents, and (c) the officers, directors, employees and agents of such Subsidiaries and Affiliates.
“Copyright Security Agreement” means any copyright security agreement pursuant to which any Loan Party grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Person’s copyrights as security for the Obligations.
“Core Business” means any material line of business conducted by the Loan Parties as of the Closing Date and any business related thereto or any reasonable extensions thereof.
“Cost” means (a) with respect to Inventory, the lower of (i) cost (as reflected in the general ledger of such Person) and (ii) market value, in each case, determined in accordance with GAAP calculated in accordance with the Loan Parties’ accounting practices as in effect on the Closing Date and (b) with respect to Equipment, Real Property and other property, the lower of (i) cost (as reflected in the general ledger of such Person) and (ii) market value, in each case, determined in accordance with GAAP.
“Covered Entity” has the meaning specified in Section 11.21(b).
“Credit Exposure” means, as to any Lender at any time, the aggregate amount of such Lender’s Revolving Credit Exposure at such time.
“Credit Extension” means each of the following: (a) a Borrowing and (b) a Letter of Credit Extension.
“Credit Insured Foreign Accounts” means Accounts due from an Account Debtor located outside the United States and Canada, that (a) are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent or (b) are supported by credit insurance acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured and loss payee (calculated net of the amount of any premiums, deductibles,

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co-insurance, fees or similar costs of and amounts relating to such credit insurance payable by any Borrower).
“Credit Judgment” means, with reference to the Administrative Agent, a determination made in the exercise of its reasonable (from the perspective of a secured asset-based lender) credit judgment and in accordance with its regular business practices and policies in effect from time to time that are generally applicable to asset based credit facilities.
“Credit Product Arrangements” means, collectively, (a) Swap Contracts between a Loan Party and any Lender or Affiliate of a Lender (at the time the Swap Contract is entered into), and (b) Treasury Management and Other Services.
“Credit Product Indemnitee” has the meaning assigned to such term in Section 10.12(a).
“Credit Product Notice” means the written notice from a Credit Product Provider and the Borrower Agent to the Administrative Agent relating to Credit Product Arrangements in the form of Exhibit F hereto, or such other form as may be acceptable to the Administrative Agent.
“Credit Product Obligations” means Indebtedness and other obligations of any Loan Party (a) arising under Credit Product Arrangements, (b) owing to any Credit Product Provider and (c) only if owing to a Credit Product Provider other than BMO or its Affiliates, as to which a Credit Product Notice has been delivered to the Administrative Agent in which the Borrower Agent has expressly requested that such obligations be treated as Credit Product Obligations for purposes hereof; provided, however, Credit Product Obligations shall not include Excluded Swap Obligations.
“Credit Product Provider” means (a) BMO or any of its Affiliates, and (b) any other Lender or an Affiliate of a Lender (at the time the Credit Product Arrangement is entered into) that is a provider under a Credit Product Arrangement, so long as such provider and the Borrower Agent deliver a Credit Product Notice to the Administrative Agent by the later of the Closing Date or, if not outstanding on the Closing Date, 10 Business Days following the entering into of the applicable Credit Product Arrangement, (i) describing the Credit Product Arrangement and setting forth the maximum amount of Credit Product Obligations thereunder to be secured by the Collateral (and, if all or any portion of such Credit Product Obligations arise under Swap Contracts, the Swap Termination Value of such Credit Product Obligations) and the methodology to be used in calculating such amount and (ii) agreeing to be bound by Section 10.12.
“Credit Product Reserve” means (a) reserves which shall be established by the Administrative Agent in an amount equal to not less than the last reported Swap Termination Value (as given in accordance with the definition of Credit Product Obligation) of the then outstanding Priority Swap Obligations for the account of the Loan Parties, and (b) reserves established by the Administrative Agent from time to time in its Credit Judgment (with respect to this clause (b) only) to reflect the reasonably anticipated liabilities in respect of the then outstanding Credit Product Obligations.

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“Curation” has the meaning specified in the introductory paragraph hereto.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would unless cured or waived be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin with respect to Base Rate Loans plus (c) 2% per annum; provided, however, ~~that (i) with respect to a SOFR Loan, until the end of the Interest Period during which the Default Rate is first applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such SOFR Loan plus 2% per annum, and thereafter as set forth in the portion of this sentence preceding this proviso, and (ii)~~ with respect to Letter of Credit Fees, the Default Rate shall equal the Letter of Credit Fee, then in effect plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning specified in Section 11.21(b).
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of any Revolving Credit Lender, in respect of its participations in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a

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condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination by the Administrative Agent to the Borrower Agent, the Letter of Credit Issuer, the Swing Line Lender and each other Lender.
“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the target of Sanctions broadly restricting or prohibiting dealings with such country, region or territory.
“Dilution Percent” means the percent, based on the most recently concluded Field Exam, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts for such period (excluding non-cash items), divided by (b) gross sales for such period.
“Dilution Reserve” means, at any date of determination, an amount equal to the product of (a) the positive result, if any, of the Dilution Percent minus five percent (5%) multiplied by (b) the amount of Eligible Accounts of the Loan Parties.
“Disposition” or “Dispose” means the sale, transfer, license, lease, liquidation or other disposition (including any sale and leaseback transaction and any casualty or condemnation) of any property (including any Equity Interest), or part thereof, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the

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happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days after the Maturity Date, (b) is convertible into or exchangeable for debt securities (unless only occurring at the sole option of the issuer thereof), (c) (i) contains any repurchase obligation that may come into effect prior to, (ii) requires cash dividend payments (other than taxes) prior to, or (iii) provides the holders thereof with any rights to receive any cash upon the occurrence of a change of control or sale of assets prior to, in each case, the date that is 180 days after the Maturity Date; provided, however, that (i) with respect to any Equity Interests issued to any employee, director or individual independent contractor or to any plan for the benefit of employees of any Loan Party or its Subsidiaries or by any such plan to such individuals, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by any Loan Party or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such individual’s termination, resignation, death or disability and (ii) any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not a Disqualified Equity Interest, such Equity Interests shall not be deemed to be Disqualified Equity Interests and (iii) only the portion of such Equity Interests which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests.
“Disqualified Institution” means, on any date, any Person that is a competitor of the Loan Parties, which Person has been designated by the Borrowers as a “Disqualified Institution” by written notice to the Administrative Agent not less than three (3) Business Days prior to such date; provided that (i) “Disqualified Institutions” shall exclude any Person that the Borrowers have designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time, and (ii) no written notice delivered pursuant to this definition shall apply retroactively to disqualify any Person that has previously acquired an assignment, participation or allocation in respect of any Loans. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Institution (provided that any such assignment shall be subject to the terms of Section 11.06).
“Division” means the creation of one or more new limited liability companies by means of any statutory division of a limited liability company pursuant to any applicable limited liability company act or similar statue of any jurisdiction. “Divide” shall have the corresponding meaning.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States (but excluding any territory or possession thereof).

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.
“Eligible Accounts” means all Accounts (for avoidance of doubt, other than any Credit Insured Foreign Accounts) that are due to a Borrower that are determined by the Administrative Agent, in its Credit Judgment, to be Eligible Accounts. Except as otherwise agreed by the Administrative Agent, none of the following shall be deemed to be Eligible Accounts:
(a)    Accounts that are not fully earned by performance (or otherwise represent a progress billing or pre-billing) or not evidenced by an invoice which has been delivered to the applicable Account Debtor;
(b)    Accounts that have been outstanding for more than ninety (90) days from the invoice date or more than sixty (60) days (or, with respect to any Accounts due from Alcon Research, LLC or any of its affiliates, seven (7) days) past the original due date, whichever comes first;
(c)    Accounts due from any Account Debtor, fifty percent (50%) of whose Accounts are otherwise ineligible under the terms clause (b) above;
(d)    Accounts (i) with respect to which any representation or warranty set for in any Loan Document with respect thereto is not true and correct in all material respects, (ii) with respect to which a Borrower does not have good, valid and or marketable title, (iii) that are not subject to a perfected first priority Lien in favor of the Administrative Agent, (iv) that are not free and clear of any Lien (other than (x) the Liens of the Administrative Agent, (y) the Term Loan Liens subject to the Term Loan Intercreditor Agreement, or (z) other Permitted Liens, in the case of this clause (z) solely to the extent such Liens are junior to those of the Administrative Agent or the subject of a Reserve, or (v) with respect to which the applicable Account Debtor has not been instructed to (or does not in fact) remit payment to a Controlled Deposit Account;

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(e)    Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, rebate, bonus credit, offset or chargeback;
(f)    Accounts which (i) do not arise out of a sale of goods or rendition of services in the ordinary course of business, (ii) do not arise upon credit terms usual to the business of the Borrowers, (iii) are not payable in Dollars or Canadian Dollars, or (iv) arise out of a rendition of developmental services;
(g)    Accounts (i) upon which a Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, including cash on delivery and cash in advance transactions or (ii) as to which a Borrower is not able to bring suit or otherwise enforce its remedies against the related Account Debtor through judicial process;
(h)    Accounts which are owed by (i) any other Borrower, or (ii) any Affiliate which is not a Borrower;
(i)    Accounts for which all material consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the Account Debtor or in connection with the enforcement of such Account by the Administrative Agent have not been duly obtained, effected or given or are not in full force and effect;
(j)    Accounts due from an Account Debtor which is the subject of any bankruptcy, insolvency or similar proceeding under any Debtor Relief Laws, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;
(k)    Accounts due from any Governmental Authority, except to the extent that the subject Account Debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;
(l)    Accounts (i) owing from any Account Debtor that is also a supplier to or creditor of a Borrower unless such Person has waived any right of setoff in a manner reasonably acceptable to the Administrative Agent but only to the extent of the aggregate amount of such Borrower’s liability to such Account Debtor, (ii) without duplication, to the extent representing any manufacturer’s or supplier’s allowances, credits, discounts, rebates, rebate accruals, or bonus credits, incentive plans or similar arrangements entitling such Borrower to discounts on future purchase therefrom, (iii) with respect to which any Loan Party or Subsidiary thereof has received a loan or advance payment, to the extent of such loan or payment, or (iv) to the extent relating to payment of interest, fees or late charges;
(m)    Accounts (i) arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis, or (ii) subject to any right of return, setoff or charge back (but only to the extent of such right of return, setoff or charge back);

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(n)    Accounts arising out of sales to Account Debtors outside the United States and Canada;
(o)    Accounts that are evidenced by a judgment, Instrument or Chattel Paper;
(p)    Accounts due from an Account Debtor and its Affiliates, the aggregate of which Accounts due from such Account Debtor represents more than twenty-five percent (25%) (or, solely with respect to Accounts due from a Specified Account Debtor (35%), thirty-five percent (35%), and, solely with respect to Account due from a Specified Account Debtor (45%), forty-five percent (45%)) of all then outstanding Accounts owed to the Borrowers, but only to the extent of such excess;
(q)    Accounts that remain open after the applicable Account Debtor has made a partial payment in respect of the applicable invoice (whether or not the applicable Account Debtor has provided an explanation for such partial payment);
(r)    Accounts where the applicable Account Debtor tendered a check or other item of payment in full or partial satisfaction and such check or other item of payment has been returned by the financial institution on which it is drawn;
(s)    Accounts for which payment has been received by the applicable Borrower but such payment has not been applied to the applicable Account; or
(t)    Accounts with respect to which the Administrative Agent believes, in its Credit Judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor’s inability to pay.
“Eligible Assignee” means (a) a Lender or any of its Affiliates; (b) an Approved Fund; and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender (each such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower Agent (such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party, any of the Loan Parties’ Affiliates or any Disqualified Institution.
“Eligible Credit Insured Foreign Accounts” means, without duplication of any Eligible Account, any Credit Insured Foreign Accounts that meet all of the criteria set forth in the definition of “Eligible Accounts,” other than the criteria set forth in clause (n) thereof.
“Eligible Developmental Service Accounts” means, any Accounts that meet all of the criteria set forth in the definition of “Eligible Accounts,” other than the criteria set forth in clause (f)(iv) thereof.
“Eligible In-Transit Inventory” means, as of any date of determination thereof and without duplication of any Eligible Inventory, Inventory of a Borrower that is determined by the Administrative Agent, in its Credit Judgment, to be Eligible In-Transit Inventory, so long as:

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(a)    such Inventory has been shipped from a vendor within the continental United States or Canada for receipt by a Borrower within sixty (60) days of the date of determination, but which has not yet been delivered to a Borrower;
(b)    the purchase order for such Inventory is in the name of a Borrower and title has passed to such Borrower;
(c)    (i) such Inventory is subject to an imported goods agreement, customs broker agreement or similar agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which, among other things, the customs broker, logistics provider or other applicable third party having control over the Inventory agrees to act as agent and bailee for the benefit of the Administrative Agent and act solely upon the instructions of the Administrative Agent upon notice by the Administrative Agent, and (ii) the vendor has delivered a compliance letter reasonably satisfactory to the Administrative Agent with respect to such Inventory;
(d)    such Inventory is evidenced by a negotiable document of title, all originals of which have been delivered to the Administrative Agent or the applicable customs broker as agent for the Administrative Agent that reflects a Borrower as consignee or, if requested by the Administrative Agent after the occurrence of an Event of Default, names the Administrative Agent as consignee;
(e)    no vendor has asserted any right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against such Inventory, and no Borrower is in default of any obligations with respect to such Inventory;
(f)    such Inventory is shipped by a common carrier that is not affiliated with the vendor;
(g)    such Inventory is insured to the reasonable satisfaction of the Administrative Agent; and
(h)    such Inventory otherwise would constitute Eligible Inventory under the definition thereof, other than under clauses (f) or (h) thereof.
“Eligible Inventory” means, as of any date of determination thereof and without duplication of any Eligible In-Transit Inventory, Inventory (other than any Term Loan Priority Inventory) of a Borrower that is determined by the Administrative Agent, in its Credit Judgment, to be Eligible Inventory. Notwithstanding the foregoing, except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:
(a)    Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

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(b)    Inventory that (i) does not consist of finished goods or raw materials or (ii) is not readily saleable in the Ordinary Course of Business, in each case unless approved by the Administrative Agent in its Credit Judgment;
(c)    Inventory that does not comply with each of the covenants, representations and warranties respecting Inventory made by the Borrowers in the Loan Documents;
(d)    Inventory that is leased by or is on consignment to a Borrower;
(e)    Inventory that is not located in the United States of America or Canada (excluding territories or possessions of the United States or Canada);
(f)    Inventory that is not at a location that is owned by a Borrower, provided, however, that such Inventory that is located on leased premises or in the possession of a warehouseman, bailee, processor, repairman, mechanic or similar other Person in the ordinary course of business shall not be excluded from Eligible Inventory under this clause (f) so long as the lessor or such Person possessing such Inventory has delivered a Lien Waiver to the Administrative Agent or, if elected by the Administrative Agent, an appropriate Rent and Charges Reserve has been established;
(g)    Inventory held at any location (owned or a third-party location) with an aggregate Cost of Inventory at such location of less than $100,000 notwithstanding receipt of a Lien Waiver or implementation of a Rent and Charge Reserve as provided under clause (f) above;
(h)    Inventory that is in transit, except between locations of Borrowers (or between locations of Borrowers and processors or vendors in the Ordinary Course of Business);
(i)    Inventory that is comprised of goods which (i) are damaged, defective, “seconds” or otherwise unmerchantable, (ii) spoiled or are otherwise past the stated expiration sell by or use by date applicable thereto, (iii) have been returned or are to be returned to the vendor, (iv) are subject to recall or similar notice, or (v) are discontinued products, obsolete or slow moving;
(j)    Inventory consisting of work-in-process; provided that, up to $3,000,000 of Inventory of Lifecore Inc. consisting of work-in-process that is the subject of an appraisal and approved by the Administrative Agent in its discretion shall not be excluded from Eligible Inventory under this clause (j);
(k)    Inventory consisting of promotional, marketing, samples, specific packaging and shipping materials or supplies used or consumed in the Borrowers’ business and other similar non-merchandise categories;
(l)    Inventory that is not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale;
(m)    Inventory that is subject to any warehouse receipt, bill of lading or negotiable Document that has not been issued to or in the name of the Administrative Agent;

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(n)    Inventory consisting of or containing Hazardous Materials;
(o)    Inventory that is not subject to a perfected first priority Lien in favor of the Administrative Agent (subject only to Permitted Liens set forth in clauses (c), (d) or (n) of Section 8.02 hereof);
(p)    Inventory that is not insured in compliance with the provisions of this Agreement and the other Loan Documents;
(q)    Inventory not on a perpetual schedule;
(r)    Inventory that consists of bill and hold goods or goods that have been sold but not yet delivered; or
(s)    Inventory that is subject to any License or other arrangement that restricts such Borrowers’ or the Administrative Agent’s right to dispose of such Inventory, unless (i) Administrative Agent has received an appropriate Lien Waiver; and (ii) such Borrowers have not received notice of a dispute in respect of any such License or other arrangement.
“Eligible Specified Foreign Account Debtor Accounts” means, without duplication of any Eligible Credit Insured Foreign Account, any Accounts arising out of sales to Specified Foreign Account Debtors that meet all of the criteria set forth in the definition of “Eligible Accounts,” other than the criteria set forth in clause (n) thereof.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of or partnership or membership interest in (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of or partnership or membership interest in (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of or partnership or membership interest in (or other ownership or profit interests

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in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares, interests or units (or such other interests), and all of the other ownership or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, units, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 4001 of ERISA or Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(3) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4245 of ERISA) ; (d) the filing of a notice of intent to terminate or, the treatment of an Pension Plan amendment as a termination of a Pension Plan under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Event of Default” has the meaning specified in Section 9.01.
“Excess Term Obligations” means the “Excess Term Loan Claim”, as that term is defined in the Term Loan Intercreditor Agreement.
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
“Excluded Collateral” has the meaning specified in the Security Agreement.
“Excluded Deposit Account” means, collectively, all (a) Trust Accounts, (b) zero balance disbursement accounts and (c) any other Deposit Accounts maintained in the Ordinary Course of Business, in all cases containing cash amounts that do not exceed at any time $100,000 for any such account and $250,000 in the aggregate for all such accounts under this clause (c).

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“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or Section 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA.
“Existing Credit Facility” means that certain Credit Agreement, dated as of September 23, 2016, by and among Holdings, as borrower, the other persons party thereto as loan parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof.
“Existing Financial Statements” means the audited and unaudited financial statements for the periods ending on or prior to August 31, 2022, in each case in the form previously delivered to the Administrative Agent and the Lenders in accordance with Sections 7.01(a) and 7.01(b).
“Extraordinary Expenses” means all costs, expenses, liabilities or advances that Administrative Agent may incur or make during a Default or Event of Default, or during the pendency of an proceeding of any Loan Party or Subsidiary thereof under any Debtor Relief Laws, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding

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(whether instituted by or against Administrative Agent, any Lender, any Loan Party or Subsidiary thereof, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any proceeding applicable to any Loan Party or Subsidiary thereof under any Debtor Relief Laws; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or Subsidiary thereof or independent contractors in liquidating any Collateral, and travel expenses.
“Extraordinary Receipts” means an amount equal to any cash received by or paid for the account of Holdings or any of its Subsidiaries outside of the Ordinary Course of Business, including any such payments in respect of purchase price adjustments (excluding working capital adjustments), Tax refunds, judgments, settlements for actual or potential litigation or similar claims, pension plan reversions, proceeds of insurance and indemnity payments, in each case, determined net of any bona fide direct costs incurred in connection with obtaining such cash receipts to the extent paid or payable to non-Affiliates (including reasonable, out-of-pocket fees, costs and expenses associated therewith, whether as a result of settlement or otherwise); provided, the term “Extraordinary Receipts” shall not include (i) proceeds of any indemnity payment to the extent that no Event of Default exists at the time of receipt of such proceeds and such proceeds are promptly (and in any event within five Business Days) used to pay related third party claims and expenses or (ii) proceeds of the type otherwise subject to clauses (i), (ii) or (iii) of Section 2.06(b).
“Facility” means the Revolving Credit Facility.
“Facility Termination Date” means the date as of which Payment in Full has occurred.
“Fair Market Value” means, with respect to any asset or any group of assets, as of any date of determination, the value of the consideration obtainable in a sale of such assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time giving regard to the nature and characteristics of such asset.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official

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interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the U.S. Foreign Corrupt Practices Act.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means (i) the letter agreement, dated as of Closing Date, among the Borrowers and BMO, (ii) the letter agreement, dated as of the Fifth Amendment Effective Date, among the Borrowers and BMO, and (iii) each other letter agreement among the Borrowers and BMO with respect to fees to be paid in connection with this Agreement.
“Field Exam” means any visit and inspection of the properties, assets and records of any Loan Party or Subsidiary thereof, which shall include access to such properties, assets and records sufficient to permit the Administrative Agent or its representatives to examine, audit and make extracts from any books and records of any Loan Party or Subsidiary thereof, make examinations and audits of any other financial matters and Collateral of any Loan Party or Subsidiary thereof as Administrative Agent deems appropriate in its Credit Judgment, and discussions with its officers, employees, agents, advisors and independent accountants regarding such Loan Party’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.
“Fifth Amendment Effective Date” means May 22, 2023.
“FILO Amount” means, at any time, an amount equal to the lesser of (a) the FILO Cap Amount and (b) (i) 10% multiplied by the Value of Eligible Accounts plus (ii) the lesser of (A) 10% multiplied by the Cost of Eligible Inventory and (B) 10% multiplied by the NOLV of Eligible Inventory.
“FILO Cap Amount” means (a) as of any date of determination prior to September 1, 2025, $2,500,000, and (b) as of any date of determination on or after September 1, 2025, $2,000,000, as reduced on the first day of each subsequent month, commencing with the month beginning on October 1, 2025, in the amount of $500,000.
“FILO Loan” means a Revolving Credit Loan that is borrowed and deemed outstanding as a “FILO Loan” pursuant to Section 2.01(a).

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“FILO Reserve” means (a) solely to the extent that as of any date of determination the FILO Cap Amount is in excess of the FILO Amount, an amount equal to the FILO Cap Amount minus the FILO Amount as of such date and (b) otherwise, $0.
“Financial Covenant Trigger Period” means any period (a) commencing on or after February 29, 2024, on the day that (i) an Event of Default occurs and is continuing, or (ii) Availability is less than the greater of (x) 10% of the Maximum Borrowing Amount at such time and (y) $~~4,000,000~~2,500,000, and (b) continuing until the date that (i) in the case of clause (a)(i), no Event of Default exists, and (ii) in the case of clause (a)(ii), during the previous thirty (30) consecutive days, Availability has been equal to or greater than the greater of (x) 10% of the Maximum Borrowing Amount at such time and (y) $~~4,000,000~~2,500,000.
“FIRREA” means The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year of the Consolidated Group.
“Fiscal Year” means the fiscal year of the Consolidated Group for accounting and tax purposes, ending on the last Sunday of May of each calendar year.
“Flood Documentation” means, with respect to any Mortgaged Property, (a) a life-of-loan flood hazard determination acceptable to the Administrative Agent in its discretion, (b) if such Real Property is located in a flood plain, an acknowledged notice to Borrowers and flood insurance in an amount, with endorsements and by an insurer acceptable to the Administrative Agent in its discretion, and (c) all Real Property items as required by FIRREA, in form and substance acceptable to the Administrative Agent in its discretion.
“Floor” means the rate per annum of interest equal to zero percent (0.00%).
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Benefit Law” means any law or regulation, other than United States law, governing or applicable to any employee benefit plan, program, scheme or arrangement that is not subject to United States law.
“Foreign Government Scheme or Arrangement” has the meaning specified in Section 6.12(e).
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Plan” has the meaning specified in Section 6.12(e).

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“Fourth Amendment” means that certain Limited Waiver and Fourth Amendment to Credit Agreement dated as of the Fourth Amendment Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” means January 9, 2023.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders and (c) with respect to the Administrative Agent, such Defaulting Lender’s Applicable Percentage of Protective Advances other than Protective Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee

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in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means each Person who becomes a party to this Agreement as a guarantor pursuant to Section 7.12 or otherwise executes and delivers a guaranty agreement acceptable to the Administrative Agent guaranteeing any of the Obligations. For avoidance of doubt, as of the Closing Date, (i) Holdings, (ii) Curation, (iii) Camden Fruit Corp., a California corporation, (iv) Yucatan Foods, LLC, a Delaware limited liability company, (v) Greenline Logistics, Inc., an Ohio corporation, (vi) Lifecore Inc. and (vii) Lifecore LLC are the sole Guarantors.
“Guarantor Payment” has the meaning specified in Section 2.15(c).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Immaterial Fee-Owned Property” means, as of any date of determination, any (i) individual fee-owned Real Property having a fair market value less than $2,000,000 and (ii) fee-owned Real Property having a fair market value less than $4,000,000 in the aggregate; provided, notwithstanding the foregoing, any fee-owned Real Property designated as a Material Real Property pursuant to clause (iii) of the definition thereof and any fee-owned Real Property set forth on Schedule 1.01(b) shall not constitute “Immaterial Fee-Owned Properties”.
“Increase Effective Date” has the meaning specified in Section 2.18(d).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest is customarily paid;
(b)    all direct or contingent obligations of such Person arising under or in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties,

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surety bonds and other financial products and services (including treasury management and commercial credit card, merchant card and purchase or procurement card services);
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business) and any accrued and unpaid obligations with respect to any earn-out or similar payments under any Acquisition documents;
(e)    indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    obligations under Capital Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For avoidance of doubt, all obligations owing under the Term Loan Documents shall constitute Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Insolvency Event” means, with respect to any Person:
(a)    the commencement of: (i) a voluntary case by such Person under the Bankruptcy Code or (ii) the seeking of relief by such Person under other Debtor Relief Laws;
(b)    the commencement of an involuntary case or proceeding against such Person under the Bankruptcy Code or other Debtor Relief Laws and the petition or other filing is not controverted or dismissed within sixty (60) days after commencement of the case or proceeding;

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(c)    a custodian (as defined in the Bankruptcy Code or equal term under any other Debtor Relief Law, including a receiver, interim receiver, receiver manager, trustee or monitor) is appointed for, or takes charge of, all or substantially all of the property of such Person;
(d)    such Person commences (including by way of applying for or consenting to the appointment of, or the taking charge by, a rehabilitator, receiver, interim receiver, custodian, trustee, monitor, conservator or liquidator (or any equal term under any other Debtor Relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;
(e)    such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;
(f)    any order of relief or other order approving any such case or proceeding referred to in clauses (a) or (b)  above is entered;
(g)    such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or
(h)    such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.
“Intellectual Property” means all past, present and future: trade secrets, know-how and other proprietary information; trademarks, uniform resource locations (URLs), internet domain names, service marks, sound marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
“Interest Payment Date” means, (a) ~~as to any SOFR Loan, (i) the last day of each Interest Period applicable to such SOFR Loan; provided that if any Interest Period for a SOFR Loan is greater than three months, the respective dates that fall every three months~~

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~~after the beginning of such Interest Period shall also be Interest Payment Dates; (ii~~the first day of each month with respect to interest accrued through the last day of the immediately preceding month, (b) any date that ~~such~~a Loan is prepaid or converted, in whole or in part, and (~~iii) the Maturity Date; and (b) as to any Base Rate Loan (including a Swing Line Loan), (i) the first day of each Fiscal Quarter with respect to interest accrued through the last day of the immediately preceding Fiscal Quarter, (ii) any date that such Loan is prepaid or converted, in whole or in part, and (iii)~~c) the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of the Administrative Agent.
~~“Interest Period” means, as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending, in each case, on the date one, three or six months thereafter, as selected by the Borrower Agent in its Committed Loan Notice; provided that:~~
~~(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;~~
~~(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;~~
~~(c)    no Interest Period shall extend beyond the Maturity Date; and~~
~~(d)     no tenor that has been removed from this definition pursuant to Section 3.09 below shall be available for specification in a Committed Loan Notice.~~
“Inventory Formula Amount” means, at any time of calculation, an amount equal to:
(a)    the lesser of (i) the NOLV of Eligible Inventory of Lifecore Inc. multiplied by (A) for the period commencing on the Third Amendment Effective Date, and ending on January 31, 2023, 90%, and (B) at all other times, 85%, and (ii) the Cost of Eligible Inventory of Lifecore Inc. (other than, for avoidance of doubt, Prepaid Inventory), multiplied by 75%; plus
(b)    the lesser of (i) the NOLV of Eligible Inventory of Curation multiplied by 85%, and (ii) the Cost of Eligible Inventory of Curation (other than, for avoidance of doubt, Prepaid Inventory), multiplied by 75%; plus
(c)     the lesser of (i) the NOLV of Eligible In-Transit Inventory, multiplied by 85%, and (ii) the Cost of Eligible In-Transit Inventory, multiplied by 70%.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) an Acquisition with respect to another Person or (b) a loan,

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advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person. For purposes of compliance with Section 8.03, the amount of any Investment shall be (i) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person), (ii) if made by the transfer or exchange of property other than cash, shall be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property at the time of such transfer or exchange and (iii) if made in the form of a Guaranty or acquisition or assumption of Indebtedness, shall be deemed made in the maximum principal amount of such Indebtedness or maximum value of the obligation Guaranteed, as applicable.
“IP Rights” rights of any Person to use any Intellectual Property.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and any Borrower (or any Subsidiary) or in favor the Letter of Credit Issuer and relating to any such Letter of Credit.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” and “Lenders” have the meaning specified in the introductory paragraph hereto and, as the context requires, include the Letter of Credit Issuer and the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Agent and the Administrative Agent.
“Letter of Credit” means (a) any standby or documentary letter of credit issued by a Letter of Credit Issuer or (b) any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support, in any case, issued by the Administrative Agent or a Letter of Credit Issuer pursuant to this Agreement for the benefit of a Borrower.

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“Letter of Credit Advance” means each Revolving Credit Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Applicable Revolving Credit Percentage. All Letter of Credit Advances shall be denominated in Dollars.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Letter of Credit Issuer.
“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“Letter of Credit Expiration Date” means the day that is thirty (30) days prior to the Maturity Date (or, if such day is not a Business Day, the preceding Business Day).
“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“Letter of Credit Fees” means, collectively or individually as the context may indicate, the fees with respect to Letters of Credit described in Section 2.09(b).
“Letter of Credit Issuer” means BMO and/or any Affiliate thereof, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. At any time there is more than one Letter of Credit Issuer, all singular references to the Letter of Credit Issuer shall mean any Letter of Credit Issuer, either Letter of Credit Issuer, each Letter of Credit Issuer, the Letter of Credit Issuer that has issued the applicable Letter of Credit, or both Letter of Credit Issuers, as the context may require.
“Letter of Credit Obligations” means, as at any date of determination, (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate of all Unreimbursed Amounts, including all Letter of Credit Borrowings, plus (c) the aggregate amount of all accrued and unpaid Letter of Credit Fees. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“License” means any license or agreement under which a Loan Party is granted IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of assets or property or any other conduct of its business.

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“Licensor” means any Person from whom a Loan Party obtains IP Rights.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises or owned premises subject to a mortgage, the lessor or mortgagee, as applicable, agrees to, among other things, waive or subordinate any Lien it may have on the Collateral and permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Administrative Agent upon request; and (d) for any Collateral subject to a Licensor’s IP Rights, the Licensor grants to the Administrative Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
“Lifecore” means, collectively, Lifecore Inc. and Lifecore LLC.
“Lifecore Inc.” has the meaning specified in the introductory paragraph hereto.
“Lifecore LLC” means Lifecore Biomedical, LLC, a Minnesota limited liability company.
“Line Reserve” means the sum of (a) the Rent and Charges Reserve; (b) the Credit Product Reserve; (c) the aggregate amount of liabilities at any time secured by Liens upon Collateral that are senior to the Administrative Agent’s Liens (other than, for avoidance of doubt, the Term Loan Liens on the Term Loan Priority Collateral subject to the Term Loan Intercreditor Agreement); (d) sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay; and (e) amounts for which claims may be reasonably expected to be asserted against the Collateral, the Administrative Agent or the Lenders.
“Loan” means an extension of credit under Article II in the form of a Revolving Credit Loan, a Protective Advance or a Swing Line Loan.

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“Loan Account” has the meaning assigned to such term in Section 2.11(a).
“Loan Documents” means this Agreement, each Note, each Security Instrument, each Committed Loan Notice, Swing Line Loan Notice, each Issuer Document, each Borrowing Base Certificate, each Compliance Certificate, the Term Loan Intercreditor Agreement, each Subordination Agreement, the Fee Letters, any agreement creating or perfecting rights in Cash Collateral securing any Obligation hereunder and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement, excluding, for the avoidance of doubt, Credit Product Arrangements.
“Loan Obligations” means all Obligations other than amounts (including fees) owing by any Loan Party pursuant to any Credit Product Arrangements.
“Loan Parties” means, collectively: (a) the Borrowers; (b) the Guarantors; and (c) each other Person that (i) executes a joinder to this agreement as a Borrower, Guarantor, and/or Loan Party; (ii) is liable for payment of any of the Obligations; and (iii) has granted a Lien in favor of Administrative Agent on its assets to secure any of the Obligations.
“Master Intercompany Note” means that certain Master Intercompany Note by and among the Loan Parties and their Subsidiaries of even date herewith.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, or financial condition of the Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or on the ability of the Administrative Agent to collect any Obligation or realize upon any material portion of the Collateral.
“Material Contract” means any agreement or arrangement to which a Loan Party or Subsidiary thereof is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities laws applicable to such Loan Party, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that involves aggregate consideration in excess of $3,250,000 per year.
“Material License” has the meaning assigned to such term in Section 7.15.
“Material Real Property” means any and all of the following: (i) all fee-owned Real Property other than any Immaterial Fee-Owned Properties (ii) any Real Property at which Lifecore or any of its Subsidiaries is manufacturing pharmaceutical products, (iii) any Real Property which serves as a chief executive office for any Loan Party and (iv) any Real Property listed on Schedule 1.01(b).

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“Material Third-Party Agreement” has the meaning assigned to such term in Section 7.17(a).
“Maturity Date” means ~~December 31, 2025~~November 26, 2027.
“Maximum Borrowing Amount” means the lesser of (A) (i) the Aggregate Revolving Credit Commitments minus (ii) the Credit Product Reserve, and (B) the Borrowing Base.
“Measurement Period” means, at any date of determination, the most recently completed trailing twelve month period of the Consolidated Group for which financial statements have or should have been delivered in accordance with Section 7.01(a) or 7.01(b).
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or Deposit Account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time plus 105% of the Fronting Exposure of the Administrative Agent with respect to Protective Advances outstanding at such time, (b) with respect to Cash Collateral consisting of cash or Deposit Account balances provided in accordance with the provisions of Section 2.16(a)(i) or 2.16(a)(ii), an amount equal to 105% of the Outstanding Amount of all Letter of Credit Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the Letter of Credit Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Related Documents” means, with respect to each fee-owned Real Property that is required to be subject to a Mortgage pursuant to this Agreement:
(i)    one or more fully executed and notarized Mortgages encumbering such Real Property, in each case, in proper form for recording in all appropriate places in all applicable jurisdictions;
(ii)    (a) ALTA mortgagee title insurance policies or, solely to the extent that Administrative Agent in its sole discretion waives the requirement for a policy to be issued, unconditional commitments therefor, in each case, issued by one or more title companies reasonably satisfactory to Administrative Agent with respect to such Real Property (each, a “Title Policy”), each Title Policy to be in amounts not less than the fair market value of such Real Property as reasonably determined by Borrower, together with a title report with respect thereto issued by such title companies and dated not more than 60 days prior to the date of the applicable Mortgage, (b) copies of all documents listed as exceptions to title or otherwise referred to therein, and (c) evidence satisfactory to Administrative Agent that such Loan Party has paid to such title companies or to the appropriate Governmental Authorities all expenses and premiums of such title companies and all other sums required in connection with the issuance of each Title Policy and all recording and stamp Taxes (including mortgage recording and intangible Taxes) payable

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in connection with recording the Mortgages for such Real Property in the appropriate real estate records;
(iii)    the Flood Documentation with respect thereto;
(iv)    ALTA surveys of such Real Property, either (A) certified to Administrative Agent and dated not more than 30 days prior to the date of the applicable Mortgage and otherwise in form and substance reasonably satisfactory to Administrative Agent or (B) confirmed by the Borrower Agent or the owner of such Real Property by a survey affidavit satisfactory to the title company providing the Title Policy insuring the Mortgage on such Real Property to be an accurate representation of the current status of such Real Property such that the title company may delete the standard survey exceptions from the Title Policy;
(v)    an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Real Property is located with respect to the enforceability of the Mortgage(s) to be recorded in such state and such other matters as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent; and
(vi)    reports and other information, in each case, in form, scope and substance reasonably satisfactory to Administrative Agent, regarding environmental matters relating to such Real Property, including any Phase I Report requested by Administrative Agent with respect to such Real Property.
“Mortgaged Property” means each fee-owned Real Property of the Loan Parties that is or is required to become subject to a Mortgage pursuant to Section 4.03(c) or the requirements of the Post-Closing Agreement.
“Mortgages” means a mortgage, deed of trust, or similar instrument in form and substance reasonably acceptable to Administrative Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(4) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means
(a)    with respect to the Disposition of any asset of any Loan Party or any Subsidiary thereof, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such Disposition (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the Disposition thereof (other than Indebtedness under the Loan Documents and Indebtedness owing to any Loan Party or Subsidiary thereof),

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(B) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary in connection with such Disposition, including any brokerage commissions, underwriting fees and discount, legal fees, finder’s fees and other similar fees and commissions, (C) taxes paid or reasonably estimated to be payable by the Loan Party or any Subsidiary thereof in connection with the relevant Disposition, (D) the amount of any reasonable reserve required to be established in accordance with GAAP against liabilities (other than taxes deducted pursuant to clause (C) above) to the extent such reserves are (x) associated with the assets that are the object of such Disposition and (y) retained by such Loan Party or applicable Subsidiary thereof, and (E) the amount of any reasonable reserve for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by such Loan Party or applicable Subsidiary thereof in connection therewith to the extent such reserves are (1) associated with the assets that are the object of such Disposition and (2) retained by such Loan Party or applicable Subsidiary thereof; provided that the amount of any subsequent reduction of any reserve provided for in clause (D) or (E) above (other than in connection with a payment in respect of such liability) shall (X) be deemed to be Net Cash Proceeds of such Disposition occurring on the date of such reduction, and (Y) immediately be applied to the prepayment of Loans in accordance, and to the extent required by, with Section 2.06(c);
(b)    with respect to any issuance of Indebtedness or Equity Interests by any Loan Party or any Subsidiary thereof, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such issuance over (ii) the sum of (A) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary thereof in connection with such issuance, including any brokerage commissions, underwriting fees and discount, legal fees, and other similar fees and commissions and (B) taxes paid or payable to the applicable taxing authorities by the Loan Party or any Subsidiary thereof in connection with and at the time of such issuance; and
(c)    with respect to any insurance proceeds and condemnation and similar awards received on account of casualty or condemnation events, the sum of (i) all cash and Cash Equivalents received in connection with such casualty or condemnation event minus (ii) all reasonable out-of-pocket expenses incurred by the Loan Parties or any Subsidiary thereof and other amounts required to be paid in connection therewith.
“Ninth Amendment Effective Date” means November 26, 2024.
“NOLV” means with respect to the Borrowers’ Inventory, the net orderly liquidation value of such Inventory (a percentage of the Cost of such Inventory) that might be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser engaged by the Administrative Agent.
“Non-Consenting Lender” has the meaning assigned to such term in Section 11.01.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Note” means the Revolving Credit Loan Notes.
“NPL” means the National Priorities List pursuant to CERCLA, as updated from time to time.
“Obligations” means (a) all amounts owing by any Loan Party to the Administrative Agent, any Lender or any other Secured Party pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including, without limitation, all Letter of Credit Obligations, and including all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any proceeding under any Debtor Relief Law relating to any Loan Party, or would accrue but for such filing or commencement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, indemnification and reimbursement payments, fees, costs and expenses (including all fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof and (b) Credit Product Obligations; provided, that Obligations of a Loan Party shall not include its Excluded Swap Obligations.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Ordinary Course of Business” means the ordinary course of business of the Borrowers and their Subsidiaries, consistent with past practices and undertaken in good faith.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or

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perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or grant of a participation (other than an assignment made pursuant to Section 11.13).
“Outstanding Amount” means (a) with respect to Revolving Credit Loans, Protective Advances and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and any prepayments or repayments of Revolving Credit Loans, Protective Advances or Swing Line Loans occurring on such date; and (b) with respect to any Letter of Credit Obligations on any date, the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any Letter of Credit Extension occurring on such date plus and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts and all Letter of Credit Borrowings on such date.
“Overadvance” has the meaning given to such term in Section 2.01(c)(i)(A).
“Overadvance Loan” means a Base Rate Revolving Credit Loan made when an Overadvance exists or is caused by the funding thereof.
“Overnight Rate” means, for any day and from time to time as in effect, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the Letter of Credit Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning assigned to such term in clause (d) of Section 11.06.
“Participant Register” has the meaning assigned to such term in clause (d) of Section 11.06.
“Patent Security Agreement” means any patent security agreement pursuant to which a Loan Party grants to Administrative Agent, for the benefit of the Secured Parties, a security interest in Person’s patents, as security for the Obligations.
“PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Conditions” means, with respect to any Specified Transaction, the satisfaction of the following conditions:

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(a)    as of the date of any such Specified Transaction and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(b)    if such Specified Transaction is a Specified Restricted Payment or a Specified Debt Payment, either (i) Average Availability (after giving Pro Forma Effect to such Specified Transaction) during the thirty (30) consecutive day period ending on and including the date of such Specified Transaction shall not be less than the greater of (x) 20% of the Maximum Borrowing Amount and (y) $15,000,000, in each case, as of such date; or (ii) (x) Average Availability (after giving Pro Forma Effect to such Specified Transaction) during the thirty (30) consecutive day period ending on and including the date of such Specified Transaction shall not be less than the greater of (A) 15% of the Maximum Borrowing Amount and (B) $11,250,000, in each case, as of such date, and (y) the Consolidated Fixed Charge Coverage Ratio of the Consolidated Group as of the end of the most recently ended Measurement Period prior to the making of such Specified Transaction, calculated on a Pro Forma Basis, shall be equal to or greater than 1.00:1.00;
(c)    if such Specified Transaction is a Specified Investment, either (i) Average Availability (after giving Pro Forma Effect to such Specified Transaction) during the thirty (30) consecutive day period ending on and including the date of such Specified Transaction shall not be less than the greater of (x) 17.5% of the Maximum Borrowing Amount and (y) $13,000,000, in each case, as of such date; or (ii) (x) Average Availability (after giving Pro Forma Effect to such Specified Transaction) during the thirty (30) consecutive day period ending on and including the date of such Specified Transaction shall not be less than the greater of (A) 12.5% of the Maximum Borrowing Amount and (B) $9,250,000, in each case, as of such date, and (y) the Consolidated Fixed Charge Coverage Ratio of the Consolidated Group as of the end of the most recently ended Measurement Period prior to the making of such Specified Transaction, calculated on a Pro Forma Basis, shall be equal to or greater than 1.00:1.00;
(d)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby; and
(e)    such Specified Transaction is permitted under the Term Loan Documents.
“Payment in Full” means (a) the indefeasible payment in full in cash of all Obligations, together with all accrued and unpaid interest and fees thereon, other than Letter of Credit Obligations that have been fully Cash Collateralized in an amount equal to 105% of the amount thereof or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the Letter of Credit Issuer shall have been made, (b) the Commitments shall have terminated or expired, (c) without duplication, the obligations and liabilities of each Loan Party and its Affiliates under all Credit Product Arrangements shall have been fully, finally and irrevocably paid and satisfied in full and the Credit Product Arrangements shall have expired or been terminated, or other arrangements satisfactory to the applicable Credit Product Providers shall have been made with respect thereto, and (d) all claims of the Loan Parties against any Secured Party arising on or before the payment date in connection with the Loan Documents or any Credit Product Arrangements, as applicable, shall have been released on terms acceptable to

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the Administrative Agent or the applicable Credit Product Providers; provided that notwithstanding full payment or Cash Collateralization of the Obligations as provided herein, the Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages the Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives (i) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (ii) such Cash Collateral as the Administrative Agent, in its discretion, deems necessary to protect against any such damages.
“Payment Item” means each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, or, for any Pension Plan subject to the Cooperative and Small Employer Charity Pension Flexibility Act, Section 306 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiemployer Plan) that is, or within the prior six (6) years was, maintained or is contributed to by any Loan Party and any ERISA Affiliate and is (or was) either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.
“Permanent Accounts Formula Amount Trigger” means completion of a Field Exam with respect to the Accounts of Curation (with results satisfactory to the Administrative Agent in its discretion), and receipt of a Borrowing Base Certificate using the Accounts Formula Amount (Permanent) calculation and including any applicable Availability Reserves.
“Permitted Curation Investment” has the meaning specified in Section 8.03.
“Permitted Curation Sale” means, without duplication:
(a)    the sale, transfer, liquidation or other disposition, in one transaction or a series of transactions, in each case to a non-Affiliate, of (i) 100% of the Equity Interests of Curation and/or one or more of its Subsidiaries, (ii) all or substantially all of the assets of Curation and/or one or more of its Subsidiaries or (iii) one or more divisions, lines of business or business units of Curation and/or one or more of its Subsidiaries, whether as a going concern sale, a liquidation of the assets thereof or otherwise, so long as:

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(A)    in the case of clause (iii), at least 90% of the consideration for such sale, transfer or other disposition is payable at the closing of such transaction or as a result of customary post-closing purchase price adjustments shall consist of cash paid upon the closing of such transaction or at such later date when such purchase price adjustment is due, as the case may be;
(B)    the Borrower Agent notifies Administrative Agent in writing of such proposed sale, transfer, liquidation or other disposition at least ten (10) Business Days prior to the proposed closing date of such sale, transfer, liquidation or disposition;
(C)    the Net Cash Proceeds thereof are applied in accordance with Sections 2.06(b)(i) and 2.06(d); and
(D)    after giving effect to any such sale, transfer or other disposition, (x) there shall be no Overadvance, and (y) the Loan Parties shall have no remaining liabilities with respect to the obligations or operations of Curation and its Subsidiaries, including any contingent obligations in respect of the Subsidiaries, lines of business or business units, or assets sold, transferred or otherwise disposed of.
“Permitted Liens” has the meaning specified in Section 8.02.
“Permitted Series A Convertible Preferred Stock” means the issuance by Holdings on or before the Fourth Amendment Effective Date of certain Equity Interests (other than Disqualified Equity Interests) constituting paid in kind preferred equity evidenced by the Series A Convertible Preferred Stock Documents; provided, that (i) the Net Cash Proceeds thereof are not less than $30,000,000, and (ii) such Net Cash Proceeds are used solely in accordance with Section 7.22.
“Permitted Tax Distributions” for any taxable period in which Subsidiaries of Holdings are members of a consolidated, combined or similar income tax group of which Holdings is the common parent (a “Tax Group”), distributions by any such Subsidiary to Holdings to pay federal, foreign, state and local income Taxes of such Tax Group that are attributable to the taxable income of Subsidiaries of Holdings; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Subsidiaries of Holdings would have been required to pay as a stand-alone Tax Group, reduced by any portion of such income Taxes directly paid by the Subsidiaries of Holdings.
“Permitted Ten Head Sale” means the sale, transfer, liquidation or other disposition, in one transaction or a series of transactions, in each case to a non-Affiliate of various machines and parts comprising the entire “ten head filling line” and related assets of Holdings so long as the Net Cash Proceeds of such sale, transfer, liquidation or other disposition are, promptly following receipt thereof by the Companies, deposited and held in the Term Loan Priority Account (as defined in the Intercreditor Agreement) until drawn therefrom by any Borrower to be used for general working capital and general corporate purposes of the Borrowers and their Subsidiaries.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Pension Plan), maintained for employees of any Loan Party or any such Plan to which any Loan Party is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 7.02.
“Post-Closing Agreement” means that certain Post-Closing Agreement by and between the Borrower Agent and the Administrative Agent dated as of the Closing Date with respect to the satisfaction after the Closing Date of certain collateral matters.
“Priority Swap Obligations” means Credit Product Obligations under Swap Contracts (a) owing to BMO or its Affiliates (so long as BMO (in its Credit Judgment) shall have established a Credit Product Reserve with respect thereto) or (b) owing to any other Credit Product Provider and expressly identified as “Priority Swap Obligations” in a Credit Product Notice from the Borrower Agent and such Credit Product Provider to the Administrative Agent (which at all times shall be subject to a Credit Product Reserve).
“Pro Forma Adjustment” means, for the purposes of calculating Consolidated EBITDA for any Measurement Period, if at any time during such Measurement Period, any Loan Party or any of its Subsidiaries shall have made a Disposition permitted under Section 8.05 (or, with respect to Curation and/or one or more of its direct or indirect Subsidiaries, the commencement of the liquidation of the assets thereof), Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if any such Disposition occurred on the first day of such Measurement Period, including with respect to any Disposition permitted under Section 8.05 (or, with respect to Curation and/or one or more of its direct or indirect Subsidiaries, the commencement of the liquidation of the assets thereof), exclusion of the actual historical results of operations of the disposed of Person or line of business or assets during such Measurement Period.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a pro forma basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and, without duplication, (b) all Specified Pro Forma Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made (the period beginning on the first day of such period and continuing until the date of the consummation of such event, the “Reference Period”) shall be deemed to have occurred as of the first day of the applicable Reference Period; provided that (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Pro Forma Transaction, (A) shall be excluded in the case of a Disposition of all or substantially all Equity Interests in or assets of any Loan Party or its Subsidiaries or any division, product line, or facility used for operations of the Loan Parties or their Subsidiaries, and (B) shall be included in the case of an Investment described in the definition of Specified Pro Forma Transaction, and (ii) all

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Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions (other than Indebtedness under the Loan Documents) or permanently repaid in connection with the relevant transaction during the Reference Period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such Reference Period (with interest expense of such person attributable to any Indebtedness for which pro forma effect is being given as provided in preceding clause (ii) that has a floating or formula rate, shall have an implied rate of interest for the applicable Reference Period determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and the definition of Pro Forma Adjustment.
“Properly Contested” means with respect to any obligation of a Loan Party or Subsidiary thereof, (a) the obligation is subject to a bona fide dispute regarding amount or such Loan Party’s or Subsidiary’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of any Loan Party or Subsidiary thereof; (e) no Lien is imposed on assets of any Loan Party or Subsidiary thereof, unless bonded and stayed to the satisfaction of the Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Protective Advance” has the meaning specified in Section 2.01(c)(ii)(A).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 7.02.
“QFC” has the meaning specified in Section 11.21(b).
“QFC Credit Support” has the meaning specified in Section 11.21(b).
“Qualified ECP” means any Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Ratable Share” has the meaning specified in Section 2.01(c)(ii)(C).
“Real Property” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Person, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.

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“Recipient” means the Administrative Agent, any Lender, any Letter of Credit Issuer or any other recipient of any payment to be made by or on account of any Obligation of a Borrower hereunder.
“Refinancing Conditions” means the following conditions for Refinancing Indebtedness: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Indebtedness being extended, renewed or refinanced plus accrued interest, and reasonable fees and expenses incurred in connection with such refinancing, refunding, renewal or extension; (b) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the greater of (i) the interest rate for the Indebtedness being refinanced, refunded, renewed, or extended and (ii) the lesser of (A) the interest rate for the Indebtedness being refinanced, refunded, renewed, or extended plus 2.0% and (B) the otherwise market rate of interest for such Indebtedness; (c) it has a final maturity no sooner than and a weighted average life no less than the Indebtedness being extended, renewed or refinanced; (d) it is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, renewed or refinanced; (e) no additional Liens, if any, are granted with respect to such Refinancing Indebtedness; (f) no additional Person is obligated, primarily or contingently, on such Refinancing Indebtedness; and (g) such Refinancing Indebtedness shall be on terms no less favorable to the Administrative Agent and the Lenders, and no more restrictive to the Loan Parties (taken as a whole), than the Indebtedness being extended, renewed or refinanced.
“Refinancing Indebtedness” means Indebtedness that is the result of an extension, renewal or refinancing of Indebtedness permitted under Section 8.01 (d) and (h) and as to which the Refinancing Conditions are satisfied; provided that the incurrence of any such Refinancing Indebtedness will be deemed to utilize permitted amounts of Indebtedness, if any, under each clause thereof.
“Register” has the meaning specified in Section 11.06(c).
“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Loan Parties and their Affiliates as prescribed in the Securities Laws.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) following the expiration of any applicable post-closing period set

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forth in the Post-Closing Agreement with respect thereto, a reserve equal to up to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Reporting Trigger Period” means any period (a) commencing on the day that (i) an Event of Default occurs and is continuing, or (ii) for a period of three (3) consecutive Business Days occurring after the Ninth Amendment Effective Date, Availability is less than the greater of (x) ~~12.5~~15% of the Maximum Borrowing Amount at such time and (y) $~~9,250,000~~6,000,000, and (b) continuing until the date that (i) in the case of clause (a)(i), no Event of Default exists, and (ii) in the case of clause (a)(ii), during the previous thirty (30) consecutive days, Availability has been equal to or greater than the greater of (x) ~~12.5~~15% of the Maximum Borrowing Amount at such time and (y) $~~9,250,000.~~6,000,000. As of the Ninth Amendment Effective Date, each of the parties hereto acknowledges and agrees that there is no Reporting Trigger Period in effect.
“Request for Credit Extension” means (a) with respect to a Borrowing~~,~~ or conversion ~~or continuation~~ of Loans, a Committed Loan Notice, (b) with respect to a Letter of Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, at least two non-Affiliate Lenders holding at least sixty-six and two-thirds percent (66⅔%) of the Total Credit Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Reserve” means any reserve constituting all or any portion of the Availability Reserve or the Line Reserve.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.
“Responsible Officer” means, with respect to each Loan Party, the chief executive officer, president, chief financial officer, treasurer, controller or assistant treasurer or any vice president of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party or any Subsidiary thereof, (ii) any payment (whether in cash, securities or other property),

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including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Loan Party’s or any Subsidiary thereof’s stockholders, partners or members (or the equivalent Person thereof) or (iii) any distribution, advance or repayment of Indebtedness to or for the account of a holder of Equity Interests of any Loan Party or its Affiliates.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type ~~and, in the case of SOFR Loans, having the same Interest Period,~~ made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in Letter of Credit Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in Letter of Credit Obligations, Swing Line Loans and Protective Advances at such time.
“Revolving Credit Facility” means the facility described in Sections 2.01(a), 2.03 and 2.04 providing for Revolving Credit Loans, Letters of Credit and Swing Line Loans to or for the benefit of the Borrowers by the Revolving Credit Lenders, Letter of Credit Issuer and Swing Line Lender, as the case may be, in the maximum aggregate principal amount at any time outstanding of $40,000,000, as adjusted from time to time pursuant to the terms of this Agreement, including, without limitation, under Section 2.18 hereof.
“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment or, following termination of the Revolving Credit Commitments, has any Revolving Credit Exposure.
“Revolving Credit Loan” has the meaning specified in Section 2.01(a).
“Revolving Credit Loan Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit A.
“Revolving Credit Termination Date” means the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the

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obligation of the Letter of Credit Issuer to make Letter of Credit Extensions pursuant to Section 9.02.
“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sale Leaseback Agreement” means that certain Equipment Sale and Leaseback Agreement, dated as of the date hereof, between Lifecore Inc., as seller, and Alcon Research, LLC, as in effect on the Fifth Amendment Effective Date, or as may be amended, restated, supplemented or otherwise modified from time to time with the Administrative Agent’s prior written consent (including via email); provided that the Administrative Agent’s consent to any amendment to Exhibit A to the Sale Leaseback Agreement pursuant to Section 3 thereof to reflect all equipment, and machinery owned or held for use by Seller that is solely dedicated to the production of sodium hyaluronate as of the Fifth Amendment Effective Date and included in calculating the “Appraised Value” (as defined in the Sale Leaseback Agreement) shall not be unreasonably withheld or delayed.
“Sale Leaseback Documents” has the meaning specified in the Sale Leaseback Agreement.
“Same Day Funds” means immediately available funds.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person 50% or more owned by any Person described in clauses (a) or (b) above.
“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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“Second Amendment Effective Date” means December 22, 2021.
“Secured Party” means (a) each Lender, (b) each Credit Product Provider, (c) the Administrative Agent, (d) the Letter of Credit Issuer, and (e) the successors and permitted assigns of each of the foregoing.
“Secured Party Expenses” has the meaning specified in Section 11.04(a).
“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Agreement” means the Pledge and Security Agreement dated as of the date hereof by the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Control Agreements, the Mortgages, any UCC financing statements covering fixtures located at the Mortgaged Property filed in conjunction with any Mortgage, any Copyright Security Agreement, any Patent Security Agreement, any Trademark Security Agreement, each Lien Waiver and all other agreements (including securities account control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party, any Subsidiary thereof, or any other Person shall grant or convey to the Administrative Agent or the Lenders a Lien in property as security for all or any portion of the Obligations.
“Series A Convertible Preferred Stock Documents” means each of the following documents: (i) that certain Securities Purchase Agreement, dated as of January 9, 2023, by and among Holdings and certain investors listed on Annex A attached thereto, (ii) that certain Registration Rights Agreement, dated as of January 9, 2023, by and among Holdings and certain investors listed on Annex A attached thereto, and (iii) that certain Certificate of Designations, Preferences And Rights Of Series A Convertible Preferred Stock Of Lifecore Biomedical, Inc., dated as of January 9, 2023.
“Settlement Date” has the meaning provided in Section 2.14.
“Seventh Amendment Effective Date” means May 10, 2024.
“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.
“Sixth Amendment Effective Date” means December 31, 2023.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”
“Solvent” means, as to any Person and its Subsidiaries, such Person and its Subsidiaries, on a consolidated basis, (a) own property or assets whose Fair Salable Value is greater than the amount required to pay all of their debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) own property or assets whose present Fair Salable Value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Persons as they become absolute and matured; (c) are able to pay all of their debts as they mature; (d) have capital that is not unreasonably small for their business and is sufficient to carry on their business and transactions and all business and transactions in which they are about to engage; (e) are not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Persons or any of their Affiliates. “Fair Salable Value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes hereof, the amount of all contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
“Specified Account Debtor (35%)” means the second Account Debtor listed in the definition of “Specified Account Debtor” as defined in the Fee Letter described in clause (ii) of the definition thereof, and (b) each other Account Debtor approved by the Administrative Agent in its sole discretion and in writing (including via email).
“Specified Account Debtor (45%)” means the first Account Debtor listed in the definition of “Specified Account Debtor” as defined in the Fee Letter described in clause (ii) of the definition thereof, and (b) each other Account Debtor approved by the Administrative Agent in its sole discretion and in writing (including via email).
“Specified Adjustment Date” has the meaning set forth in the definition of “Applicable Margin”.
“Specified Compliance Costs” means, with respect to any period on or prior to the first anniversary of the Closing Date, the reasonably documented and actually incurred fees, costs and expenses payable by Holdings or any of its Subsidiaries in connection with the environmental and FCPA compliance matters associated with regulatory permitting at the Tanok facility in Mexico during such period, net of any amounts in respect thereof from any indemnification rights actually received during such period.

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“Specified Debt Payment” means any prepayment of Indebtedness made pursuant to Section 8.11(a)(ii) or (iii).
“Specified EBITDA Addback Cap” means (a) with respect to any Measurement Period ending during period commencing on the Ninth Amendment Effective Date and ending on May 31, 2026, $20,000,000, (b) with respect to any Measurement Period ending during the period commencing on June 1, 2026, and ending on November 30, 2026, $15,000,000, and (c) with respect to any Measurement Period ending any time thereafter, $10,000,000.
“Specified Extraordinary Receipts” means any Extraordinary Receipts actually received by one or more Loan Parties (i) consisting of a tax refund in an amount equal to $4,100,000 in respect of carry-back amounts related to the three Fiscal Year period ending with Fiscal Year 2021 for which amended returns were filed prior to the Closing Date and/or (ii) in respect of recovery of damages, expenses, or other consideration in connection with the matter described on page 13 of Holdings’s Form 10-Q for the period ending August 30, 2020 in the section entitled “Compliance Matters and Related Litigation” under the heading “Legal Contingencies,” including but not limited to (a) recovery, indemnification, or reimbursement of expenses or other consideration received from any insurance carrier, (b) recovery from the Indemnification Escrow created in the December 1, 2018 acquisition of Yucatan Foods (whether that recovery comes in the form of stock or cash), and (c) any proceeds from or related to the litigation entitled Haerizadeh v. Holdings, et al, Superior Court for the State of California, County of Los Angeles, Case Number 20SMCV01202, including any proceeds from the Cross-Complaint filed by Holdings and Curation in that action or settlements with parties to that action.
“Specified Foreign Account Debtor” means (a) each Account Debtor listed in the definition of “Specified Foreign Account Debtor” as defined in the Fee Letters described in clauses (i) and (ii) of the definition thereof, and (b) each other Account Debtor approved by the Administrative Agent in its sole discretion and in writing (including via email).
“Specified HA Assets” means all Equipment (as defined in the Sale Leaseback Agreement) and all assets and properties owned, or held for use, by any Loan Party that are solely dedicated to the production of sodium hyaluronate.
~~“Specified Inventory Charges” means, to the extent not duplicative of other amounts added back to Consolidated EBITDA, non-cash write offs and/or impairment charges associated with the discontinuation of a product line or stock-keeping unit associated with inventory acquired prior to the Closing Date (including those identified on Schedule 1.01(c)), not to exceed $2,000,000 for the most recently ended four Fiscal Quarter period for which financial statements have previously been or were required to be delivered hereunder.~~
“Specified Investment” means any Investment made pursuant to Section 8.03(f).

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“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.15(c)).
“Specified Pro Forma Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”
“Specified Restricted Payment” means any Restricted Payment pursuant to Section 8.06(e).
“Specified Third Amendment Credit Availability Improvements” means, at any date of determination, the aggregate amount of additional credit made available to the Loan Parties and their Subsidiaries pursuant to the amendments to this Agreement set forth in the Third Amendment.
“Specified Transaction” means each Specified Debt Payment, Specified Investment, and Specified Restricted Payment.
“Subordinated Debt” means Indebtedness of any Loan Party or Subsidiary thereof which is expressly subordinated in right of payment to Payment in Full and which is in form and on terms satisfactory to, and approved in writing by, the Administrative Agent (including, without limitation, the obligations under the Master Intercompany Note). For avoidance of doubt, the Term Loan Debt shall not constitute Subordinated Debt.
“Subordinated Debt Documents” means any documents evidencing, or otherwise relating to, any Subordinated Debt, including, without limitation, the Master Intercompany Note, and any other subordination agreement entered into with respect to Subordinated Debt.
“Subordination Agreement” means each of (a) the Master Intercompany Note, and (b) any other written subordination agreement with respect to Subordinated Debt by and among Administrative Agent, the holder(s) of such Subordinated Debt, the issuer(s) of such Subordinated Debt and the other parties thereto, which agreement subordinates all of such Subordinated Debt to Payment in Full of all Obligations and is otherwise on subordination terms satisfactory to Administrative Agent, in its discretion. For avoidance of doubt, the Term Loan Intercreditor Agreement shall not constitute a Subordination Agreement.
“Subordination Provisions” means any provision relating to payment or lien subordination applicable to or contained in any documents (including, without limitation, any such provisions contained in the Master Intercompany Note or the Term Loan Intercreditor Agreement).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (but not a representative office of such Person) of which a

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majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.
“Supply Agreement” means that certain Amended and Restated Supply Agreement, dated as of May 3, 2023, by and between Alcon Research, LLC and Lifecore LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.
“Swap Obligation” means, with respect to any Loan Party, any obligation to perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Sweep Depositary” shall have the meaning set forth in the definition of Sweep to Loan Arrangement.
“Sweep to Loan Arrangement” means a cash management arrangement established by the Borrowers with BMO, as depositary (in such capacity, the “Sweep Depositary”), pursuant to which the Administrative Agent is authorized (a) to make advances of Revolving Credit Loans hereunder, the proceeds of which are deposited by the Administrative Agent into a designated account of the Borrowers maintained at the Sweep Depositary, and (b) to accept as prepayments of Revolving Credit Loans hereunder proceeds of excess targeted balances held in such designated account at the Sweep Depositary, which cash management arrangement is subject to such agreement(s) and on such terms acceptable to the Sweep Depositary in its sole discretion.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for

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any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender); provided, however that it is understood and agreed that such amounts provided by the applicable Credit Product Provider with respect to Credit Product Obligations under Swap Contracts may include a commercially reasonable level of “cushion” to account for normal short-term market fluctuations.
“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means BMO in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b).
“Swing Line Sublimit” means an amount equal to $0. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tanok” means Procesdora Tanok, S. de R. L. de C. V., a Mexican limited liability company.
“Tanok Obligation” has the meaning specified in Section 7.08(e).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Agent” means Alcon Research, LLC.
“Term Loan Agreement” means that certain Credit and Guaranty Agreement, dated as of May 22, 2023, by and among the Loan Parties, the Term Loan Agent, and the Term Loan Lenders, as may be amended, modified, restated, supplemented, refinanced or replaced and in effect from time to time in accordance with the terms and conditions of the Term Loan Intercreditor Agreement.

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“Term Loan Debt” means all Indebtedness under the Term Loan Documents.
“Term Loan Documents” means, collectively (a) the Term Loan Agreement, and (b) each of the other “~~Loan~~Credit Documents,” as that term is defined in the Term Loan Agreement, entered into by and among the Loan Parties, the Term Loan Agent, and the Term Loan Lenders with respect to the Term Loan Debt, all as in effect on the date hereof or as may be amended, modified, restated, supplemented, refinanced or replaced and in effect from time to time in accordance with the terms and conditions of the Term Loan Intercreditor Agreement.
“Term Loan Intercreditor Agreement” means the Intercreditor Agreement dated as of May 22, 2023, between Administrative Agent and Term Loan Agent, as may be amended, modified, restated, or supplemented from time to time in accordance therewith, which provides that: (a) the Liens of the Administrative Agent on the ABL Priority Collateral shall be senior in priority to the Term Loan Liens on the ABL Priority Collateral, and (b) the Term Loan Liens on the Term Loan Priority Collateral shall be senior in priority to the Liens of the Administrative Agent on the Term Loan Priority Collateral.
“Term Loan Lenders” means the “Lenders” from time to time party to the Term Loan Agreement, as such term is defined therein.
“Term Loan Liens” means the Liens and security interests granted by the Loan Parties to Term Loan Agent to secure the Term Loan Debt under the Term Loan Documents.
“Term Loan Priority Advances Account” as defined in the Term Loan Intercreditor Agreement.
“Term Loan Priority Collateral” means the “Term Loan Priority Collateral”, as that term is defined in the Term Loan Intercreditor Agreement.
“Term Loan Priority Inventory” means the “Term Loan Priority Inventory”, as that term is defined in the Term Loan Intercreditor Agreement.
“Term SOFR” means~~, for~~  the ~~applicable tenor, the~~one-month Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to ~~(a) in the case of SOFR Loans,~~ the first day of ~~such applicable Interest Period, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case~~each calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for ~~the applicable tenor~~one-month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for ~~such tenor~~one-month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for ~~such tenor~~one-month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not

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more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date, by and among the Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” means February 22, 2022.
“Total Credit Exposure” means, as to any Lender at any time, the unused outstanding Commitments of such Lender and the Credit Exposure of such Lender at such time.
“Total Revolving Credit Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Credit Loans, Protective Advances, Swing Line Loans and Letter of Credit Obligations.
“Trademark Security Agreement” means any trademark security agreement pursuant to which any Loan Party grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest such Person’s trademarks as security for the Obligations.
“Transaction” means the entering by the Loan Parties of the Loan Documents to which they are a party, the funding of the Revolving Credit Facility, the entering by the Loan Parties of the Term Loan Documents to which they are a party, and the funding of the Term Loan Debt.
“Transaction Costs” means the reasonable and documented out-of-pocket fees, costs and expenses payable by Holdings or any of its Subsidiaries to the extent paid or payable to non-Affiliates on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Term Loan Documents.
“Treasury Management and Other Services” means (a) all arrangements for the delivery of treasury and cash management services, including controlled disbursements, accounts or services and ACH transactions, (b) all commercial credit card, purchase card, p-card, debit cards, credit card processing services and merchant card services; and (c) all other banking products or services, including trade and supply chain finance services and leases and foreign currency exchange, other than Letters of Credit, in each case, to or for the benefit of any Loan Party or an Affiliate of any Loan Party which are entered into or maintained with an entity that is a Lender or an Affiliate of a Lender at the time such agreement or other arrangement in connection with such Treasury Management and Other Services is entered into and which are not prohibited by the express terms of the Loan Documents.

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“Trust Accounts” means Deposit Accounts or Securities Accounts containing cash, cash equivalents or Securities (a) held exclusively for payroll and payroll taxes, (b) held exclusively for employee benefit payments and expenses related to a Loan Party’s employees, (c) required to be collected, remitted or withheld exclusively to pay taxes (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) or (d) held by any Loan Party expressly in trust or as an escrow or fiduciary for another person which is not a Loan Party.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.
“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unused Facility Amount” means the daily amount by which (a) the Aggregate Revolving Credit Commitments exceeds (b) the sum of (i) Outstanding Amount of all Revolving Credit Loans other than Swing Line Loans and (ii) the Outstanding Amount of all Letter of Credit Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be considered usage for purposes of determining the Unused Facility Amount.
“Unused Fee” has the meaning specified in Section 2.09(a).
“Unused Fee Rate” means a per annum rate equal to 0.375%.

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“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“Valid Expense Item” means any charge, compensation, cost, expense, reserve, accrual, fee or loss, as applicable, that is reasonably documented, factually supportable, actually incurred, set, established or accrued (in each case, as determined in accordance with GAAP) and, except for non-cash items, paid or payable to Persons who are not Affiliates of Holdings and its Subsidiaries, unless otherwise expressly permitted hereunder.
“Value” means, for an Eligible Account, the face amount of such Eligible Account, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could reasonably be expected to be claimed by the Account Debtor or any other Person.
“Voting Equity Interests” means Equity Interests with respect to which the holders thereof are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors of the issuer thereof, even if the right so to vote has been suspended by the happening of such a contingency.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
I.2Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other

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document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) the phrase “in its discretion” shall be construed to mean in its sole and absolute discretion, (v) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (vi) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (viii) all covenants in Article VIII shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant (other than specific cross references permitting actions or conditions under other covenants) shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)A reference to Loan Parties’ “knowledge” or similar concept means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. “Actually known”, “knowingly” and “knowing” shall have correlative meanings.
I.3Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect on the Closing Date, except (i) with respect to any reports or financial information required to be delivered pursuant to Section 7.01, which shall be prepared in accordance with GAAP as in effect and applicable to that accounting period in respect of which reference to GAAP is being made and (ii) as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of each Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

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(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Agent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary contained in this Section 1.03 or the definition of “Capital Lease Obligations”, in the event of a change in GAAP requiring all leases to be capitalized, only those leases that would have constituted Capital Leases on the Closing Date (assuming for purposes hereof that such leases were in existence on the Closing Date) shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).
(c)Consolidation of Variable Interest Entities. Except as expressly provided otherwise herein, all references herein to Consolidated financial statements of the Consolidated Group or to the determination of any amount for the Consolidated Group on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Consolidated Group is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)Calculations. In computing financial ratios and other financial calculations of the Consolidated Group required to be submitted pursuant to this Agreement, all Indebtedness of the Consolidated Group shall be calculated at par value irrespective if the Consolidated Group has elected the fair value option pursuant to FASB Interpretation No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (February 2007).
I.4Uniform Commercial Code.
As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Equipment”, “General Intangibles,” “Instrument,” “Inventory,” “Record,” and “Securities Account.”
I.5Rounding.
Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
I.6Times of Day

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. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
I.7Letter of Credit Amounts
. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
I.8Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
II.1Loan Commitments.
(a)Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount of such Lender’s Revolving Credit Commitment, or (ii) such Lender’s Applicable Revolving Credit Percentage of the Borrowing Base; provided however, that after giving effect to any Revolving Credit Borrowing, (A) the Total Revolving Outstandings shall not exceed the Maximum Borrowing Amount, and (B) the Revolving Credit Exposure of each Lender shall not exceed such Lender’s Revolving Credit Commitment. All Revolving Credit Loans outstanding from time to time up to the FILO Amount shall be deemed to be outstanding FILO Loans for all purposes under this Agreement.
Within such limits and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06(a), and reborrow under this

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Section 2.01(a). The Administrative Agent shall have the right, at any time and from time to time on and after the Closing Date in good faith and in the exercise of Credit Judgment to establish, modify or eliminate Reserves.
(b)[Intentionally Omitted].
(c)Overadvances and Protective Advances.
(i)Overadvances.
(A)If at any time the aggregate principal balance of all Loans exceeds the Borrowing Base (including as a result of a reduction in the FILO Amount) (an “Overadvance”), the excess amount shall be payable by the Borrowers on demand by the Administrative Agent. All Overadvance Loans shall constitute Obligations secured by the Collateral and shall be entitled to all benefits of the Loan Documents.
(B)The Administrative Agent may, in its discretion (but shall have absolutely no obligation to), require Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrower(s) to cure an Overadvance as long as (a) such Overadvance does not continue for more than 30 consecutive days and (b) the aggregate amount of the Overadvances existing at any time, together with the Protective Advances outstanding at any time, do not exceed ten percent (10.0%) of the Commitments then in effect. Overadvance Loans may be required even if the conditions set forth in Section 5.02 have not been satisfied. In no event shall Overadvance Loans be required that would cause the Total Revolving Credit Outstandings to exceed the Aggregate Revolving Credit Commitments. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Overadvance Loans to any or all Borrowers by written notice to the Administrative Agent. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.01(c) nor authorized to enforce any of its terms.
(ii)Protective Advances.
(A)The Administrative Agent shall be authorized by each Borrower and the Lenders from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Base Rate Loans to the Borrowers on behalf of the Lenders (any of such Loans are herein referred to as “Protective Advances”) which the Administrative Agent deems necessary or desirable to (a) preserve or protect Collateral or any portion thereof or (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Credit Exposure; provided that no Protective Advance shall cause the aggregate amount of the Total Revolving Credit Outstandings at such time to exceed the Aggregate Revolving Credit Commitments then in effect. All Protective Advances made by the Administrative Agent constitute Obligations, secured by the Collateral and shall be treated for all purposes as Base Rate Loans.
(B)The aggregate amount of Protective Advances outstanding at any time shall not exceed ten percent (10.0% percent) of the Aggregate Revolving Credit Commitments then in effect, and such Protective Advances, together with

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the aggregate amount of Overadvances existing at any time, shall not exceed ten percent (10.0%) of the Aggregate Revolving Credit Commitments then in effect. Protective Advances may be made even if the conditions set forth in Section 5.02 have not been satisfied. Each Lender shall participate in each Protective Advance on a ratable basis. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances to any or all Borrowers by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. At any time that there is sufficient Availability and the conditions precedent set forth in Section 5.02 have been satisfied, the Administrative Agent may request the Lenders to make a Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.01(c)(ii)(C).
(C)Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance equal to the proportion of the Total Credit Exposure of such Lender to the Total Credit Exposure of all Lenders (its “Ratable Share”) of such Protective Advance. Each Lender shall transfer (a “Transfer”) the amount of such Lender’s purchased interest and participation promptly when requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, but in any case not later than 3:00 P.M. on the Business Day notified (if notice is provided by the Administrative Agent prior to 12:00 P.M. and otherwise on the immediately following Business Day (the “Transfer Date”)). Transfers may occur during the existence of a Default or Event of Default and whether or not the applicable conditions precedent set forth in Section 5.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amount of the applicable Protective Advance and shall constitute Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Transfer Date, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Overnight Rate for three (3) Business Days and thereafter at the Base Rate. From and after the date, if any, on which any Lender is required to fund, and funds, its interest and participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Ratable Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
(d)Determination of the Borrowing Base. The Borrowing Base shall be established and adjusted from time to time as follows:
(i)The amount of the Borrowing Base shall initially be established in each Borrowing Base Certificate delivered to the Administrative Agent by the Borrower Agent pursuant to Section 7.02(a). The Administrative Agent shall have the right, at any time and from time to time on and after the Closing Date in good faith and in the exercise of it Credit Judgment to establish, modify or eliminate Reserves. The Borrowing Base shall also be subject to adjustment by the Administrative Agent in its Credit Judgment (A) to reflect any determination that the amount of the Borrowing Base set forth in a Borrowing

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Base Certificate differs materially from the actual Borrowing Base determined by the Administrative Agent; (B) to reflect Administrative Agent’s reasonable estimate of declines in value of Borrowing Base Assets due to collections received in the Concentration Account or otherwise; (C) to reflect changes in advance rates as a result of changes in dilution, quality, mix and other factors affecting the Borrowing Base Assets; (D) to the extent any information or calculation does not comply with this Agreement; and (E) to reflect other adjustments in accordance with the terms of this Agreement.
(ii)In connection with any adjustment by the Administrative Agent to the Borrowing Base (as described in the foregoing clause (i) or otherwise), the Administrative Agent shall (A) promptly notify the Borrower Agent in writing (including via e-mail) (the “Borrowing Base Notice”) and (B) discuss with Borrower Agent (1) the basis for any such difference and (2) any changes made or proposed to be made to the amount of the Borrowing Base, including the reasons for any imposition of or changes in Reserves or any change in advance rates or eligibility criteria with respect to Borrowing Base Assets. The determination of the Borrowing Base by the Administrative Agent shall be presumptively correct and shall constitute the Borrowing Base for all purposes hereunder.
II.2Borrowings~~,~~ and Conversions ~~and Continuations~~ of Loans.
(a)Each Borrowing~~,~~ and each conversion of Loans from one Type to the other~~, and each continuation of SOFR Loans~~  shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 P.M. (i) three Business Days prior to the requested date of any Borrowing of~~,~~ or conversion to ~~or continuation of~~ SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be promptly confirmed in writing by a Responsible Officer of the Borrower Agent. Each Borrowing of~~,~~ or conversion to ~~or continuation of~~ SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.02(f), 2.03(c) and 2.04(c), there shall be no minimum borrowing amounts for Base Rate Loans. Each such notice (whether telephonic or written) shall specify (i) [intentionally omitted], (ii) the principal amount of Loans to be borrowed~~,~~ or converted ~~or continued~~, (iii) the Type of Loans to be borrowed or to which existing Loans are to be converted~~,~~ and (iv) the requested date of the Borrowing~~,~~ or conversion ~~or continuation~~, as the case may be (which shall be a Business Day) ~~and (v) if applicable, the duration of the Interest Period with respect thereto~~. If the Borrowers fail to specify a Type of Loan ~~or if the Borrowers fail to give a timely notice requesting a conversion or continuation~~, then the applicable Loans shall be made as, or converted to, Base Rate Loans. ~~Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.~~
(b)Following receipt of a Committed Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans~~, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection~~. In the case of a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 P.M. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the

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applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of BMO with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers~~; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrowers, there are Letter of Credit Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such Letter of Credit Borrowings, and second, shall be made available to the Borrowers as provided above.~~.
(c)~~Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan.~~ During the existence of an Event of Default, no Loans may be requested as, converted to or continued as SOFR Loans without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify the Borrower Agent and the Lenders of the interest rate applicable to ~~any Interest Period for~~ SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower Agent and the Lenders of any change in BMO’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
~~(e) After giving effect to all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Credit Facility.~~
(e)[Intentionally Omitted].
(f)Borrowers and each Lender hereby irrevocably authorize the Administrative Agent, in the Administrative Agent’s sole discretion, to advance to Borrowers, and/or to pay and charge to Borrowers’ Loan Account hereunder, all sums necessary to pay (i) any interest accrued on the Obligations when due and to pay all fees, costs and expenses and other Obligations at any time owed by any Loan Party to the Administrative Agent or any Lender hereunder and (ii) any service charge or expenses due pursuant to Section 11.04 when due. The Administrative Agent shall advise the Borrower Agent of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under this Agreement. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(f) shall constitute Revolving Credit Loans (notwithstanding the failure of the Borrowers to satisfy any of the conditions to Credit Extensions in Section 5.02) and Obligations hereunder and shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.
II.3Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the earlier to occur of the Letter of Credit Expiration Date or

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the termination of the Availability Period, to issue Letters of Credit at the request of the Borrower Agent for the account of a Borrower (or any other Loan Party or Subsidiary thereof as to which all "know your customer" or other similar requirements have been satisfied) so long as such Borrower is a joint and several co-applicant; references to a "Borrower" in this Section 2.03 shall be deemed to include reference to such other Loan Party and any applicable Subsidiary, as the case may be, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower and any drawings thereunder; provided that the Letter of Credit Issuer shall not be obligated to make any Letter of Credit Extension with respect to any Letter of Credit, and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit not then outstanding, if as of the date of such Letter of Credit Extension, (A) the Total Revolving Credit Outstandings would exceed the Maximum Borrowing Amount, (B) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Revolving Credit Lender’s Revolving Credit Commitment, or (C) the Outstanding Amount of all Letter of Credit Obligations would exceed the Letter of Credit Sublimit. Each request by the Borrower Agent for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower Agent that the Letter of Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)The Letter of Credit Issuer shall not issue any Letter of Credit, if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless in each case the Required Lenders have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless Cash Collateralized or all the Lenders have approved such expiry date.
(iii)The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;

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(B)the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer;
(C)such Letter of Credit is in an initial amount less than $10,000;
(D)any Lender is at that time a Defaulting Lender, unless the Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)The Letter of Credit Issuer shall not amend any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Agent delivered to the Letter of Credit Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Agent and, if applicable, of the applicable Borrower. Such Letter of Credit Application must be received by the Letter of Credit Issuer and the Administrative Agent not later than 11:00 A.M. at least two Business Days (or such later date and time as the Administrative Agent and the Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing or presentation thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing or presentation thereunder; and (G) such other matters

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as the Letter of Credit Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Letter of Credit Issuer may require. Additionally, the Borrower Agent shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Application, the Letter of Credit Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)If the Borrower Agent so requests in any applicable Letter of Credit Application, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit other than a commercial Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower Agent shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower Agent that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

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(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or presentation of documents under such Letter of Credit, the Letter of Credit Issuer shall notify the Borrower Agent and the Administrative Agent thereof. Not later than 1:00 P.M. on the date of any payment by the Letter of Credit Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the Letter of Credit Issuer through the Administrative Agent in Dollars and in an amount equal to the amount of such drawing. If the Borrowers fail to reimburse the Letter of Credit Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing or payment (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the Borrower Agent shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the Letter of Credit Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the Letter of Credit Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 3:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Borrower Agent in such amount. The Administrative Agent shall remit the funds so received to the Letter of Credit Issuer in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the Letter of Credit Issuer a Letter of Credit Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or Letter of Credit Advance pursuant to this Section 2.03(c) to reimburse the Letter of Credit

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Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.
(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or Letter of Credit Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Letter of Credit Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Letter of Credit Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the Letter of Credit Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the applicable Overnight Rate for three (3) Business Days and thereafter at the Base Rate, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. A certificate of the Letter of Credit Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations. At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s Letter of Credit Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s Letter of Credit Advance was outstanding) and in the same funds as those received by the Administrative Agent.
(e)Obligations Absolute. The obligation of the Borrowers to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit, and to repay each Letter of Credit Borrowing shall be joint and several and absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

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(ii)the existence of any claim, counterclaim, set-off, defense or other right that any Loan Party or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(v)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary thereof.
(f)Role of Letter of Credit Issuer. Each Revolving Credit Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. The Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower Agent, when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

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(h)Fronting Fee and Documentary and Processing Charges Payable to Letter of Credit Issuer. The Borrowers shall pay directly to the Letter of Credit Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to one-eighth of one percent (0.125%) per annum, computed on the amount of such Letter of Credit (a “Fronting Fee”), and payable upon the issuance or renewal (automatic or otherwise) thereof or upon any amendment increasing the amount thereof. In addition, the Borrowers shall pay directly to the Letter of Credit Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Letter of Credit Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(i)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(j)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, or any other Borrower, each Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries, or any other Borrower inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries, or other Borrower.
II.4Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, but shall not be obligated to, make loans in reliance upon the agreements of the other Lenders set forth in this Section 2.04 in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and Letter of Credit Obligations of the Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Maximum Borrowing Amount, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits and subject to the discretion of the Swing Line Lender to make Swing Line Loans, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.06(a)(ii), and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Revolving Credit Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower Agent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and integral multiples of $50,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the

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Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Agent. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will (i) deliver notice to the Borrower Agent and the Administrative Agent as to whether it will or will not make such Swing Line Loan available to the Borrowers and, if agreeing to make such Swing Line Loan, (ii) confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 P.M. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 P.M. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower Agent at its office by crediting the account of the Borrower Agent on the books of the Swing Line Lender in Same Day Funds.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its discretion, but no less frequently than weekly, may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Revolving Credit Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02 without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower Agent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 2:00 P.M. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Credit Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

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(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate for three (3) Business Days and thereafter at the Base Rate, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(v)All refinancings and fundings under this Section 2.04(c) shall be in addition to and without duplication of the settlement procedures and obligations under Section 2.14.
(d)Repayment of Participations. At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Revolving Credit Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
II.5Repayment of Loans.
(a)[Intentionally Omitted].

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(b)Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the account of each the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of and all accrued and unpaid interest on all Revolving Credit Loans outstanding on such date. Any payment of Obligations in respect of Revolving Credit Loans shall be applied first to Obligations outstanding under Revolving Credit Loans that are not FILO Loans (including principal, interest and fees) until repaid in full, and then to Obligations outstanding under FILO Loans.
(c)Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) each refinancing date arising under Section 2.04(c), and (ii) the Maturity Date.
(d)Protective Advances. The Borrowers shall repay all Protective Advances on the earlier to occur of (i) demand by the Administrative Agent and (ii) the Maturity Date.
(e)Other Obligations. Obligations other than principal and interest on the Loans, including Letter of Credit Obligations and Extraordinary Expenses, shall be paid by Borrowers as specifically provided herein and in any other applicable Loan Documents or, if no payment date is specified, on demand.
II.6Prepayments.
(a)Optional.
(i)The Borrowers may, upon notice to the Administrative Agent from the Borrower Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that except with respect to prepayments in accordance with Section 4.04(c), (A) such notice must be received by the Administrative Agent not later than 12:00 P.M. (1) three Business Days prior to any date of prepayment of SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, and shall be accompanied by payment of all amounts due under Section 3.05; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. There shall be no minimum repayment amount for Base Rate Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid ~~and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans.~~. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. Any payment of Obligations in respect of Revolving Credit Loans shall be applied first to Obligations outstanding under Revolving Credit Loans that are not FILO Loans (including principal, interest and fees) until repaid in full, and then to Obligations outstanding under FILO Loans.
(ii)The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent) from the Borrower Agent, at any time or from time to time,

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voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 P.M. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory.
(i)Asset Dispositions. If any Disposition occurs with respect to (A) any Borrowing Base Assets, (B) subject to the Term Loan Intercreditor Agreement, any ABL Priority Collateral that does not constitute Borrowing Base Assets or (C) from and after the “Payment in Full of Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement) (other than any “Excess Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement)), any property of any Loan Party or Subsidiary thereof (other than any Disposition of property permitted by Sections 8.05(a), 8.05(c), 8.05(d), 8.05(e), 8.05(f), 8.05(g), 8.05(h) and 8.05(k)), the Borrowers shall prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 100% of such Net Cash Proceeds not later than three (3) Business Days following receipt thereof by such Loan Party or such Subsidiary; provided that clauses (B) and (C) of this Section 2.06(b)(i) shall not apply in any fiscal year until such time as the aggregate Net Cash Proceeds from all such Dispositions in such fiscal year exceeds $1,000,000 (and then only in respect of amounts in excess thereof).
(ii)Debt Incurrence. From and after the “Payment in Full of Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement) (other than any “Excess Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement)), if any Loan Party or Subsidiary thereof incurs or issues any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.01), the Borrowers shall prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 100% of all Net Cash Proceeds received therefrom not later than three (3) Business Days following receipt thereof by such Loan Party or such Subsidiary.
(iii)Equity Issuance. From and after the “Payment in Full of Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement) (other than any “Excess Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement)), if any Loan Party or Subsidiary thereof issues any Equity Interests, the Borrowers shall prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 100% of all Net Cash Proceeds received therefrom not later than three (3) Business Days following receipt thereof by such Loan Party or such Subsidiary; provided that the prepayment requirement set forth in this Section 2.06(b)(iii) shall not apply to the Net Cash Proceeds received by Holdings and its Subsidiaries in respect of the Permitted Series A Convertible Preferred Stock.
(iv)Extraordinary Receipts. If any Loan Party or Subsidiary thereof receives any Extraordinary Receipts in respect of (A) subject to the Term Loan Intercreditor Agreement, any “ABL Extraordinary Receipts” (as defined in the Term Loan Intercreditor Agreement), (B) Specified Extraordinary Receipts or (C) from and after the “Payment in Full of Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement) (other than any “Excess Term Loan Claims” (as defined in the Term Loan Intercreditor Agreement)) any other such cash proceeds, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of the cash proceeds of such

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Extraordinary Receipts not later than three (3) Business Days following receipt thereof by such Loan Party or such Subsidiary; provided that this clause (iv) shall not apply to the events (and the proceeds thereof) specified in clauses (i), (ii) or (iii) of this Section 2.06(b).
(v)Overadvances. If for any reason the Total Revolving Credit Outstandings at any time exceed the Maximum Borrowing Amount at such time (including as a result of a reduction in the FILO Amount), the Borrowers shall not later than three (3) Business Days following demand therefor prepay Revolving Credit Loans, Swing Line Loans and Letter of Credit Borrowings and/or Cash Collateralize the Letter of Credit Obligations in an aggregate amount equal to such excess; provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, during such three (3) Business Day period, no Loans or Letters of Credit may be requested without the prior consent of the Administrative Agent in its discretion.
(c)Application of Mandatory Prepayments. Subject to Section 9.03:
(i)Each prepayment of Loans pursuant to the provisions of Section 2.06(b) shall be applied to the Revolving Credit Facility in the manner set forth in clause (ii) below. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage in respect of the relevant Facilities. For avoidance of doubt, no such prepayment of Loans (including, for avoidance of doubt, any prepayment of Net Cash Proceeds realized pursuant to the provisions of Section 2.06(b)) shall, without Borrowers’ consent, permanently reduce the Aggregate Revolving Credit Commitments.
(ii)Except as otherwise provided in Section 2.17, prepayments of the Revolving Credit Facility made pursuant to Section 2.06(b), first, shall be applied ratably to the Letter of Credit Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans that are not FILO Loans, third, shall be applied ratably to the outstanding FILO Loans, fourth, shall be used to Cash Collateralize the remaining Letter of Credit Obligations in the Minimum Collateral Amount and, fifth, the amount remaining, if any, after the prepayment in full of all outstanding Obligations (other than Credit Product Obligations) and the Cash Collateralization of the remaining Letter of Credit Obligations in the Minimum Collateral Amount may be retained by the Borrowers for use in the Ordinary Course of Business of the Borrowers. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the Letter of Credit Issuer or the Revolving Credit Lenders, as applicable.
(d)Reinvestment. Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or Subsidiary thereof in connection with a Disposition described in Section 2.06(b)(i) (other than a Disposition of Borrowing Base Assets) or consisting of Net Cash Proceeds of insurance or condemnation amounts received by such Loan Party or Subsidiary, at the election of the Borrowers (as set forth in a notice by the Borrower Agent to the Administrative Agent no later than three (3) Business Days following receipt of such Net Cash Proceeds) and so long as no Default or Event of Default shall have occurred and be continuing, the Loan Parties and their Subsidiaries may reinvest all or any portion of such Net Cash Proceeds in operating assets of the Loan Parties within three hundred sixty-five (365) days (or five hundred forty five (545) days where such Loan Party or such Subsidiary has, on or before the expiration of such three hundred sixty-five (365) day period, entered into a definitive agreement for the reinvestment of such proceeds) after the receipt of such Net Cash Proceeds (the

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consummation of such reinvestment to be certified by the Borrowers in writing to the Administrative Agent within such period); provided, however, that any Net Cash Proceeds not so reinvested on a timely basis shall be immediately applied to the prepayment of the Loans as set forth in Section 2.06(c).
II.7Termination or Reduction of Commitments.
The Borrowers may, upon notice to the Administrative Agent from the Borrower Agent, terminate the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 A.M. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $5,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Letter of Credit Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit and (iv) if, after giving effect to any reduction or termination of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Revolving Credit Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.
II.8Interest.
(a)Subject to the provisions of subsection (b) below and Sections 3.03 and 3.09, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof ~~for each Interest Period~~ at a rate per annum equal to ~~the~~ Adjusted Term SOFR ~~for such Interest Period~~ plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iv) each other Obligation (including, to the extent not prohibited by applicable Law, interest not paid when due) shall bear interest on the unpaid amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)(i)    If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest

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rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, require (and notify the Borrowers thereof) that all outstanding Loan Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.
(ii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)If, for any reason (including inaccurate reporting in any Compliance Certificate, Borrowing Base Certificate or other Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and the Borrowers shall immediately pay to the Administrative Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.
II.9Fees.
(a)Unused Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a fee (the “Unused Fee”) equal to the Unused Fee Rate times the Unused Facility Amount. The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the first Business Day after each Fiscal Quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. If there is any change in the Unused Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Unused Fee Rate separately for each period during such quarter that such Unused Fee Rate was in effect.
(b)Letter of Credit Fees. Subject to the provisions of the last sentence of this clause (b), the Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender (including the Letter of Credit Issuer in its capacity as a Revolving Credit Lender) in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (“Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for SOFR Loans that are not FILO Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Letter of Credit Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the Letter of Credit Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. The Letter of Credit Fee shall accrue at all times

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during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the first Business Day after each Fiscal Quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. If there is any change in the Applicable Margin for SOFR Loans that are not FILO Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin for SOFR Loans that are not FILO Loans separately for each period during such quarter that such Applicable Margin was in effect. At all times that the Default Rate shall be applicable to any Loans pursuant to Section 2.08(b), the Letter of Credit Fees payable under this clause (b) shall accrue and be payable at the Default Rate.
(c)Fee Letters. The Borrowers agree to pay to the Administrative Agent, for its own account, the fees payable in the amounts and at the times set forth in each Fee Letter.
(d)Generally. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to (i) the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Revolving Credit Lenders, and otherwise, to the Lenders entitled thereto or (ii) the Letter of Credit Issuer, in the case of fees payable to it. Fees paid shall not be refundable under any circumstances.
II.10Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and the Unused Fee shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan or other Loan Obligation not paid when due for the day on which the Loan is made or such Loan Obligation is due and unpaid, and shall not accrue on a Loan, or any portion thereof, or such Loan Obligation for the day on which the Loan, or such portion thereof, or Loan Obligation is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
II.11Evidence of Debt.
(a)Loan Account. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Loan Obligations due to

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such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)Account Records. In addition to the accounts and records referred to in (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
II.12Payments Generally; the Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 P.M. on the date specified herein. Subject to Section 2.14, Section 9.03, and payments made from the Concentration Account, the Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 P.M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)Presumptions by Administrative Agent.
(i)Funding by Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day

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from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrowers. Unless the Administrative Agent shall have received notice from the Borrower Agent prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders, the Letter of Credit Issuer or the Swing Line Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. With respect to any payment that the Administrative Agent makes to any Lender, the Letter of Credit Issuer, the Swing Line Lender or any other Secured Party as to which the Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from Borrowers either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any

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Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Letter of Credit Borrowings, interest and fees then due hereunder, such funds shall be applied as provided in Section 2.06(c).
II.13Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) the Loan Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) the Loan Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in Letter of Credit Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Loan Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in

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Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
II.14Settlement Among Lenders.
(a)The amount of each Revolving Credit Lender’s Applicable Revolving Credit Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and such amount shall be adjusted upward or downward based on all Revolving Credit Loans and repayments of Revolving Credit Loans received by the Administrative Agent as of 3:00 P.M. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.
(b)The Administrative Agent shall deliver to each of the Revolving Credit Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Credit Lender its Applicable Percentage of repayments, and (ii) each Revolving Credit Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Credit Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the Revolving Credit Exposure of each Revolving Credit Lender shall be equal to such Revolving Credit Lender’s Applicable Percentage of the Total Revolving Credit Outstandings as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Credit Lenders and is received prior to 1:00 P.M. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. that day; and, if received after 1:00 P.M., then no later than 3:00 P.M. on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
II.15Nature and Extent of Liability.
(a)Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent and Lenders, all Obligations, except Excluded Swap Obligations, and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the Facility Termination Date, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability,

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subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party or Subsidiary thereof is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Loan Party or Subsidiary thereof; (v) any election by the Administrative Agent or any Lender in proceeding under Debtor Relief Laws for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Loan Party or Subsidiary thereof, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of the Administrative Agent or any Lender against any Loan Party or Subsidiary thereof for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Payment in Full on the Facility Termination Date.
(b)Waivers.
(i)Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Administrative Agent or Lenders to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Payment in Full. It is agreed among each Loan Party, the Administrative Agent and Lenders that the provisions of this Section 2.15 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Administrative Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(ii)The Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 2.15. If, in taking any action in connection with the exercise of any rights or remedies, the Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Loan Party or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim of forfeiture of such rights or remedies based upon it, even if the action may result in loss of any rights of subrogation that such Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair any Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. The Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Administrative Agent or any other Person is the successful bidder, shall be conclusively

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deemed to be the Fair Market Value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 2.15, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
(c)Extent of Liability; Contribution.
(i)Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 2.15 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.
(ii)If any Borrower makes a payment under this Section 2.15 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 2.15 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(iii)Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 2.15 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Payment in Full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.
(d)Direct Liability; Separate Borrowing Availability. Nothing contained in this Section 2.15 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Letter of Credit Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.
(e)Joint Enterprise. Each Loan Party has requested that the Administrative Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to

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finance Borrowers’ business most efficiently and economically. The Loan Parties’ business is a mutual and collective enterprise, and the successful operation of each Loan Party is dependent upon the successful performance of the integrated group. The Loan Parties believe that consolidation of their credit facility will enhance the borrowing power of each Loan Party and ease administration of the Facility, all to their mutual advantage. The Loan Parties acknowledge that the Administrative Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Loan Parties and at Loan Parties’ request.
(f)Subordination. Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Payment in Full on the Facility Termination Date.
(g)Borrower Agent.
(i)Each Loan Party hereby irrevocably appoints and designates (or, if not a party hereto, by execution and delivery of a guaranty agreement acceptable to Administrative Agent or otherwise becoming a Guarantor hereunder shall be deemed to have irrevocably appointed and designated) Holdings (“Borrower Agent”) as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including, as applicable, requests for Credit Extensions, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Letter of Credit Issuers, Swing Line Lender or any Lender.
(ii)Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by the Borrower Agent shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.
(iii)The Borrower Agent hereby accepts the appointment by each Loan Party hereunder to act as its agent and attorney-in-fact.
(iv)The Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower or other Loan Party. The Administrative Agent and Lenders may give any notice to or communication with a Loan Party hereunder to the Borrower Agent on behalf of such Loan Party. Each of the Administrative Agent, the Letter of Credit Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Loan Party agrees (or, if not a party hereto, by execution and delivery of a guaranty agreement acceptable to Administrative Agent or otherwise becoming a Guarantor hereunder shall be deemed to have agreed) that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.
II.16Cash Collateral.
(a)Certain Credit Support Events. If (i) the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit upon presentation and such drawing has

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resulted in a Letter of Credit Borrowing, (ii) as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, (iii) any Protective Advance shall not have been funded by the Lenders upon demand by the Administrative Agent, (iv) the Borrowers shall be required to provide Cash Collateral pursuant to Section 9.02 or (v) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iv) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is less than the Minimum Collateral Amount or otherwise deficient for any reason, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at BMO.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit, Swing Line Loans or Protective Advances shall be held and applied to the specific Letter of Credit Obligations, Swing Line Loans or Protective Advances (including any the Defaulting Lender’s obligation to fund participations in respect thereof) for which the Cash Collateral was so provided (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)) or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral.
II.17Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting

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Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Letter of Credit Issuer or Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Credit Lender, to Cash Collateralize the Letter of Credit Issuer’s and the Administrative Agent’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists) to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Credit Lender, Cash Collateralize the Letter of Credit Issuer’s and the Administrative Agent’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Protective Advances; sixth, in the case of a Defaulting Lender under any Facility, to the payment of any obligations owing to the other Lenders under such Facility (in the case of the Revolving Credit Facility, including the Letter of Credit Issuer or Swing Line Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender under such Facility (in the case of the Revolving Credit Facility, including the Letter of Credit Issuer or Swing Line Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations, Swing Line Loans and Protective Advances are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any Unused Fee payable pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender which is a Revolving Credit Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the

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extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to this clause (iii), the Borrowers shall (A) pay to each Non-Defaulting Lender which is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations, Swing Line Loans and Protective Advances shall be reallocated among the Non-Defaulting Lenders which are Revolving Credit Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower Agent shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)Defaulting Lender Cure. If the Borrower Agent, the Administrative Agent and, in the case that a Defaulting Lender is a Revolving Credit Lender, the Swing Line Lender and the Letter of Credit Issuer, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit, Swing Line Loans and Protective Advances to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
II.18Increase in Revolving Credit Commitments.
(a)Request for Increase. Subject to the Administrative Agent’s consent in its sole discretion, and provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower Agent may from time to time request an increase in the Aggregate Revolving Credit Commitments by an amount (for all such requests) not exceeding $15,000,000 (each such

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increase, a “Commitment Increase”); provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 in the aggregate or, if less, the entire unutilized amount of the maximum amount of all such requests set forth above and (ii) no more than three (3) such requests shall be made during the term of this Agreement. At the time of sending such notice, the Borrower Agent (in consultation with the Administrative Agent) shall specify the time period within which each applicable Revolving Credit Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the applicable Revolving Credit Lenders).
(b)Revolving Credit Lender Elections to Increase. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to commit to a portion of the requested increase of the Revolving Credit Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to commit to any portion of the requested increase.
(c)Notification by Administrative Agent; Additional Revolving Credit Lenders. The Administrative Agent shall notify the Borrower Agent of the Revolving Credit Lenders’ responses to each request made hereunder. In the event that Revolving Credit Lenders do not timely issue commitments for the full amount of any requested increase, to achieve the full amount of such requested increase and subject to the approval of the Administrative Agent in its discretion, the Borrower Agent may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel (each such Eligible Assignee issuing a commitment, executing and delivering such joinder agreement and becoming a Revolving Credit Lender, an “Additional Commitment Lender”); provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.
(d)Effective Date and Allocations. If the Aggregate Revolving Credit Commitments are increased in accordance with this Section 2.18, the Administrative Agent and the Borrower Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower Agent and the Revolving Credit Lenders of the final allocation of such increase and the Increase Effective Date.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower Agent shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article VI and in the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01; (ii) the Loan Parties, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel; (iii) the Borrowers shall have paid such fees and other compensation to the Revolving Credit Lenders increasing their Revolving Credit Commitments and to the Additional Commitment Lenders as the Borrowers and such Lenders and Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees, if any, to the Administrative Agent as the

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Borrowers and the Administrative Agent may agree; (v) other than the fees and compensation referred to in clauses (iii) and (iv) above, the Commitment Increase shall be on the same terms and pursuant to the same documentation applicable to the existing Revolving Credit Commitments; (vi)  the Loan Parties shall deliver to the Administrative Agent (A) an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent and dated such date and (B) a certification from the Borrower Agent, or other evidence satisfactory to the Administrative Agent, that such increase is permitted under the documents governing the Term Loan Debt, any Subordinated Debt and any other Indebtedness incurred pursuant to a Material Contract; (viii) the Loan Parties, the Lenders increasing their Commitments and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; (ix) the definition of Required Lenders shall have been revised in a manner acceptable to Administrative Agent in its discretion; (x) no Default or Event of Default exists or shall result therefrom and (xi) after giving effect to such increase, the Aggregate Revolving Credit Commitments does not exceed the Maximum ABL Amount (as defined in the Term Loan Intercreditor Agreement as in effect at such time) other than the component of the Maximum ABL Amount (as defined in the Term Loan Intercreditor Agreement as in effect at such time) in respect of the ABL DIP Amount (as defined in the Term Loan Intercreditor Agreement as in effect at such time). The Revolving Credit Loans outstanding on the Increase Effective Date shall be reallocated and adjusted between and among the applicable Lenders, and the Borrowers shall pay any additional amounts required pursuant to Section 3.05 resulting therefrom, to the extent necessary to keep the outstanding applicable Revolving Credit Loans ratable among the applicable Lenders with any revised Applicable Percentages, as applicable, arising from any non-ratable increase in the applicable Revolving Credit Loans under this Section 2.18.
(f)Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
II.19Sweep to Loan Arrangement.
(a)The Borrowers acknowledge and agree that any Revolving Credit Borrowing made pursuant to a Sweep to Loan Arrangement in accordance with this Section 2.19(a) constitutes a Request for Credit Extension submitted by the Borrower Agent and shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Section 5.02 have been satisfied on and as of the date of the applicable Credit Extension.
(b)So long as a Sweep to Loan Arrangement is in effect, and subject to the terms and conditions thereof, Revolving Credit Loans may be advanced and prepaid hereunder notwithstanding any notice, minimum amount, or funding and payment location requirements hereunder for any Revolving Credit Borrowing or for any prepayment of any Revolving Credit Loans. The making of any such Revolving Credit Loans shall otherwise be subject to the other terms and conditions of this Agreement. All other Revolving Credit Loans shall be (x) made upon notice given in accordance with Section 2.02 and (y) prepaid in accordance with Section 2.06. All Revolving Credit Loans advanced or prepaid pursuant to such Sweep to Loan Arrangement shall be Term SOFR Revolving Credit Loans.
(c)The Administrative Agent shall have the right in its sole discretion to suspend or terminate the making and/or prepayment of Revolving Credit Loans pursuant to such Sweep to Loan Arrangement, at any time and without notice, whether or not any Default or Event of Default exists.

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(d)None of the Sweep Depositary, BMO or the Administrative Agent shall be liable to the Borrowers or any other Person for any losses directly or indirectly resulting from events beyond the Sweep Depositary’s, Administrative Agent’s or BMO’s reasonable control, including any interruption of communications or data processing services or legal restriction or for any special, indirect, consequential or punitive damages in connection with any Sweep to Loan Arrangement.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
III.1Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Loan Parties or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower Agent or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Letter of Credit Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnification.
(i)Without limitation or duplication of the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify the Administrative Agent, each Lender and the Letter of Credit Issuer, and shall make payment in respect thereof within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Administrative Agent or paid by the Administrative Agent, such Lender or the Letter of Credit Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes

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were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower Agent by a Lender or the Letter of Credit Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Letter of Credit Issuer, shall be conclusive absent manifest error.
(ii)Without limitation or duplication of subsection (a) or (b) above, each Lender and the Letter of Credit Issuer shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the Letter of Credit Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the Letter of Credit Issuer, as the case may be, to the Administrative Agent pursuant to subsection (e). Each Lender and the Letter of Credit Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Letter of Credit Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the Letter of Credit Issuer and the occurrence of the Facility Termination Date.
(d)Evidence of Payments. Upon request by the Borrower Agent or the Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower Agent shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower Agent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower Agent or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Each Lender shall deliver to the Borrower Agent and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower Agent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Loan Parties pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,
(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower Agent and the

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Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)executed originals of Internal Revenue Service Form W-8BEN-E (or, if applicable W-8BEN) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)executed originals of Internal Revenue Service Form W-8ECI,
(III)executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V)executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and
(C)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their

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obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of this Section 3.01, “Laws” shall include FATCA
(iii)Each Lender shall promptly (A) notify the Borrower Agent and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Loan Parties or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Letter of Credit Issuer, or have any obligation to pay to any Lender or the Letter of Credit Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Letter of Credit Issuer, as the case may be. If the Administrative Agent, any Lender or the Letter of Credit Issuer determines, in its discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the Letter of Credit Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender or the Letter of Credit Issuer, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Letter of Credit Issuer in the event the Administrative Agent, such Lender or the Letter of Credit Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Letter of Credit Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
III.2Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower Agent through the Administrative Agent, (i) any obligation of such Lender to make ~~or continue~~ SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such

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determination no longer exist. Upon receipt of such notice, (x) the Loan Parties shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate)~~, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans~~ immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Loan Parties shall also pay accrued interest on the amount so prepaid or converted.
III.3Inability to Determine Rates.
Subject to Section 3.09, if, on or prior to ~~the first day of~~ any ~~Interest Period for any~~Term SOFR ~~Loan~~Determination Date:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined, or
(ii)    the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto ~~or a continuation thereof~~ that Term SOFR ~~for any requested Interest Period with respect to a proposed SOFR Loan~~ does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make ~~or continue~~ SOFR Loans shall be suspended (to the extent of the affected SOFR Loans ~~and, in the case of a SOFR Loan, the affected Interest Periods~~) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of~~,~~ or conversion to ~~or continuation of~~ SOFR Loans (to the extent of the affected SOFR Loans ~~and, in the case of a SOFR Loans, the affected Interest Periods~~) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately ~~or, in the case of SOFR Loans, at the end of the applicable Interest Period~~. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to this Agreement.
III.4Increased Costs.

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(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the Letter of Credit Issuer;
(ii)subject any Lender or the Letter of Credit Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender or the Letter of Credit Issuer in respect thereof (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes); or
(iii)impose on any Lender or the Letter of Credit Issuer or the SOFR market any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Term SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Letter of Credit Issuer issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Letter of Credit Issuer, the Loan Parties will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time pursuant to subsection (c) below the Loan Parties will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Agent shall be conclusive absent manifest error. The Loan Parties shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

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(d)Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof)..
III.5Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the ~~Interest Period~~interest period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Agent; or
(c)any assignment of a SOFR Loan on a day other than the last day of the ~~Interest Period~~interest period therefor as a result of a request by the Borrower Agent pursuant to Section 11.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each SOFR Loan made by it at Term SOFR for such Loan by a matching deposit or other borrowing in the SOFR market for a comparable amount and for a comparable period, whether or not such SOFR Loan was in fact so funded.
III.6Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, the Letter of Credit Issuer or any Governmental Authority for the account of any Lender or the Letter of Credit Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the Letter of Credit Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Letter of Credit Issuer, such designation or assignment

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(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the Letter of Credit Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Letter of Credit Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the Letter of Credit Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.
III.7Survival.
All of the Borrowers’ obligations under this Article III shall survive the resignation of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.
III.8[Intentionally Omitted].
III.9Effect of Benchmark Transition Event.
Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use,

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administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.09 Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.09 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.09
(d)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement) (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may ~~modify the definition of “Interest Period~~add a concept of “interest period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) ceases to be not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may ~~modify the definition of “Interest Period~~add a concept of “interest period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan~~,~~  or conversion to ~~or continuation of~~ SOFR Loans to be made~~,~~ or converted ~~or continued~~ during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
ARTICLE IV
SECURITY AND ADMINISTRATION OF COLLATERAL
IV.1Security.
(a)Generally. As security for the full and timely payment and performance of all Obligations, Borrower Agent shall, and shall cause each other Loan Party to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral (subject to no prior Lien or other encumbrance or restriction on transfer, other than the Term Loan Liens expressly permitted to have priority with respect to the Term Loan Priority Collateral under and in accordance with this Agreement and the Term Loan Intercreditor Agreement). Without limiting the foregoing, on the Closing Date Borrower Agent shall deliver, and shall cause each other Borrower to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent,

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(a) the Security Agreement, which shall pledge to the Administrative Agent for the benefit of the Secured Parties certain personal property of the Borrowers and the other Loan Parties more particularly described therein, and (b) Uniform Commercial Code financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Secured Parties on the Collateral, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Administrative Agent may request to effect the transactions contemplated by this Article IV; provided, however, that the Administrative Agent shall not be required to accept a Lien or Mortgage on any Real Property prior to the receipt of all Flood Documentation with respect thereto.
IV.2Collateral Administration.
(a)Administration of Accounts.
(i)Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall upon request submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request.
(ii)Taxes. If an Account of any Loan Party includes a charge for any Taxes, Administrative Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither the Administrative Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.
(iii)Account Verification. Upon the occurrence and during the continuance of an Event of Default, and in connection with any Field Exam in consultation with the Borrowers (whether or not a Default or an Event of Default exists), the Administrative Agent shall have the right, in the name of the Administrative Agent, any designee of the Administrative Agent or (during the continuance of any Event of Default) any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.
(iv)Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Controlled Deposit Account. If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Administrative Agent and promptly (not later than the next Business Day) deposit same into a Controlled Deposit Account.
(v)Extensions of Time for Payment. In addition, upon the occurrence and during the continuance of an Event of Default, other than in the Ordinary Course of Business and in amounts which are not material to such Borrower, each Borrower will not (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
(b)Administration of Inventory.

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(i)Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by the Administrative Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to the Administrative Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as the Administrative Agent may request. The Administrative Agent may participate in and observe each physical count.
The Administrative Agent, in its reasonable discretion, if any Event of Default is continuing, may cause additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).
(ii)Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) the Administrative Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds $250,000; and (d) any payment received by a Borrower for a return is promptly remitted to the Administrative Agent for application to the Obligations in accordance with Section 2.06(c).
(iii)[Intentionally Omitted].
(iv)Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval if the aggregate value of all Inventory on consignment or approval exceeds $250,000 at any time, and shall take all steps to assure that all Inventory is produced in accordance with applicable Law, including the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory. The Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable Laws, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.
(c)Collateral at Locations Subject to a Material Third-Party Agreement. With respect to any location of Collateral subject to a Material Third-Party Agreement entered into after the Closing Date, each Loan Party shall use commercially reasonable efforts to provide the Administrative Agent with Lien Waivers with respect to the premises subject to such Material Third-Party Agreements. Loan Parties acknowledge that if such Lien Waivers are not delivered, then, at the election of the Administrative Agent, all or a portion of the Collateral at such locations may be deemed ineligible for inclusion in the Borrowing Base or in its Credit Judgment the Administrative Agent may establish a Rent and Charges Reserve for such location.
IV.3After Acquired Property; Further Assurances.
(a)New Deposit Accounts and Securities Accounts. Concurrently with or prior to the opening of any Deposit Account, Securities Account or Commodity Account by any Loan Party, other than any Excluded Deposit Account, such Loan Party shall deliver to the Administrative Agent a Control Agreement covering such Deposit Account, Securities Account or Commodity

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Account, duly executed by such Loan Party, the Administrative Agent and the applicable Controlled Account Bank, securities intermediary or financial institution at which such account is maintained.
(b)Future Leases. Prior to entering into any new lease of Real Property or renewing any existing lease of Real Property following the Closing Date, each Borrower shall, and shall cause each Loan Party to, deliver to the Administrative Agent a Lien Waiver, in form and substance reasonably satisfactory to the Administrative Agent, executed by the lessor of any Real Property, to the extent the value of any personal property of the Borrowers held or to be held at such leased property exceeds (or it is anticipated that the value of such personal property will exceed at any point in time during the term of such leasehold term) $500,000 at any time.
(c)Real Property. If any Loan Party acquires any Real Property on or after the Closing Date, such Loan Party shall promptly notify the Administrative Agent thereof. With respect to all fee-owned Material Real Property acquired on or after the Closing Date, but solely upon written request from the Administrative Agent in its discretion, the Loan Parties shall be required to provide, within 90 days of any such request (or such longer period as Administrative Agent may in its discretion agree) a Mortgage and all Mortgage Related Documents with respect to such Real Property. For avoidance of doubt, the Administrative Agent shall not be required to accept a Lien or Mortgage on any Real Property (whether existing or acquired on or after the Closing Date) if, in its discretion, it chooses not to accept such Lien or Mortgage for any reason, including, without limitation, the failure to receive the Flood Documentation with respect thereto.
(d)UCC Authorization. The Administrative Agent is hereby irrevocably authorized to execute (if necessary) and file or cause to be filed, with or if permitted by applicable Law without the signature of any Borrower appearing thereon, all UCC financing statements reflecting any Borrower as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.
IV.4Cash Management.
(a)Controlled Deposit Accounts. On or prior to the Closing Date (but subject to any time period or other exceptions with respect thereto set forth in the Post-Closing Agreement), each Loan Party shall enter into a Control Agreement with respect to each Deposit Account listed on Schedule 6.19, other than Excluded Deposit Accounts. Each Loan Party agrees that all invoices rendered and other requests made by any Loan Party for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a Controlled Deposit Account in its name. Upon request of the Administrative Agent, the Borrower Agent shall cause bank statements and/or other reports from the Controlled Account Banks to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Controlled Deposit Account to ensure the proper transfer of funds as set forth above. All remittances received by any Loan Party on account of Accounts, together with the proceeds of any other Collateral, shall be held as the Administrative Agent’s property, for its benefit and the benefit of Lenders, by such Loan Party as trustee of an express trust for Administrative Agent’s benefit and such Loan Party shall immediately deposit same in kind in a Controlled Deposit Account. The Administrative Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that a Loan Party’s Accounts have been assigned to the Administrative Agent and to collect such Loan Party’s Accounts directly in its own name, or in the name of the Administrative Agent’s agent, and to charge the collection costs and expenses, including reasonable attorneys’ fees, to the Loan Account.

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(b)Concentration Account. Each Control Agreement with respect to a Controlled Deposit Account shall require that the Controlled Account Bank transfer all cash receipts and other collections by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at BMO (the “Concentration Account”). The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in Section 4.04(c) below. In the event that, notwithstanding the provisions of this Section 4.04, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections described above, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account, or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.
(c)Application of Funds in the Concentration Account. All funds received in the Concentration Account in immediately available funds shall, subject to Section 9.03, be applied on a daily basis first, to the Letter of Credit Borrowings and the Swing Line Loans, second, to the outstanding Revolving Credit Loans and third, to any fees, expenses, costs or reimbursement obligations due and owing to the Administrative Agent or the Lenders. All funds received in the Concentration Account that are not immediately available funds (checks, drafts and similar forms of payment) shall be deemed applied by Administrative Agent on account of the Obligations (subject to final payment of such items) in accordance with the foregoing sentence on the first Business Day after receipt by Administrative Agent of such items in Administrative Agent’s account located in Chicago, Illinois. If as the result of such application of funds a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers but shall, so long as no Default or Event of Default then exists, be disbursed to Borrowers or otherwise at Borrower Agent’s direction, upon Borrower Agent’s request. Upon and during the continuance of any Event of Default, the Administrative Agent may, at its option, offset such credit balance against any of the Obligations or hold such credit balance as Collateral for the Obligations.
(d)Controlled Securities Accounts. On or prior to the Closing Date (but subject to any time period with respect thereto set forth in the Post-Closing Agreement), each Loan Party shall enter into a Control Agreement with respect to each Securities Account and Commodity Account listed on part (b) of Schedule 6.19. The Borrower Agent shall cause account statements and/or other reports from the applicable broker, financial institution or other financial intermediary to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all assets, including securities entitlements, financial assets or other amounts, held in each Securities Account or Commodity Account.
(e)Term Loan Priority Advances Account. The Loan Parties shall (i) maintain the Term Loan Priority Advances Account with BMO Bank N.A., and (ii) not deposit any amounts, or permit the deposit of any amounts, into the Term Loan Priority Advances Account, other than any advances by the Term Loan Lenders pursuant to and in accordance with the terms of the Term Loan Agreement.
IV.5Information Regarding Collateral.

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Each Borrower represents, warrants and covenants that Schedule 4.05 sets forth as of the Closing Date, (a) the exact legal name, jurisdiction of formation, organizational identification number, chief executive office and any trade name or other trade style of each Loan Party and each of its Subsidiaries, (b) each Person that has effected any merger or consolidation with a Loan Party or sold, contributed or transferred to a Loan Party any property constituting Collateral at any time since, in each case, December 1, 2015 (excluding Persons making sales in the ordinary course of their businesses to a Loan Party of property constituting Inventory in the hands of such seller), (c) any prior legal name, jurisdiction of formation, organizational identification number, trade name or location of the chief executive office of each Loan Party at any time since December 1, 2015, and (d) each location within the United States in which goods constituting Collateral in the aggregate for any one location in excess of $100,000 are located as of the Closing Date (together with the name of each owner of the property located at such address and, if the owner of the property is not a Loan Party, a summary description of (i) the relationship between the applicable Loan Party and such Person and (ii) the maximum approximate book or market value of the Collateral held at such location as of November 30, 2020). No Loan Party shall change, or permit any other Loan Party or Subsidiary thereof to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (d) of the immediately preceding sentence, or use or permit any other Loan Party to use, any additional trade name or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) and taking or causing to be taken all such action at Borrowers’ or such other Loan Parties’ expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection and priority of the Lien of the Administrative Agent in the Collateral.
ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
V.1Conditions of Initial Credit Extensions.
The obligation of each Lender and the Letter of Credit Issuer to make any initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following items (except those items that are expressly permitted to be delivered after the Closing Date pursuant to the Post-Closing Agreement), each properly executed by a Responsible Officer of the applicable Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent in its discretion:
(i)executed counterparts of this Agreement, each of the Security Instruments and the Master Intercompany Note;
(ii)executed counterparts of the Term Loan Intercreditor Agreement, the Term Loan Agreement, and the other Term Loan Documents;
(iii)Notes executed by the Borrowers in favor of each Lender requesting a Note;

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(iv)such certificates of resolutions or other action, incumbency certificates (including specimen signatures), and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(v)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certified copies of such Loan Party’s Organization Documents, agreements among holders of Equity Interests, certificates of good standing and qualification to engage in business in each applicable jurisdiction;
(vi)a favorable opinion of Latham and Watkins LLP, New York, California and Delaware counsel to the Loan Parties, Taft Stettinius & Hollister LLP, Ohio counsel to the Loan Parties, and Ballard Spahr LLP, Minnesota counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender and their successors and assigns, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vii)a certificate signed by a Responsible Officer of the Borrower Agent certifying as to the matters described in Section 5.01(d), 5.01(i), 5.01(j), 5.01(k) and 5.02(b);
(viii)(A) audited financial statements of the Consolidated Group for the Fiscal Year ending May 31, 2020, and (B) financial projections of the Consolidated Group for the next five (5) Fiscal Years;
(ix)a certificate signed by the chief financial officer or, chief accounting officer of the Borrower Agent certifying that, after giving effect to the entering into of the Loan Documents and the consummation of all of the Transactions, (A) each Borrower is Solvent and (B) the Loan Parties, taken as a whole, are Solvent;
(x)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect (including, without limitation, the related insurance policy endorsements in favor of the Administrative Agent);
(xi)an initial Borrowing Base Certificate;
(xii)initial written notice of Borrowing;
(xiii)delivery of Uniform Commercial Code financing statements, suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under applicable law to perfect the Liens of the Administrative Agent under such Security Instruments as a first priority Lien (or in and to such other Collateral as the Administrative Agent may require);

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(xiv)Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent and Lenders;
(xv)evidence of the payment in full and cancellation of the Existing Credit Facility, including terminations of Uniform Commercial Code financing statements filed in connection with the Existing Credit Facility and other evidence of lien releases and other related matters on terms acceptable to the Administrative Agent;
(xvi)evidence satisfactory to the Administrative Agent of the consummation (in compliance with all applicable laws and regulations, with the receipt of all material governmental, shareholder and third party consents and approvals relating thereto) of the Transactions; and
(xvii)executed counterparts of the Post-Closing Agreement.
(b)Any fees required to be paid on or before the Closing Date shall have been paid.
(c)Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
(d)The Administrative Agent shall be satisfied, in its reasonable discretion, that after giving effect to (i) the initial Credit Extension hereunder, (ii) consummation of the Transactions and payment of all fees and expenses in connection therewith and (iii) any payables stretched beyond their customary historical levels, Availability shall be at least $15,000,000 and Total Revolving Credit Outstandings shall not exceed $45,000,000.
(e)On the Closing Date, after giving effect to the Transaction, the capital structure, corporate structure, and management of the Loan Parties and their Subsidiaries is satisfactory to the Administrative Agent in its discretion and each of the Lenders, in its discretion.
(f)(i) At least five (5) days prior to the Closing Date, to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and requested by any Lender, each such requesting Lender(s) shall have received a Beneficial Ownership Certification in relation to such Borrower, in form and substance reasonably satisfactory to each such requesting Lender and (ii) each of the Lenders shall have received all requested disclosures and information related to “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(g)The Administrative Agent shall have completed all due diligence with respect to the Loan Parties, including a review of historical and projected financial statements and the Consolidated Group’s financial model, insurance review, management background checks and other confirmatory third party due diligence (including, without limitation, a collateral field audit and an inventory appraisal), in each case, as applicable, conducted by third parties acceptable to the Administrative Agent in its discretion, and the results of which shall be satisfactory to the Administrative Agent in its discretion.
(h)The Administrative Agent shall be satisfied, in its discretion, with the resolution of all legal, tax and regulatory matters relating to this Agreement and the Transactions.

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(i)No event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, shall have occurred since the date of the audited financial statements referenced in Section 5.01(a)(viii)(A).
(j)The representations and warranties of the Loan Parties which are contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time prior to or on the Closing Date, shall be true and correct in all respects on and as of the Closing Date.
(k)All consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by each Borrower and the validity against each such Loan Party of the Loan Documents to which it is a party, shall be in full force and effect.
Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
V.2Conditions to all Credit Extensions.
The obligation of each Lender or Letter of Credit Issuer to honor any Request for Credit Extension (other than one requesting only a conversion of Loans to the other Type ~~or a continuation of SOFR Loans~~) or make the initial Credit Extension hereunder is subject to the following conditions precedent:
(a)The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02(a), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.
(b)No Default shall have occurred and be continuing or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the Letter of Credit Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)After giving effect to each Credit Extension, Total Revolving Credit Outstandings do not exceed the Maximum Borrowing Amount.
Each Request for Credit Extension (other than one requesting only a conversion of Loans to the other Type ~~or a continuation of SOFR Loans~~) submitted by the Borrower Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), 5.02(b) and 5.02(d) have been satisfied on and as of the date of the applicable Credit Extension.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES
To induce the Secured Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the Lenders, subject to the limitation set forth in Section 5.02(a), that:
VI.1Existence, Qualification and Power.
Each Loan Party and each Subsidiary thereof (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as is now being conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party is (a) an Affected Financial Institution or (b) a Covered Entity (as defined in Section 11.21(b)).
VI.2Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Organization Documents of any such Person; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party (other than the creation of Liens in favor of the Administrative Agent pursuant to any Loan Document and the creation of the Term Loan Liens) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law applicable to such Person.
VI.3Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Loan Documents, (c) the perfection or maintenance of the Liens created under the Loan Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 6.03, all of which have been duly obtained, taken, given or made on or prior to the date hereof and are in full force and effect.

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VI.4Binding Effect.
This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles.
VI.5Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The unaudited Consolidated and consolidating balance sheet of the Consolidated Group and the related Consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the month then ended (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, except as described on Schedule 1.01(d), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)The Loan Parties and their Subsidiaries, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party or Subsidiary thereof.
(e)Holdings and its Subsidiaries have not made as of the Fourth Amendment Effective Date, and as of the Fourth Amendment Effective Date do not expect to make, any accounting adjustments, restatements or other modifications to the Existing Financial Statements, other than those which have been disclosed in writing to the Administrative Agent and the Lenders prior to the Fourth Amendment Effective Date.
VI.6Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due investigation, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues, that (a) purport to affect or pertain to

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this Agreement or any other Loan Document (including the grant and perfection of any Lien under any Security Instrument) or any of the Transactions or (b) except as specifically disclosed in Schedule 6.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no material adverse change in the status, or material financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 6.06.
VI.7No Default.
No ~~Default. No~~ Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions or any other transactions contemplated by this Agreement or any other Loan Document.
VI.8Ownership of Property; Liens.
(a)Each Loan Party and each Subsidiary thereof has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), free and clear of all Liens, claims, and interests, except for Permitted Liens.
(b)Schedule 6.08 sets forth the address (including street address, county and state) of all Real Property that is owned or subject to a ground lease by the Loan Parties and their Subsidiaries as of the Closing Date and identifies the owner thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the Real Property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Liens. Each ground lease of the Loan Parties is in full force and effect and the Loan Parties are not in default of any material terms thereof.
VI.9Environmental Compliance.
(a)Except as disclosed in Schedule 6.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to such Loan Party’s or such Subsidiary’s operations, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Except as otherwise set forth in Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party or any Subsidiary thereof is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been released,

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discharged or disposed of by any Loan Party or Subsidiary thereof in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary thereof.
(c)Except as otherwise set forth on Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any Subsidiary thereof is undertaking, and no Loan Party nor any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, and (ii) all Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary thereof at, or transported to or from by or on behalf of any Loan Party or any Subsidiary thereof, any property currently owned or operated by any Loan Party or any Subsidiary thereof have, to the knowledge of the Loan Parties, been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.
(d)Each Loan Party and Subsidiary thereof conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as set forth on Schedule 6.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
VI.10Insurance.
The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, and property damage insurance) as the Loan Parties reasonably believe are adequate and customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 6.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 6.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
VI.11Taxes.
Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being Properly Contested, or except where the failure to file such returns or reports could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or Subsidiary thereof that would, if made, have a Material Adverse Effect.

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VI.12ERISA Compliance.
(a)Except as could not reasonably be expected to result in a Material Adverse Effect, each (i) Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event, with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
(d)No Loan Party nor any ERISA Affiliate maintains or contributes to, or has, or could reasonably be expected to have, any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the Closing Date, those listed on Schedule 6.12 hereto.
(e)As of the Closing Date none of the Borrowers is or will be a Benefit Plan.
VI.13Subsidiaries and Equity Interests.
No Loan Party (a) has any Subsidiaries other than those specifically disclosed in part (a) of Schedule 4.05 or created or acquired after the Closing Date in compliance with Section 7.12, and (b) owns any Equity Interests in any other Person other than those specifically disclosed on Schedule 6.13, except, in each case, Subsidiaries acquired or created and equity investments made on or after the Closing Date in compliance with this Agreement and the other Loan Documents. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Schedule 6.13 free and clear of all Liens except for those created under the Security Instruments. All of the outstanding Equity Interests in the Loan Parties and their Subsidiaries have been validly issued, are fully paid and non-assessable, and are owned in the amounts specified on Schedule 6.13 free and clear of all Liens except for those created under the Security Instruments.
VI.14Margin Regulations; Investment Company Act.

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No Loan Party nor Subsidiary thereof is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the Loan Parties, any Person Controlling any Loan Party, nor any Subsidiary of any Loan Party or such Person is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
VI.15Disclosure.
Each Loan Party has disclosed or caused the Borrower Agent to disclose to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate (including the Borrowing Base Certificates) or other information furnished (whether in writing or orally) by or on behalf of any Loan Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
VI.16Compliance with Laws.
Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) as disclosed in Schedule 6.09 or other instances in which the failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
VI.17Intellectual Property; Licenses, Etc
. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the Intellectual Property (including IP Rights) that are reasonably necessary for the operation of their respective businesses, without known conflict with the IP Rights of any other Person, except to the extent any failure so to own or possess the right to use could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, the operation by each Loan Party and its Subsidiaries of their respective businesses does not infringe upon any IP Rights held by any other Person, except, in each case, for any such infringement which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
VI.18Labor Matters

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. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or as set forth on Schedule 6.18, there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the FLSA and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 6.18 no Loan Party nor any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.
VI.19Deposit Accounts and Securities Accounts.
(a)Part (a) of Schedule 6.19 sets forth a list of all Deposit Accounts (including Excluded Deposit Accounts) maintained by the Loan Parties and their Subsidiaries as of the Closing Date, which Schedule includes, with respect to each Deposit Account (i) the name of the depository, (ii) the name and account number of such Deposit Account and (iii) the type or use of such Deposit Account.
(b)Part (b) of Schedule 6.19 sets forth a list of all Securities Accounts and Commodity Accounts maintained by the Loan Parties and their Subsidiaries as of the Closing Date, if any, which Schedule includes with respect to each Securities Account and Commodity Account (i) the name and address of the securities intermediary or institution holding such account, (ii) the name and account number of such account, (iii) a contact person at such securities intermediary or institution and (iv) the average value of assets held in such account over the prior twelve month period.
VI.20Accounts
. The Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Loan Parties with respect thereto. Each Borrower

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warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(b)it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to the Administrative Agent on request;
(d)it is not subject to any offset, Lien (other than the Administrative Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to the Administrative Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;
(e)no purchase order, agreement, document or applicable Laws restricts assignment of the Account to the Administrative Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(f)no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Administrative Agent hereunder; and
(g)to each Borrower’s knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to any proceeding under any Debtor Relief Laws, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
VI.21Anti-Terrorism Laws and Foreign Asset Control Regulations.
(a)None of the Loan Parties nor any of their Controlled Persons nor, to the knowledge of Borrower, any agent, affiliate or representative of any Loan Party or any of their Subsidiaries, is, or is controlled by a Person that is, a Sanctioned Person or currently the subject or target of any Sanctions.
(b)The Loan Parties and each of their Subsidiaries and, to the knowledge of Borrower, each of the Loan Parties’ and their Subsidiaries’ respective agents, affiliates and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)The Loan Parties and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and their Controlled Persons with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

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(d)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
VI.22Brokers
. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith, except as set forth on Schedule 6.22.
VI.23Customer and Trade Relations
. There exists no actual or, to the knowledge of any Loan Party, threatened in writing, termination or cancellation of, or any modification or change in the business relationship of any Loan Party or Subsidiary thereof with any customers or suppliers which are, individually or in the aggregate, material to its operations, to the extent that such cancellation, modification or change would reasonably be expected to result in a Material Adverse Effect.
VI.24Material Contracts
. Schedule 6.24 sets forth all Material Contracts to which any Loan Party or Subsidiary thereof is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof.
VI.25Casualty
. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
VI.26Senior Indebtedness
. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under Debtor Relief Laws) on the Loans and other Obligations, and fees and expenses in connection therewith, are entitled to the benefits of any Subordination Provisions applicable to all Indebtedness (including, without limitation, any contained in the Term Loan Intercreditor Agreement and any Master Intercompany Note). Each Loan Party acknowledges that the Administrative Agent and each Lender is entering into this Agreement and each Lender is extending its Commitments in reliance upon the Subordination Provisions (including, without limitation, any contained in Term Loan Intercreditor Agreement and any Master Intercompany Note).
VI.27Term Loan Documents.

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(a)Delivery. The Loan Parties have delivered to Administrative Agent complete and correct copies of, (i) the Term Loan Documents and of all exhibits and schedules thereto as of the Closing Date, any agreement required to be delivered in connection with any Term Loan Document at or prior to the closing of the transactions contemplated by such Term Loan Documents (including any side letter executed or otherwise required by any of the parties thereto), and (ii) copies of any amendment, restatement, supplement or other modification to or waiver under each Term Loan Document entered into after the date hereof (including any such modification accomplished via a side letter or any other document).
(b)Loan Parties. Each Person that is a guarantor or a borrower under the Term Loan Documents is a Loan Party hereunder.
ARTICLE VII
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall cause each of its Subsidiaries to:
VII.1Financial Statements.
Deliver to the Administrative Agent and each Lender:
(a)as soon as available, but in any event within 120 days after the end of each Fiscal Year of the Consolidated Group, a Consolidated and consolidating balance sheet of the Consolidated Group as at the end of such Fiscal Year, and the related Consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, (i) such Consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and, for any Fiscal Year ending after May 30, 2023, shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as a result of the impending maturity of the Obligations or the Term Loan Debt), and (ii) such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Consolidated Group to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of Consolidated Group.
(b)monthly, as soon as available, ~~but~~and in any event within 30 days after the end of each ~~calendar month (other than each of the calendar months of June, July, August, September, October and November of 2023), unaudited Consolidated and consolidating balance sheets of the Consolidated Group as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a Consolidated basis for the Consolidated Group, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Responsible Officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial condition, results of operations, shareholders equity and cash flows for such month and period, subject to normal year-end adjustments and the absence of footnotes; and~~of the first two months of each Fiscal Quarter and within 45 days after the end of the third month of each Fiscal Quarter, those unaudited non-GAAP financial

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reports prepared monthly by Holdings for internal review by Holdings’ management or Board of Directors, which reports may be redacted as necessary to protect confidential and/or proprietary information; and
(c)as soon as available but not later than 30 days following the start of any Fiscal Year, annual financial projections of Consolidated Group on a Consolidated basis, in form satisfactory to the Administrative Agent, consisting of (i) Consolidated balance sheets and statements of income or operations and cash flows (in each case, on a monthly basis), and (ii) monthly Availability for Borrowers, in the case of clauses (i) and (ii) for such Fiscal Year.
If and to the extent Holdings is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, each Loan Party shall be deemed to have satisfied its obligation to deliver the financial statements referred to in Sections 7.01(a) and 7.01(b), in each case, upon the filing of such reports with the Securities and Exchange Commission.
VII.2Borrowing Base Certificate; Other Information.
Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:
(a)on or before the 20th day of each calendar month from and after the date hereof, Borrower Agent shall deliver to the Administrative Agent, in form acceptable to the Administrative Agent in its Credit Judgment, a Borrowing Base Certificate as of the last day of the immediately preceding calendar month, with such supporting materials as the Administrative Agent shall reasonably request (including monthly reporting of rolling forward accounts receivable data by reporting monthly sales, cash collections and credits and monthly reporting of gross inventory, inventory ineligibles and accounts receivable ineligibles). If a Reporting Trigger Period exists, ~~and in any event, at all times after the Fifth Amendment Effective Date,~~ Borrower Agent shall execute and deliver to Administrative Agent Borrowing Base Certificates and all such supporting materials weekly within three (3) Business Days of each week then ended and current as of the close of the prior week; for the avoidance of doubt, such Borrowing Base Certificates and supporting materials shall include, without limitation, an updated calculation of the Borrowing Base and the components thereof, weekly reporting of rolling forward accounts receivable data by reporting weekly sales, cash collections and credits and weekly reporting of gross inventory, inventory ineligibles and accounts receivable ineligibles. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and in its Credit Judgment adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Concentration Account or otherwise; and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve, the Line Reserve, other Reserves, or the Borrowing Base;
(b)on or before the 20th day of each calendar month from and after the date hereof, Borrower Agent shall deliver to the Administrative Agent, in the form reasonably acceptable to the Administrative Agent in its Credit Judgment, (i) reconciliations of all Borrowers’ Accounts as shown on the month-end Borrowing Base Certificate for the immediately preceding month to Borrowers’ accounts receivable agings, to Borrowers’ general ledger and to Borrowers’ most recent financial statements, (ii) a detailed aged trial balance of all Accounts as of the end of the preceding calendar month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of

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related documents, repayment histories, status reports and other information as the Administrative Agent may reasonably request, (iii) accounts payable agings, (iv) accounts receivable agings, (v) reconciliations of Borrowers’ Inventory as shown on Borrowers’ inventory systems, to Borrowers’ general ledger and to Borrowers’ financial statements, and (vi) Inventory status, in the case of clauses (i) through (vi) with supporting materials as the Administrative Agent shall reasonably request;
(c)concurrently with the delivery of financial statements under Section 7.01(a) or (b) (and, if a Default or an Event of Default exists, upon Administrative Agent’s request at any time), a Compliance Certificate executed by the chief financial officer of Borrower Agent, which (i) provides a summary of Availability for the applicable period and calculates the Applicable Margin, and (ii) calculates the financial covenant set forth in Section 8.12, whether or not a Financial Covenant Trigger Period is then in effect (and, if in effect, certifies compliance therewith);
(d)promptly after the same are available, copies of each annual report, proxy or financial statement sent to the stockholders of any Loan Party or Subsidiary thereof and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party or Subsidiary thereof may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)at the Administrative Agent’s request (but not more frequently than monthly unless a Default or an Event of Default has occurred and is continuing), a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form and scope satisfactory to the Administrative Agent in its Credit Judgment;
(f)promptly following any request therefor, provide information and documentation reasonably requested by Administrative Agent for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws;
(g)promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, all in form and scope reasonably acceptable to the Administrative Agent; and
(h)as soon as available, but no later than July 15th of each calendar year (or such later date as the Administrative Agent may reasonably agree), an appraisal performed by a reputable valuation firm selected by Lifecore to perform its annual goodwill impairment valuation, in respect of the enterprise value of the Loan Parties, taken as a whole, in substantially comparable form and substance to that certain “Lifecore Biomedical Final Valuation Report, dated August 1, 2024” (each, a “Valuation Report”); provided, that if in any Fiscal Year an event occurs that requires material changes to the form or substance of the Valuation Report most recently delivered, the Loan Parties shall only be required to use commercially reasonable efforts to deliver such updated Valuation Report as promptly as practicable and in any event not later than August 31st of such Fiscal Year.
Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) (to the extent any such documents are included in materials otherwise filed with the SEC) or Section 7.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Agent posts such documents, or provides a link thereto on the

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Borrower Agent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower Agent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower Agent shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Letter of Credit Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that, so long as any Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, each Loan Party shall be deemed to have authorized the Administrative Agent, the Arrangers, the Letter of Credit Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”
VII.3Notices.
Promptly notify the Administrative Agent and each Lender:

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(a)of the occurrence of any Default or Event of Default (including, for avoidance of doubt, the occurrence of any Change of Control);
(b)of (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary (including any material default by Lifecore LLC or failure by Lifecore LLC to perform its obligations under and in accordance with the Supply Agreement); (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; and (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws, or any violation or asserted violation of any applicable Law, in the case of each of (i), (ii) and (iii), if any such matter has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $500,000 or there is a failure to meet the Pension Funding Rules in respect of a Pension Plan (whether or not waived);
(d)promptly following receipt, copies of (i) any material notices (including notices of default or acceleration and notices of the occurrence of any “Material Supply Agreement Default” (as defined in the Term Loan Agreement)) received with respect to the Term Loan Documents or any Subordinated Debt and (ii) all monthly, quarterly and annual financial statements delivered in connection with or pursuant to the Term Loan Documents to the extent not delivered to the Administrative Agent pursuant to Section 7.01, and each Compliance Certificate (as defined in the Term Loan Agreement) delivered in connection with or pursuant to the Term Loan Documents;
(e)the creation (by Division or otherwise) or acquisition of any Subsidiary;
(f)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(g)of the discharge by any Loan Party or Subsidiary thereof of its present Auditors or any withdrawal or resignation by such Auditors;
(h)of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;
(i)of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $500,000;
(j)of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;
(k)[intentionally omitted];
(l)(i) of Accounts in an aggregate face amount of $500,000 or more ceasing to be Eligible Accounts and (ii) of Inventory in an aggregate face amount of $500,000 or more ceasing to be Eligible Inventory;
(m)as soon as practicable following receipt thereof, notify the Administrative Agent and each Lender of any change in the information provided in the Beneficial Ownership

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Certification that would result in a change to the list of beneficial owners identified in such certification;
(n)any notice received with respect to any Collateral that materially and adversely affects the interests of the Secured Parties; and
(o)of any failure by any Loan Party or Subsidiary thereof to pay rent at any of such Loan Party’s or Subsidiary’s locations if such failure continues for more than fifteen (15) days following the day on which such rent first came due.
Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Agent setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
VII.4Payment of Obligations
. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, unless such obligations and liabilities are being Properly Contested.
VII.5Preservation of Existence, Etc
. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
VII.6Maintenance of Properties
. (a) Maintain, preserve and protect all of its properties (other than insignificant properties) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
VII.7Maintenance of Insurance; Condemnation Proceeds.
(a)Maintain with (i) companies having an A.M. Best Rating of at least “A-” or (ii) financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried

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under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent;
(b)Maintain flood insurance with respect to any Mortgaged Property located in any area identified by FEMA (or any successor agency) as a Special Flood Zone with such providers, on such terms and in such amounts as required pursuant to the Flood Disaster Protection Act and the National Flood Insurance Act of 1968, and all applicable rules and regulations promulgated thereunder, or as otherwise required by the Administrative Agent or any Lender (but no less coverage than required by applicable flood laws and regulations).
(c)Cause all casualty policies, including fire and extended coverage policies, maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing mortgagee clause (regarding improvements to Real Property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Administrative Agent in its discretion, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Secured Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties, in each case, unless otherwise agreed to by the Administrative Agent in its sole discretion.
(d)Cause commercial general liability policies to be endorsed to name the Administrative Agent as an additional insured; and cause business interruption policies to name the Administrative Agent as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent or any other party shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties, in each case, unless otherwise agreed to by the Administrative Agent in its sole discretion.
(e)Cause each such policy referred to in this Section 7.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent, in each case, unless otherwise agreed to by the Administrative Agent in its sole discretion.
(f)Deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy or insurance certificate (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.
(g)Permit any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such inspection.
(h)None of the Secured Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this

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Section 7.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Secured Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Secured Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Secured Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Secured Party under this Section 7.07 shall in no event be deemed a representation, warranty or advice by such Secured Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
(i)Notwithstanding anything to the contrary contained herein, if any Loan Party or any Subsidiary thereof at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Loan Party or any such Subsidiary or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from the failure of such Loan Party or Subsidiary to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.
VII.8Compliance with Laws; Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)Comply in all material respects with the requirements of all Laws (including without limitation all applicable Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being Properly Contested; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(b)Notwithstanding the general applicability of Section 7.08(a) above, comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to the Borrowers and shall cause each other Loan Party and each of its and their respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.
(c)Provide Administrative Agent, the Letter of Credit Issuer, and the Lenders (i) any information regarding Borrower, each other Loan Party, and each of their respective owners, Affiliates, and Subsidiaries necessary for Administrative Agent, the Letter of Credit Issuer, and the Lenders to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; subject however, in the case of Affiliates, to the Borrowers’ ability to provide information applicable to them and (ii) without limiting the foregoing, notification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.
(d)The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties and each of their Subsidiaries with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions.
(e)Comply in all respects with any obligations or requirements imposed by any Governmental Authority arising from or concerning the ongoing litigation, proceedings and

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investigations disclosed in due diligence pursuant to Sections 5.01(g), 6.06 and 6.09 that relate to the Tanok facility (including, but not limited to, compliance with any orders, judgments, settlement agreements, or other negotiated resolutions, as well as payment of any fines, taxes, penalties, disgorgement, fees, or other costs) (individually a “Tanok Obligation” and collectively the “Tanok Obligations”), in each case, on or before the respective date specified for satisfaction of each such Tanok Obligation.
For the avoidance of doubt, nothing in this Section 7.08 is intended to restrict or impair any rights of subrogation, reimbursement, indemnification or contribution that any Loan Party may have against any other Person with respect to satisfaction of the Tanok Obligations.
VII.9Books and Records.
(a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary thereof, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Loan Party or such Subsidiary thereof, as the case may be.
VII.10Inspection Rights and Appraisals; Meetings with the Administrative Agent.
(a)Permit the Administrative Agent or its designees or representatives from time to time, subject to reasonable notice and normal business hours (except, in each case, when a Default or Event of Default exists), to conduct Field Exams, and/or appraisals of Inventory and to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and Auditors; provided that representatives of the Borrower Agent shall be given the opportunity to participate in any discussions with the Auditors. The Administrative Agent shall not have any duty to any Loan Party to share any results of any Field Exam with any Loan Party. Appraisals shall be shared with the Borrower Agent upon request. The Loan Parties acknowledge that all Field Exams, appraisals and reports are prepared by or for the Administrative Agent and Lenders for their purposes, and Loan Parties shall not be entitled to rely upon them.
(b)Reimburse the Administrative Agent for all reasonable and documented out-of-pocket charges, costs and expenses of the Administrative Agent in connection with (i) one Field Exam and one appraisal of Inventory during any twelve (12) month period during which no Increased Collateral Monitoring Period has arisen, and (ii) up to two Field Exams and two appraisals of Inventory in any twelve (12) month period during which an Increased Collateral Monitoring Period has arisen (it being understood and agreed that any such Field Exam or appraisal initiated during an Increased Collateral Monitoring Period shall be permitted under this clause (ii) even if completed after the end of such Increased Collateral Monitoring Period); provided, that, following the occurrence and during the continuance of any Event of Default, all charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to such limits (so long as such Field Exam or appraisal was commenced while such Event of Default existed).
(c)Without limiting the foregoing, participate and will cause their key management personnel to participate in meetings with the Administrative Agent and Lenders periodically during each year, which meetings shall be held at such times and such places as may be reasonably requested by the Administrative Agent.

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(d)To the extent received by any Loan Party or any of their Subsidiaries, provide the Administrative Agent with copies of any appraisals conducted by or on behalf of the Term Loan Agent pursuant to the Term Loan Agreement, in each case, solely to the extent such Loan Party or such Subsidiary is not restricted from providing any such copy to the Administrative Agent.
VII.11Use of Proceeds.
~~Use of Proceeds. Use~~From and after the Ninth Amendment Effective Date, use the proceeds of the Revolving Credit Facility (including, without limitation, any Incremental Facility incurred pursuant to Section 2.18) (a) to ~~repay the Existing Credit Facility, (b) to~~ pay fees and expenses in connection with the Transactions, and (~~c~~b) for working capital, capital expenditures, Restricted Payments, Investments and other general corporate purposes not in contravention of any Law or of any Loan Document; provided that, in no event shall any proceeds in respect of the Revolving Credit Facility be used for, making payments or prepayments in respect of the Term Loan Debt or any other obligations under the Term Loan Agreement. None of the proceeds of the Credit Extensions will be used, directly or indirectly, (x) to finance or refinance dealings or transactions by or with any Person that is described or designated in the Specially Designated Nationals and Blocked Persons List (the “SDN List”) of the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) or is otherwise a Person officially sanctioned by the United States of America pursuant to the OFAC Sanctions Program or (y) for any purpose that is otherwise in violation of the Trading with the Enemy Act, the OFAC Sanctions Program, the PATRIOT Act or CISADA (collectively, the “Foreign Activities Laws”).
VII.12New Subsidiaries
. As soon as practicable but in any event within 30 Business Days (or such longer period as the Administrative Agent shall agree, in its discretion) following the acquisition or creation of any Domestic Subsidiary, cause to be delivered to the Administrative Agent each of the following, as applicable:
(a)a joinder agreement acceptable to the Administrative Agent duly executed by such Subsidiary sufficient to cause such Domestic Subsidiary to become a Borrower (or, at Administrative Agent’s discretion, a Guarantor), together with executed counterparts of each other Loan Document reasonably requested by the Administrative Agent, including all Security Instruments and other documents reasonably requested to establish and preserve the Lien of the Administrative Agent in all Collateral of such Domestic Subsidiary;
(b)(i) Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing, and (ii) pledge agreements, control agreements, Documents and original collateral (including pledged Equity Interests, Securities and Instruments) and such other documents and agreements as may be reasonably required by the Administrative Agent, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Domestic Subsidiary has an interest consistent with the terms of the Loan Documents;

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(c)upon the request of the Administrative Agent, an opinion of counsel to the Loan Parties and their Subsidiaries (including, without limitation, such Domestic Subsidiary) and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 5.01(a);
(d)current copies of the Organization Documents of each such Domestic Subsidiary, together with minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer, as applicable; and
(e)with respect to any Domestic Subsidiary to become a Borrower or Guarantor hereunder, within three (3) Business Days prior to becoming a Borrower or Guarantor, all “know-your-customer” and customer due diligence documentation satisfactory to the Lenders to the extent such information is requested by the Administrative Agent or the Lenders reasonably promptly after written notice to the Administrative Agent of the proposed joinder of a Borrower or Guarantor.
VII.13[Intentionally Omitted].
VII.14Further Assurances
. At the Borrowers’ cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further information, instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Document, including, to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrowers after the Closing Date.
VII.15Licenses
. (a)  Keep in full force and effect each License (i) the expiration or termination of which could reasonably be expected to materially adversely affect the realizable value in the use or sale of a material amount of Inventory or (ii) the expiration or termination of which could reasonably be expected to have a Material Adverse Effect (each a “Material License”); (b) promptly notify the Administrative Agent of (i) any material modification to any such Material License that could reasonably be expected to be materially adverse to any Loan Party or the Administrative Agent or any Lender and (ii) entering into any new Material License; (c) pay all Royalties (other than immaterial Royalties or Royalties being Properly Contested) arising under such Material Licenses when due (subject to any cure or grace period applicable thereto); and (d) notify the Administrative Agent of any material default or material breach asserted in writing by any Person to have occurred under any such Material License.

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VII.16Environmental Laws
. (a) Conduct its operations and keep and maintain its Real Property in material compliance with all Environmental Laws, other than any such non-compliance (including those specifically disclosed in Schedule 6.09) which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and properties, other than any environmental permits the failure of which to obtain would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Property other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; provided, however, that, neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP. As soon as practicable following receipt thereof, deliver to the Administrative Agent, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Real Property of the Loan Parties or their Subsidiaries or with respect to any Environmental Liability or claims that, in any such case, could reasonably be expected to result in liabilities that exceed $25,000 individually or $100,000 in the aggregate for all such Environmental Liabilities and claims.
VII.17Leases, Mortgages and Third-Party Agreements.
(a)Upon request, provide Administrative Agent with copies of all existing and future agreements (including any mortgage, deed of trust or similar security document) entered into between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns, or has a mortgage or similar lien on, any premises at which any Collateral with an aggregate value of $100,000 or greater may be kept or that otherwise may possess any Collateral with an aggregate value of $100,000 or greater (each a “Material Third-Party Agreement”).
(b)Except as otherwise expressly permitted hereunder, (i) make all payments and otherwise perform all obligations in respect of all leases and all mortgages, deeds of trust or similar security documents constituting Material Third Party Agreements and not allow such leases to lapse or be terminated (or any rights to renew such leases to be forfeited or cancelled), (ii) notify the Administrative Agent of any default by the applicable Loan Party or Subsidiary thereof with respect to such leases or mortgages, deeds of trust or similar security documents, and (iii) promptly cure any such default by the applicable Loan Party or Subsidiary thereof. If any such default is not so cured, each Loan Party hereby authorizes the Administrative Agent (as its non-fiduciary agent and on its behalf) to, if elected by the Administrative Agent in its sole discretion, make such payments and/or take such other actions as the Administrative Agent may elect in order to cure any such default (whether or not an Event of Default under this Agreement exists at such time). Any payment made by the Administrative Agent pursuant to this Section 7.17(b) shall be deemed a Protective Advance hereunder. Each Loan Party agrees that

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the Administrative Agent shall have no obligation to exercise any right to cure hereunder, whether or not such right is exercised on any one or more occasions.
VII.18Material Contracts
. Perform and observe all the payment terms and other material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
VII.19Treasury Management Services
. Commencing with the Closing Date, each Loan Party agrees to diligently pursue the transition of all of its lockbox deposit accounts and Deposit Accounts to BMO Bank N.A., and commencing with the date which is 120 days after the Closing Date (or such later date as the Administrative Agent may agree), each Loan Party shall maintain all of its lockbox deposit accounts and Deposit Accounts exclusively with BMO Bank N.A. and shall utilize BMO Bank N.A. for its primary disbursement account and other Treasury Management and Other Services.
VII.20[Intentionally Omitted].
VII.21Credit Enhancements
. If the Term Loan Agent or any holder of Term Loan Debt receives any additional guaranty, letter of credit, collateral or any other credit enhancement after the Closing Date from any Loan Party or any of their Subsidiaries, each Loan Party shall, and shall cause each of its Subsidiaries to, cause the same to be granted to the Administrative Agent, for the benefit of the Secured Parties, subject to the terms of the Term Loan Intercreditor Agreement. If any Person is included (or added) as a guarantor or borrower under the Term Loan Documents or any assets are included (or added) as collateral under the Term Loan Documents, each Loan Party shall, and shall cause each of its Subsidiaries to, cause such Person or assets, as applicable, to be included (or added) substantially concurrently with such inclusion (addition) under the Term Loan Documents as a Loan Party or Collateral, as applicable, under the Loan Documents in accordance with this Agreement.
VII.22Use of Proceeds of Permitted Series A Convertible Preferred Stock.
Notwithstanding anything to the contrary in this Agreement, the Net Cash Proceeds in respect of the Permitted Series A Convertible Preferred Stock shall be retained by Holdings and its Subsidiaries for capital expenditures, working capital purposes and other general corporate purposes of Holdings and its Subsidiaries (other than, and in no event shall any proceeds in

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respect of the Permitted Series A Convertible Preferred Stock be used for, making Restricted Payments, repayment of Indebtedness for borrowed money (other than repayment of any outstanding Obligations which shall be a permitted use) or any other payments in respect of the Term Loan Debt).
ARTICLE VIII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary thereof to, directly or indirectly:
VIII.1Indebtedness
. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, except:
(a)Indebtedness under the Loan Documents (including, for avoidance of doubt, Indebtedness arising pursuant to Section 2.18 of this Agreement);
(b)the Term Loan Debt, so long as all such Indebtedness is subject to the Term Loan Intercreditor Agreement; provided, however, that the aggregate principal amount of all Term Loan Debt of all Loan Parties and their Subsidiaries at any one time outstanding shall not exceed (i) if a Surplus Amount (as defined in the Sale Leaseback Agreement) shall exist, an amount equal to (x) $170,000,000, plus (y) the Surplus Amount (as defined in the Sale Leaseback Agreement), plus (z) the amount of any paid in kind interest in respect of the Term Loan Debt that is added to the principal amount outstanding under the Term Loan Agreement at such time and (ii) if a Shortfall Amount (as defined in the Sale Leaseback Agreement) shall exist, an amount equal to (x) $170,000,000, minus (y) the Shortfall Amount (as defined in the Sale Leaseback Agreement), plus (z) the amount of any paid in kind interest in respect of the Term Loan Debt that is added to the principal amount outstanding under the Term Loan Agreement at such time;
(c)any Subordinated Debt, so long as such Subordinated Debt is (i) unsecured and subject to a Subordination Agreement, and (ii) not owed to any Loan Party or Subsidiary or Affiliate thereof;
(d)any other Indebtedness outstanding on the Closing Date and listed on Schedule 8.01;
(e)Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party or any of their Subsidiaries; provided that any Guarantee of Indebtedness permitted hereunder that is subordinated to the Obligations shall be subordinated to the Obligations on substantially the same terms as such guaranteed Indebtedness;
(f)Credit Product Obligations consisting of obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks reasonably anticipated by such Person associated with liabilities, commitments, investments, assets, cash flows of or property held by, or changes in the value of securities issued by, such Person, and not for purposes of speculation or taking a “market view”, and (ii) such

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Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(g)Indebtedness arising in the Ordinary Course of Business in connection with treasury management and commercial credit card, merchant card and purchase or procurement card services including Treasury Management and Other Services;
(h)Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for Equipment within the limitations set forth in Section 8.02(j); provided, however, that the aggregate amount of all such Indebtedness of all Loan Parties and their Subsidiaries at any one time outstanding shall not exceed $10,000,000;
(i)[intentionally omitted];
(j)[intentionally omitted];
(k)the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;
(l)Indebtedness in respect of any bankers’ acceptance, bank guarantees, letters of credit, warehouse receipt or similar facilities entered into in the ordinary course of business in respect of workers’ compensation and other casualty claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation and other casualty claims);
(m)Indebtedness incurred or arising in the Ordinary Course of Business (and not in connection with the borrowing of money) in respect of (i) obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms; (ii) performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar instruments or obligations; and (iii) obligations to pay insurance premiums;
(n)Indebtedness representing deferred compensation to employees, consultants or independent contractors incurred in the ordinary course of business;
(o)surety bonds, deposits and similar obligations permitted under Section 8.02(e) or (f);
(p)unsecured Indebtedness of any Loan Party owing to any other Loan Party, so long as such Indebtedness is subordinated pursuant to, and otherwise subject to, the Master Intercompany Note;
(q)[intentionally omitted];
(r)Refinancing Indebtedness, so long as the Refinancing Conditions are met with respect thereto;
(s)other unsecured Indebtedness (other than any Indebtedness of the type described in Sections 8.01(a) through (p) that (x) is not otherwise permitted by Sections 8.01(a) through (p), and (y) does not exceed in outstanding amount, for all Loan Parties and their Subsidiaries, $1,000,000 outstanding at any time); and

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(t)unsecured Indebtedness in an aggregate principal amount not to exceed $4,000,000 (plus paid in kind interest to the extent added to such aggregate principal amount); provided that such Indebtedness (i) shall be subordinated in right of payment to the Payment in Full of all Obligations pursuant to the terms of a subordination agreement satisfactory to the Administrative Agent in its sole discretion, (ii) shall not be permitted be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom, (iii) shall only provide for interest, if any, that is paid in kind and not paid in cash, (iv) shall mature not less than 90 days after the Maturity Date, and (v) shall have terms otherwise reasonably satisfactory to the Administrative Agent in its sole discretion.
VIII.2Liens
. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (the “Permitted Liens”):
(a)Liens in favor of the Administrative Agent pursuant to any Loan Document;
(b)the Term Loan Liens securing the Term Loan Debt permitted under Section 8.01(b), so long as all such Term Loan Liens are subject to the Term Loan Intercreditor Agreement;
(c)Liens existing on the date hereof as described on Schedule 8.02 (setting forth, as of the Closing Date, the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary thereof subject thereto);
(d)Liens for taxes, assessments or other governmental charges, not yet due or which are being Properly Contested, and which in all cases are junior to the Lien of the Administrative Agent;
(e)Liens of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;
(f)Liens, pledges or deposits in the Ordinary Course of Business in connection with (i) insurance, workers compensation, unemployment insurance and social security legislation, (ii) contracts, bids, government contracts, and surety, appeal, customs, performance and return-of-money bonds and (iii) other similar obligations (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to contracts, statutory requirements, common law or consensual arrangements, other than any Lien imposed by ERISA or a Foreign Benefit Law;
(g)Liens arising in the Ordinary Course of Business consisting of deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the Ordinary Course of Business;
(h)Liens with respect to minor imperfections of title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and do not materially detract from the value of or materially

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impair the use by the Loan Parties in the Ordinary Course of Business of the property subject to or to be subject to such encumbrance;
(i)Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01 or securing appeal or other surety bonds related to such judgments, and which in all cases are junior to the Lien of the Administrative Agent;
(j)Liens securing Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for Equipment permitted under Section 8.01(h); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;
(k)operating leases or subleases granted by the Loan Parties to any other Person in the Ordinary Course of Business;
(l)Liens (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions accepting deposits in the ordinary course of business, in the case of clauses (i) through (iii) to the extent such Liens (x) arise as a matter of law encumbering deposits (including the right of set-off) and (y) are within the general parameters customary in the banking industry;
(m)Liens in favor of customs and revenue authorities imposed by Law to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;
(n)Liens securing any Indebtedness incurred pursuant to Section 8.01(r), so long as the Refinancing Conditions are satisfied with respect thereto; and
(o)Liens securing obligations under any Sale and Leaseback Transactions permitted by Section 8.15 and Liens on assets subject to any Sale and Leaseback Transaction.
VIII.3Investments
. Make or maintain any Investments, other than the following:
(a)Investments held by the Loan Parties in the form of Cash Equivalents that are in a Controlled Deposit Account;
(b)loans and advances to officers, directors and employees of the Loan Parties and their Subsidiaries made in the Ordinary Course of Business in an aggregate amount at any one time outstanding not to exceed $250,000;
(c)intercompany loans to the extent permitted under Section 8.01(p);
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;

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(e)Guarantees permitted by Section 8.01;
(f)[intentionally omitted];
(g)[intentionally omitted]; and
(h)any Loan Party may make any other Investment that is not an Acquisition solely if, as of the date of any such Investment and after giving Pro Forma Effect thereto, the Payment Conditions are satisfied with respect thereto.
Notwithstanding anything in this Section 8.03 to the contrary, in no event shall Holdings, Lifecore or any of their direct or indirect Subsidiaries (other than Curation or any of its direct or indirect Subsidiaries) make any Investment in Curation or any of its direct or indirect Subsidiaries on or after the Fifth Amendment Effective Date without the written consent of the Administrative Agent other than Investments in Curation or any of its direct or indirect Subsidiaries in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries in an aggregate amount not to exceed $2,000,000 during the term of this Agreement (collectively, “Permitted Curation Investments”).
VIII.4Fundamental Changes
. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Event of Default shall have occurred or be continuing, or would result therefrom:
(a)any Subsidiary of a Loan Party may merge or consolidate with or liquidate or dissolve into such Loan Party; provided, that (i) if such Loan Party is a Borrower, a Borrower shall be the continuing or surviving Person and (ii) in any other case, a Loan Party shall be the continuing or surviving Person;
(b)[intentionally omitted]; and
(c)any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party; provided that, when any wholly-owned Subsidiary is merging with another Subsidiary that is not wholly-owned, the wholly-owned Subsidiary shall be the continuing or surviving Person.
VIII.5Dispositions.
Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions to non-Affiliates (i) of Inventory in the Ordinary Course of Business, (ii) that consist of the sale or discount in the Ordinary Course of Business of overdue accounts receivable that are not Eligible Accounts in connection with the compromise or collection thereof in the Ordinary Course of Business, and (iii) so long as no Event of Default exists or is created thereby, of Cash Equivalents in the Ordinary Course of Business (provided that, in each of cases of clauses (i), (ii), and (iii), the Net Cash Proceeds from such Disposition shall be deposited in a Controlled Deposit Account);
(b)Dispositions in the Ordinary Course of Business of Equipment or fixed assets that are obsolete and worn out for so long as (i) no Event of Default has occurred and is continuing at

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the time of such Disposition and (ii) all proceeds thereof are applied in accordance with Section 2.06(b);
(c)the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other Intellectual Property rights in the Ordinary Course of Business;
(d)(i) the lapse of immaterial registered patents, trademarks, copyrights and other Intellectual Property to the extent maintaining such registered Intellectual Property is not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the Ordinary Course of Business so long as in each case under clauses (i) and (ii), such lapse or abandonment is not adverse to the interests of the Secured Parties;
(e)(i) Dispositions among the Loan Parties and (ii) Dispositions by any Subsidiary of a Loan Party to any Loan Party;
(f)the leasing or subleasing of assets (other than sale and leaseback transactions prohibited under Section 8.15) in the Ordinary Course of Business;
(g)Dispositions that constitute (i) an Investment permitted under Section 8.03, (ii) a Lien permitted under Section 8.02, (iii) a merger, dissolution, consolidation or liquidation permitted under Section 8.04(a), (iv) a Restricted Payment permitted under Section 8.06, or (v) a Sale and Leaseback Transaction permitted under Section 8.15;
(h)Dispositions that result from a casualty or condemnation in respect of such property or assets and is not otherwise an Event of Default, so long as the Net Cash Proceeds thereof are applied in accordance with Sections 2.06(b) and 2.06(c) or reinvested in accordance with Section 2.06(d);
(i)Dispositions (other than Dispositions of Accounts, Inventory or any other ABL Priority Collateral) not permitted by any other clause of this Section 8.05, so long as (i) at the time of any such Disposition, no Event of Default shall have occurred or be continuing, or would result therefrom, (ii) the aggregate Fair Market Value of all assets Disposed in reliance upon this paragraph (i) shall not exceed $500,000 during any Fiscal Year and $2,000,000 during the term of this Agreement, and (iii) the Net Cash Proceeds thereof are applied in accordance with Sections 2.06(b) and 2.06(c) or reinvested in accordance with Section 2.06(d); ~~and~~
(j)Dispositions (other than Dispositions of Accounts, Inventory or any other ABL Priority Collateral) to Alcon Research, LLC or its affiliates not permitted by any other clause of this Section 8.05, so long as (i) at the time of any such Disposition, no Event of Default shall have occurred or be continuing, or would result therefrom, (ii) the aggregate Fair Market Value of all assets Disposed in reliance upon this paragraph (j) shall not exceed $2,500,000 during the term of this Agreement, (iii) the Net Cash Proceeds thereof are applied in accordance with Sections 2.06(b) and 2.06(c) or reinvested in accordance with Section 2.06(d), and (iv) such Disposition is on fair and reasonable terms substantially as favorable (or more favorable) to the applicable Loan Party or Subsidiary thereof as would be obtainable by such Loan Party or such Subsidiary thereof at the time in a comparable arm’s length transaction~~.~~; and
(k)the Permitted Ten Head Sale.
Notwithstanding anything to the contrary set forth in this Section 8.05 or in Sections 8.03, 8.04, 8.06 or 8.08, in no event shall any Loan Party or any Subsidiary sell, lease, convey, assign, transfer or otherwise dispose of Intellectual Property of the Loan Parties or any Subsidiary to any

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person who is, (a) in the case of a disposition by any Loan Party, not a Loan Party, or (b) in the case of a non-Loan Party, not Holdings or a Subsidiary, in each case of (a) and (b), other than non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the Ordinary Course of Business, provided further that, in no event shall any Loan Party grant any exclusive outbound license or otherwise Dispose of any intellectual property (including without limitation, trade secrets and know-how) that is owned by such Loan Party and that is necessary for the production and/or manufacture of sodium hyaluronate under the Supply Agreement without the prior written consent of BMO, in each case of this proviso, other than in connection with a transaction that would result in a Change of Control or a sale of all or substantially all of the consolidated assets of the Loan Parties.
Notwithstanding anything in this Section 8.05 to the contrary, in no event shall Holdings, Lifecore or any of their direct or indirect Subsidiaries (other than Curation or any of its direct or indirect Subsidiaries) enter into any Disposition with Curation or any of its direct or indirect Subsidiaries on or after the Fifth Amendment Effective Date (other than Permitted Curation Investments) without the written consent of the Administrative Agent, in each case, to the extent constituting Dispositions.
VIII.6Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)each Subsidiary of a Loan Party may make Restricted Payments, directly or indirectly, to such Loan Party (including in respect of Permitted Tax Distributions);
(b)each Borrower may declare and make dividend payments or other distributions, in each case payable solely in the common stock or other common Equity Interests of such Person;
(c)Holdings may issue stock options, equity grants or similar instruments in the Equity Interests of Holdings to the directors, officers and/or employees of Holdings or one or more of its Subsidiaries in anticipation of a spin-off of Lifecore so long as no such issuance thereof would result in an Event of Default;
(d)Holdings may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares in connection with customary employee or management agreements, plans or arrangements, (i) all in an aggregate amount not to exceed $250,000 during the term of this Agreement or (ii) in connection with (x) the forfeiture of such Equity Interests or warrants or options, or (y) the payment of exercise price and/or tax withholding obligations with respect to the vesting, settlement and/or exercise of such Equity Interest or warrants or options; and
(e)any Borrower may make any other Restricted Payment if, as of the date of any such Restricted Payment and after giving Pro Forma Effect thereto, the Payment Conditions are satisfied with respect thereto.
Notwithstanding anything in this Section 8.06 to the contrary, in no event shall Holdings, Lifecore or any of their respective direct or indirect Subsidiaries (other than Curation or any of its direct or indirect Subsidiaries) make any Restricted Payment to Curation or any of its direct or

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indirect Subsidiaries on or after the Fourth Amendment Effective Date without the written consent of the Administrative Agent other than Permitted Curation Investments, in each case, to the extent constituting Restricted Payments.
VIII.7Change in Nature of Business.
Engage in any material line of business, other than the Core Business.
VIII.8Transactions with Affiliates.
Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the Ordinary Course of Business, other than:
(a)transactions on fair and reasonable terms substantially as favorable to such Loan Party or Subsidiary thereof as would be obtainable by such Loan Party or such Subsidiary thereof at the time in a comparable arm’s length transaction with a non-Affiliate;
(b)transactions between or among the Loan Parties, so long as not otherwise prohibited under this Agreement;
(c)transactions pursuant to agreements in existence or contemplated on the Closing Date as set forth on Schedule 8.08; and
(d)the payment of reasonable and customary fees paid to members of the Board of Directors of Holdings and its Subsidiaries, and compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the Ordinary Course of Business; and
(e)(i) Restricted Payments permitted by Section 8.06, (ii) Investments permitted by Sections 8.03(b) and (c), (iii) Indebtedness permitted by Section 8.01(p), and (iv) Dispositions permitted by Section 8.05.
VIII.9Burdensome Agreements
. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or any Term Loan Document) that:
(a)requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or
(b)limits the ability (i) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Subsidiary of a Loan Party to Guarantee the Indebtedness of the Borrowers or become a direct Borrower hereunder, or (iii) of any Borrower or any Subsidiary thereof to create, incur, assume or suffer to exist Liens on property of such Person;
provided that (i) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (ii) clause (b) of the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

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VIII.10Use of Proceeds~~Use of Proceeds~~. Use the proceeds of any Credit Extension, whether directly or indirectly, including through or by any Controlled Person, and whether immediately, incidentally or ultimately, (a) in any manner that might cause the Credit Extension or the application of such proceeds to violate Regulations T, U or X of the FRB, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds, or (b) (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws applicable to any party hereto.
VIII.11Prepayment of Indebtedness; Amendment to Material Agreements.
(a)Make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Consolidated Funded Indebtedness or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness), except:
(i)payments when due of regularly scheduled interest, principal payments and mandatory prepayments (other than any mandatory prepayment resulting from a any “Material Supply Agreement Default” (as defined in the Term Loan Agreement), unless (A) immediately before and after giving effect thereto, Total Revolving Credit Outstandings are equal to $0, and (B) no Proceeds of any ABL Priority Collateral or any Loans are used to make any such mandatory prepayment) on the Term Loan Debt and any other Indebtedness (other than Subordinated Debt);
(ii)[intentionally omitted];
(iii)payments when due of regularly scheduled interest and principal payments on any Subordinated Debt, solely (x) if, as of the date of any such payment and after giving Pro Forma Effect thereto, the Payment Conditions are satisfied with respect thereto, and (y) to the extent such payments are permitted pursuant to (A) the Subordination Agreement entered into with respect to such Subordinated Debt and (B) the Term Loan Documents;
(iv)any Restricted Payments, solely to the extent expressly permitted by Section 8.06;
(v)the incurrence of Refinancing Indebtedness, solely to the extent expressly permitted by Section 8.01(r); and
(vi)payments of secured Indebtedness that becomes due as a result of a voluntary sale or transfer permitted hereunder of the property securing such Indebtedness.
(b)Amend, modify or change in any manner (i) any term or condition of the Term Loan Documents, except to the extent permitted by the Term Loan Intercreditor Agreement, or (ii) any term or condition of any Subordinated Debt Documents, except to the extent permitted by the applicable Subordination Agreement.
(c)Amend, modify or change in any manner any term or condition of any Indebtedness permitted under Section 8.01 outstanding on the Closing Date (other than the Term Loan Debt which is subject to the immediately preceding clause (b)), in each case so that the

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terms and conditions thereof are less favorable in any material respect to the Administrative Agent and the Lenders than the terms of such Indebtedness as of the Closing Date.
VIII.12Consolidated Fixed Charge Coverage Ratio
. Permit the Consolidated Fixed Charge Coverage Ratio, determined on a Pro Forma Basis as of (i) the last day of the Measurement Period most recently ended before the commencement of a Financial Covenant Trigger Period and (ii) the last day of each Measurement Period thereafter ending during any Financial Covenant Trigger Period to be less than 1.00 to 1.00 for such Measurement Period.
VIII.13Creation of New Subsidiaries
. Create or acquire any new Subsidiary after the Closing Date, other than Domestic Subsidiaries to the extent the Loan Parties have satisfied Section 7.12 with respect to the creation or acquisition thereof.
VIII.14Securities of Subsidiaries
. Permit any Subsidiary thereof to issue any Equity Interests (whether for value or otherwise) to any Person other than a Loan Party.
VIII.15Sale and Leaseback.
Enter into any agreement or arrangement with any other Person providing for the leasing by any Loan Party or any Subsidiary thereof of real or personal property which has been or is to be sold or transferred by any Loan Party or any Subsidiary thereof to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or any Subsidiary (a “Sale and Leaseback Transaction”), except for the Sale Leaseback Documents.
VIII.16Organization Documents; Fiscal Year
. (a) Amend, modify or otherwise change any of its Organization Documents in any manner that could have a material adverse effect on the interests of the Secured Parties , or (b) change its Fiscal Year.
VIII.17Economic Sanctions Laws and Regulations
. Permit any Loan Party, Subsidiary thereof, or other Controlled Persons or any authorized agent of such Loan Party or their respective Subsidiaries or any other Controlled Persons to conduct, transact, engage in, or facilitate, any business or activity on behalf of such Loan Party or its Subsidiaries in violation of the Foreign Activities Laws.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
IX.1Events of Default

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. Any of the following shall constitute an Event of Default:
(a)Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any Letter of Credit Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any Letter of Credit Obligation, or any commitment or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 4.04(e), 7.01(a), 7.01(b), 7.03, 7.05(a), 7.07, 7.08(a), 7.08(e), 7.10, 7.11, 7.12, 7.19, 7.21, 7.22, 7.23, 7.24, 7.25 or Article VIII, or (ii) in any of Sections 4.04 (other than Section 4.04(e)), 7.02(a), 7.02(b), 7.02(c), or 7.04 and such failure continues for three (3) or more Business Days; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (x) receipt of notice of such default by a Responsible Officer of the Borrower Agent from the Administrative Agent, or (y) any Responsible Officer of any Loan Party becomes aware of such default; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or its Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect; or
(e)Cross-Default. (i) With respect to (x) the Term Loan Debt or any Subordinated Debt, (y) any other Indebtedness or guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000, or (z) any Subordinated Debt, in the case of (x) (y), or (z) any Loan Party or its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any such Indebtedness or guarantee, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, and such default continues for more than the grace or cure period, if any, therein specified, the effect of which default or other event is to cause, or to permit the holder of such Indebtedness or beneficiary of such guarantee (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by a Loan Party or any Subsidiary as a result thereof is greater than $2,500,000 and such amount remains unpaid; or

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(f)Insolvency Events. Any Insolvency Event shall occur with respect to any Loan Party; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party and is not released, vacated or fully bonded within 60 days after its issue or levy; (iii) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; (iv) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; (v) there is a cessation of any material part of any Loan Party’s business for a material period of time; or (vi) any material Collateral or property or assets of a Loan Party is taken or impaired through condemnation; or
(h)Judgments. (i) There is entered against any Loan Party one or more final judgments, orders or any court approved settlement or other settlement for the payment of money in an aggregate amount exceeding $3,000,000 (to the extent not covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments or orders (including for injunctive relief), court approved settlements or other settlements that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in the case of a judgment or order, such judgment or order remains unvacated and unpaid and there is a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan or the PBGC and which would reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and which would reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. Any Loan Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or upon Payment in Full, ceases to be in full force and effect (except with respect to immaterial assets); or any Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document or any Lien granted to the Administrative Agent pursuant to the Security Instruments; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any party to the Intercreditor Agreement or any Subordination Agreement contests in any manner the validity or enforceability of the Intercreditor Agreement or any Subordination Agreement or denies that it has any liability or obligation thereunder or purports to revoke, terminate or rescind any Subordination Agreement; or
(k)Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any contract to which it is party or fails to observe or perform any other agreement or condition relating to any such contract to which it is party or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such contract to terminate such contract, (i) if such contract is a Material Contract or (ii) in each case, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or

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(l)Subordination Provisions. (i) Any Subordination Provisions shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof; or (ii) the principal or interest on any Loan, any Letter of Credit Obligation or other Loan Obligations shall fail to constitute “designated senior debt” (or any other similar term) under any document, instrument or agreement evidencing Subordinated Debt; or (iii) any Loan Party or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (B) that any of such Subordination Provisions exist for the benefit of any Secured Party; or (iv) any Loan Party or any Subsidiary thereof or any other Person fails to observe or perform any of the Subordination Provisions; or
(m)Uninsured Loss. A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $4,000,000; or
(n)Change of Control. There occurs any Change of Control; or
(o)Criminal Adverse Proceeding. Notwithstanding the provisions of Section 7.08, the initiation of any criminal proceeding against any Loan Party, their Subsidiaries, or any of their current directors or officers as evidenced by the filing of charges or presentation of allegations by a regulatory authority (but excluding any deferred prosecution proceedings so long as the applicable Loan Parties, Subsidiaries, directors or officers are in compliance with the terms of such deferred prosecution agreement) arising from or concerning the investigations disclosed in due diligence pursuant to Sections 5.01(g), 6.06 and 6.09.
IX.2Remedies Upon Event of Default
. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the direction of the Required Lenders shall, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Loan Obligations owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Borrowers Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then Outstanding Amount thereof) or any other Loan Obligations that are contingent or not yet due and payable in amount determined by the Administrative Agent in accordance with this Agreement; and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of an Event of Default under Section 9.01(f), the obligation of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the Letter of Credit

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Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
IX.3Application of Funds.
(a)Subject to Section 9.03(b) below, all payments made by Loan Parties in respect of the Obligations shall be applied (a) first, as specifically required in the Loan Documents (including, without limitation, Section 2.05(b), Section 2.06(a)(i) and Section 2.06(c)); (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrower Agent; and (c) fourth, as determined by the Administrative Agent in its discretion.
(b)Notwithstanding any provision to the contrary contained herein, after the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order (provided that any payment of Obligations in respect of Revolving Credit Loans in each clause below, if any, shall be applied first to Obligations outstanding under Revolving Credit Loans that are not FILO Loans (including principal, interest and fees) until repaid in full, and then to Obligations outstanding under FILO Loans):
First, to all fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article IV) due to the Administrative Agent in its capacity as such, until paid in full;
Second, to all Protective Advances and unreimbursed Overadvances payable to the Administrative Agent until paid in full;
Third, to all amounts owing to the Swing Line Lender for outstanding Swing Line Loans until paid in full;
Fourth, to that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and other Obligations expressly described in clauses Fifth through Eighth below) payable to the Lenders and the Letter of Credit Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Fourth payable to them until paid in full;
Fifth, to that portion of the Loan Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Loan Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Fifth payable to them until paid in full;

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Sixth, to (i) that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings and to Cash Collateralize that portion of Letter of Credit Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers and (ii) the payment of Priority Swap Obligations to the extent a Credit Product Reserve has been established therefor, ratably among the Lenders, Letter of Credit Issuer and the applicable Credit Product Providers in proportion to the respective amounts described in this clause Sixth payable to them until paid in full;
Seventh, to payment of Conforming Credit Product Obligations (other than Priority Swap Obligations to the extent paid under clause Sixth above) ratably to the Credit Product Providers in proportion to the respective amounts described in this clause Seventh payable to them until paid in full;
Eighth, to all other Obligations (including Credit Product Obligations to the extent not paid under clauses Sixth or Seventh above) that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date until paid in full; and
Last, the balance, if any, after Payment in Full, to the Borrowers or as otherwise required by Law.
(c)Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Amounts distributed with respect to any Credit Product Obligations shall be the lesser of (i) the maximum Credit Product Obligations last reported to the Administrative Agent or (ii) the actual Credit Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Credit Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Credit Product Provider. The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Borrower. This Section is not for the benefit of or enforceable by any Loan Party.
(d)For purposes of Section 9.03(b), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Event, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any proceeding under Debtor Relief Laws.
(e)Administrative Agent shall not be liable for any application of amounts made by it in good faith under this Section 9.03, notwithstanding the fact that any such application is subsequently determined to have been made in error.
ARTICLE X
ADMINISTRATIVE AGENT
X.1Appointment and Authority

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. Each of the Lenders and the Letter of Credit Issuer hereby irrevocably appoints BMO to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Letter of Credit Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. The Administrative Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any Reserve, or whether any conditions to funding any Loan or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any Lender or other Person for any error in judgment or mistake.
X.2Rights as a Lender
. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
X.3Exculpatory Provisions
. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

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The Administrative Agent shall not be liable to any other Secured Party for any action taken or not taken by it under or in connection with the Loan Documents, except for direct (as opposed to consequential) losses directly and solely caused by the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower Agent, a Lender or the Letter of Credit Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
X.4Reliance by the Administrative Agent
. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
X.5Delegation of Duties
. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may

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perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
X.6Resignation of the Administrative Agent
. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Agent, to appoint a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.
Any resignation by BMO as the Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swing Line Lender, (b) the retiring Letter of Credit Issuer and Swing

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Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.
X.7Non-Reliance on the Administrative Agent and Other Lenders
. Each Lender and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
X.8No Other Duties, Etc
. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, or Documentation Agents listed on the cover page hereof shall have any rights, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Letter of Credit Issuer hereunder.
X.9The Administrative Agent May File Proofs of Claim; Credit Bidding
. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuer and the Administrative Agent under Sections 2.03(h), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter of Credit Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Letter of Credit Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Letter of Credit Issuer in any such proceeding.
The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Upon request by the Administrative Agent or the Borrower Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.09.
X.10[Intentionally Omitted].
X.11Collateral Matters
. The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion:

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(a)to release any Lien on any Collateral (i) upon the occurrence of the Facility Termination Date, (ii) that is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)to release or subordinate any Lien (and any Indebtedness secured thereby) on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property (i) that is permitted by Section 8.02(i), so long as the Borrower Agent shall have delivered to the Administrative Agent on or prior to the date of release or subordination, as the case may be, a certificate of a Responsible Officer certifying that such Lien (and the Indebtedness secured thereby) is permitted by Section 8.02(i) (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), or (ii) if such release or subordination is required under the Term Loan Intercreditor Agreement; and
(c)to release any Subsidiary from its obligations under the Loan Documents, and release any Lien granted by such Subsidiary thereunder, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, so long as the Borrower Agent shall have delivered to the Administrative Agent on or prior to the date of release a certificate of a Responsible Officer certifying that such transaction is permitted by this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents pursuant to this Section 10.11.
X.12Other Collateral Matters.
(a)Care of Collateral. The Administrative Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that the Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
(b)Lenders as Agent For Perfection by Possession or Control. The Administrative Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.
(c)Reports. The Administrative Agent shall promptly forward to each Lender, when complete, copies of any Field Exam or appraisal report prepared by or for the Administrative Agent with respect to any Borrower or Collateral (“Report”). Each Lender agrees (a) that neither BMO nor the Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Administrative Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential in accordance with Section 11.07, and strictly for such Lender’s internal use, and not to distribute any Report (or the

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contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender shall indemnify and hold harmless the Administrative Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any claims arising as a direct or indirect result of the Administrative Agent furnishing a Report to such Lender.
X.13Credit Product Arrangement Provisions.
(a)No Credit Product Provider that is party to any Credit Product Arrangement permitted hereunder that obtains the benefits of Section 9.03 or any Collateral by virtue of the provisions hereof or of any Security Instrument shall have (i) any right to notice of any action, (ii) any right to consent to, direct or object to any action or inaction hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral), or (iii) any right to require or receive any financial information or Borrowing Base Certificates or reports or similar certificates or information under the Loan Documents, other than in its capacity as a Lender, if applicable, and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Credit Product Obligations unless the Administrative Agent has received written notice of such Credit Product Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Credit Product Provider. The Lenders irrevocably authorize the Administrative Agent to secure all Credit Product Obligations with the Collateral to the same extent as other Obligations, all to the extent contemplated hereunder as determined by the Administrative in it reasonable judgment.
(b)By delivery of a Credit Product Notice, each Credit Product Provider that is not a Lender (a “Non-Lender Credit Product Provider”) shall be deemed to have joined this Agreement and be bound by Section 9.03, this Article X and Section 11.04(c) as if it were a Lender hereunder holding a “Loan” in the amount of its applicable Credit Product Obligations. No Non-Lender Credit Product Provider shall have any right or claim against any Loan Party under the Loan Documents other than as a Secured Party under the Security Instruments, nor shall any of them be a third party beneficiary of any provisions of this Agreement by which the Loan Parties are bound other than provisions relating to the granting of the Lien of the Administrative Agent on the Collateral and the application of proceeds thereof pursuant to Section 9.03.
X.14ERISA Related Provisions.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class

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exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:
(i)none of the Administrative Agent, the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the

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Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)Each of the Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
X.15Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, the Letter of Credit Issuer, the Swing Line Lender or any other Secured Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, the Letter of Credit Issuer, the Swing Line Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender, the Letter of Credit Issuer the Swing Line Lender and each other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 10.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the Letter of Credit Issuer or the Swing Line Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XI
MISCELLANEOUS
XI.1Amendments, Etc.

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(a)Subject to Section 3.09, No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)waive any condition set forth in Section 5.01(a) with respect to any funding under the Revolving Credit Facility without the written consent of the Required Lenders;
(ii)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;
(iii)postpone any date fixed by this Agreement or any other Loan Document for any payment (but excluding the delay or waiver of any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them), including the Maturity Date, or any scheduled reduction of the Commitments hereunder or under any other Loan Document, in each case without the written consent of each Lender directly affected thereby;
(iv)reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing, or reduce any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” (so long as such amendment does not result in the Default Rate being lower than the interest rate then applicable to Base Rate Loans or SOFR Loans, as applicable) or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein);
(v)change Section 2.13 or Section 9.03 in a manner that would alter the order, priority, or pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(vi)change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (ii) the definition of “Required Lenders” without the written consent of each Lender, or (iii) the provisions of Section 4.01 or 4.03(c) with respect to Flood Documentation, in each case without the written consent of each Lender.
(vii)except as provided in Section 2.18, increase the Aggregate Revolving Credit Commitments without the written consent of each Revolving Credit Lender;
(viii)release any material Borrower from this Agreement or any material Security Instrument to which it is a party without the written consent of each Lender, except to the extent such Borrower is the subject of a Disposition permitted by Section 8.05 (in which case such release may be made by the Administrative Agent acting alone);

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(ix)release all or a material part of the Collateral without the written consent of each Lender except (A) with respect to Dispositions and releases of Collateral permitted or required hereunder (including pursuant to Section 8.05) or under the Security Agreement (in which case such release may be made by the Administrative Agent acting alone) or (B) to the extent required pursuant to the terms of the Term Loan Intercreditor Agreement or any Subordination Agreement;
(x)without the prior written consent of each Lender, other than as expressly permitted under this Agreement, subordinate any of the Obligations or any Lien granted to the Administrative Agent under the Loan Documents;
(xi)without the prior written consent of the Required Lenders, amend the definition of “Borrowing Base” or any defined term used therein in a manner that would increase availability; provided, that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or the Availability Block or to determine eligibility of Accounts or Inventory or other assets of the type available to be included in the Borrowing Bases in accordance with such terms; or
(xii)without the prior written consent of each Lender, impose any materially greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder.
(b)In addition to the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Letter of Credit Issuer in addition to the Lenders required above, affect the rights or duties of the Letter of Credit Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; (v) no amendment, waiver or consent which has the effect of enabling the Borrowers to satisfy any condition to a Borrowing contained in Section 5.02 hereof which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require the Revolving Credit Lenders, the Swing Line Lender or the Letter of Credit Issuer to make any additional Revolving Credit Loan or Swing Line Loan, or to issue any additional or renew any existing Letter of Credit, unless and until the Required Lenders (or, if applicable, all Revolving Credit Lenders) shall have approved such amendment, waiver or consent and (vi) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(c)[Intentionally Omitted].

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(d)If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).
(e)No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender or its Affiliates as consideration for agreement by such Lender to any amendment, waiver, consent or release with respect to any Loan Document, unless such remuneration or value is concurrently paid, on the same terms, on a ratable basis to all Lenders providing their agreement. Notwithstanding the terms of this Agreement or any amendment, waiver, consent or release with respect to any Loan Document, Non-Consenting Lenders shall not be entitled to receive any fees or other compensation paid to the Lenders in connection with any amendment, waiver, consent or release approved in accordance with the terms of this Agreement by the Required Lenders.
(f)IN NO EVENT SHALL THE REQUIRED LENDERS, WITHOUT THE PRIOR WRITTEN CONSENT OF EACH LENDER, DIRECT THE ADMINISTRATIVE AGENT TO ACCELERATE AND DEMAND PAYMENT OF THE LOANS HELD BY ONE LENDER WITHOUT ACCELERATING AND DEMANDING PAYMENT OF ALL OTHER LOANS OR TO TERMINATE THE COMMITMENTS OF ONE OR MORE LENDERS WITHOUT TERMINATING THE COMMITMENTS OF ALL LENDERS. EACH LENDER AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN ANY OF THE LOAN DOCUMENTS AND WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS, IT WILL NOT TAKE ANY LEGAL ACTION OR INSTITUTE ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY WITH RESPECT TO ANY OF THE OBLIGATIONS OR COLLATERAL, OR ACCELERATE OR OTHERWISE ENFORCE ITS PORTION OF THE OBLIGATIONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO LENDER MAY EXERCISE ANY RIGHT THAT IT MIGHT OTHERWISE HAVE UNDER APPLICABLE LAW TO CREDIT BID AT FORECLOSURE SALES, UNIFORM COMMERCIAL CODE SALES OR OTHER SIMILAR SALES OR DISPOSITIONS OF ANY OF THE COLLATERAL EXCEPT AS AUTHORIZED BY THE REQUIRED LENDERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION OR ELSEWHERE HEREIN, EACH LENDER SHALL BE AUTHORIZED TO TAKE SUCH ACTION TO PRESERVE OR ENFORCE ITS RIGHTS AGAINST ANY LOAN PARTY WHERE A DEADLINE OR LIMITATION PERIOD IS OTHERWISE APPLICABLE AND WOULD, ABSENT THE TAKING OF SPECIFIED ACTION, BAR THE ENFORCEMENT OF OBLIGATIONS HELD BY SUCH LENDER AGAINST SUCH LOAN PARTY, INCLUDING THE FILING OF PROOFS OF CLAIM IN ANY INSOLVENCY PROCEEDING.
XI.2Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or in the case of notices otherwise expressly provided herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)if to a Loan Party, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person below, as changed pursuant to subsection (d) below:

(A) If to Administrative Agent, Swing Line Lender or Letter of Credit Issuer:	BMO Bank N.A. 320 S. Canal Street, 16th Floor Chicago, Illinois 60606 Attention: Stephanie Bach Facsimile No.: (312) 293-8532 E-Mail Address: stephanie.bach@bmo.com
With a copy to:	Sidley Austin LLP 1 South Dearborn St. Chicago, IL, 60603 Attention: Andrew R. Cardonick Facsimile No.: (312) 853-7036 E-Mail Address: acardonick@sidley.com
(B) If to a Loan Party:	Lifecore Biomedical, Inc. as Borrower Agent 3515 Lyman Boulevard Chaska, Minnesota 55318 Attention: ~~John Morberg~~Ryan Lake E-Mail Address: ~~John~~Ryan.~~Morberg~~Lake@lifecore.com
With a copy to:	Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA. 92626-1925 Attention: Darren Guttenberg Jason Bosworth E-Mail Addresses: darren.guttenberg@lw.com jason.bosworth@lw.com
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire, as changed pursuant to subsection (d) below (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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(b)Electronic Communications. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Article II if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Letter of Credit Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower Agent, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and

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electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent, Letter of Credit Issuer and Lenders. The Administrative Agent, the Letter of Credit Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Letter of Credit Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
XI.3No Waiver; Cumulative Remedies
. No failure by any Lender, the Letter of Credit Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any other Loan Party or any of them (including enforcement action with respect to any Collateral) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Letter of Credit Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law but only to the extent the Administrative Agent shall have failed to do so within a reasonable time after notice; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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XI.4Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses (including any Extraordinary Expenses) incurred by the Administrative Agent and its Affiliates, (A) in connection with this Agreement and the other Loan Documents, including without limitation the reasonable fees, charges and disbursements of (1) outside counsel for the Administrative Agent and the Secured Parties, (2) outside consultants for the Administrative Agent, (3) appraisers, (4) Field Exams, and (5) environmental site assessments, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (B) in connection with (1) the syndication of the credit facilities provided for herein, (2) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (4) any workout, restructuring or negotiations in respect of any Obligations, and (ii) with respect to the Letter of Credit Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder (the foregoing, collectively being referred to as “Secured Party Expenses”).
(b)Indemnification by the Borrowers. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each other Secured Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold harmless each Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Secured Party to, a Controlled Account Bank or other Person which has entered into a control agreement with any Secured Party hereunder or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Indemnification of Administrative Agent by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or

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(b) of this Section to be paid by it, or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are be imposed on, incurred by, or asserted against, any Agent, the Letter of Credit Issuer, or a Related Party (an “Agent Indemnitee”) in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent Indemnitee in connection therewith (collectively, “Agent Indemnitee Liabilities”), then each Lender severally agrees to pay to the Administrative Agent for the benefit of such Agent Indemnitee, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such Agent Indemnitee Liabilities, so long as the Agent Indemnitee Liabilities were incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Letter of Credit Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d). In no event shall any Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee with respect to any Agent Indemnitee Liabilities that are determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee. In the Administrative Agent’s discretion, it may reserve for any Agent Indemnitee Liabilities of an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to the Secured Parties. If the Administrative Agent is sued by any creditor representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Administrative Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to the Administrative Agent by each Lender to the extent of its Ratable Share thereof.
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.
XI.5Marshalling; Payments Set Aside
. None of the Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. To the extent that any payment by or on behalf of any Loan Party is made to a Secured Party, or a Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to

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any settlement entered into by such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Letter of Credit Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Letter of Credit Issuer under clause (b) of the preceding sentence shall survive the occurrence of the Facility Termination Date.
XI.6Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in Letter of Credit Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts. Except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the aggregate principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of (x) the Administrative Agent, (y) the Letter of Credit Issuer, if such assignment increases the obligations of the assignee to participate in the exposure to one or more Letters of Credit (such consent not to be unreasonably withheld or delayed), and (z) so long as no Event of Default has occurred and is continuing, the Borrower Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to

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members of an assignee group and concurrent assignments from members of an assignee group to a single Eligible Assignee (or to an Eligible Assignee and members of its assignee group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)Required Consents. No consent shall be required for any assignment to an Eligible Assignee except to the extent required by subsection (b)(i)(B) of this Section; provided that the Borrower Agent shall be deemed to have given the consent required in the definition of “Eligible Assignee” to such assignment if Borrower Agent has not, on behalf of all Borrowers, responded in writing within ten (10) Business Days of a request for consent.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or Subsidiary or Affiliate thereof, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to any Disqualified Institution or (D) to a natural person.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and

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Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes) (in such capacity, subject to Section 11.17), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Loan Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, any Disqualified Institution or any Loan Party or Subsidiary or Affiliate thereof) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Letter of Credit Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

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If any Lender (or any assignee thereof) sells a participation, such Lender (or such assignee) shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender (nor any assignee thereof) shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (or such assignee) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)Resignation as Letter of Credit Issuer and/or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time BMO assigns all of its Revolving Credit Commitment, Revolving Credit Loans, pursuant to subsection (b) above, it may, (i) upon 30 days’ notice to the Borrower Agent and the Lenders, resign as Letter of Credit Issuer and/or (ii) upon 30 days’ notice to the Borrower Agent, resign as Swing Line Lender. In the event of any such resignation as Letter of Credit Issuer, or Swing Line Lender, the Borrower Agent shall be entitled to appoint from among the Lenders willing to serve in such capacity a successor Letter of Credit Issuer or Swing Line Lender hereunder, as the

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case may be; provided, however, that no failure by the Borrower Agent to appoint any such successor shall affect the resignation of such Person as Letter of Credit Issuer or Swing Line Lender, as the case may be. If BMO resigns as Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If BMO resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Letter of Credit Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer or Swing Line Lender, as the case may be, and (b) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such successor or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of such Letter of Credit Issuer with respect to such Letters of Credit.
XI.7Treatment of Certain Information; Confidentiality
. Each of the Secured Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrower Agent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Secured Parties or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by a Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, any information not marked “PUBLIC” at the time of delivery will be deemed to be confidential; provided that any information marked “PUBLIC” may also be marked “Confidential”. Any

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Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Secured Parties acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.
Each of the Loan Parties hereby authorizes the Administrative Agent to publish the name of any Loan Party and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which the Administrative Agent elects to publish. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. In addition to the foregoing, the Administrative Agent shall be permitted to issue press releases and other announcements, subject to the prior review and approval of the Borrower Agent (such approval not to be unreasonably withheld or delayed).
XI.8Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, only after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Letter of Credit Issuer, irrespective of whether or not such Lender or the Letter of Credit Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or the Letter of Credit Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender or its Affiliate (as applicable) from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or its Affiliates as to which such right of setoff was exercised. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of

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Credit Issuer agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
XI.9Interest Rate Limitation
. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan Obligations hereunder.
XI.10Counterparts; Integration; Effectiveness
. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01 and this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
XI.11Survival
. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Further, the provisions of Sections 3.01, 3.04, 3.05 and 11.04 and Article X shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and

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the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to Credit Product Obligations.
XI.12Severability
. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
XI.13Replacement of Lenders
. If any Lender requests compensation under Section 3.04, if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, or if any Lender fails to approve any amendment, waiver or consent requested by Borrower Agent pursuant to Section 11.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then in each such case the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower Agent shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)such Lender shall have received the following, as applicable:
(i)if such Lender is not a Defaulting Lender, both (A) payment of an amount equal to the outstanding principal of its Loans and Letter of Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Agent (in the case of all other amounts) and (B) evidence that the obligations and liabilities of each Loan Party or their Affiliates under all Credit Product Arrangements

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shall have been fully, finally and irrevocably paid and satisfied in full and the Credit Product Arrangements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; or
(ii)if such Lender is a Defaulting Lender, payment of an amount equal to the outstanding principal of its Loans and Letter of Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Agent (in the case of all other amounts).
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such requested amendment, waiver or consent; and
(e)such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
XI.14Governing Law; Jurisdiction; Etc.
(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE LETTER OF CREDIT ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 11.14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
(d)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
XI.15Waiver of Jury Trial
. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
XI.16Electronic Execution of Assignments and Certain Other Documents.
The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Loan Document or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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XI.17USA PATRIOT Act Notice.
Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the PATRIOT Act.
XI.18No Advisory or Fiduciary Responsibility
. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Secured Parties are arm’s-length commercial transactions between each Loan Party, on the one hand, and the Secured Parties, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Secured Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates or any other Person and (B) no Secured Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iii) the Secured Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Secured Party has any obligation to disclose any of such interests to any Loan Party or its Affiliates and (iv) the Secured Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against any Secured Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
XI.19Attachments
. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
XI.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions

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. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
XI.21Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the

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Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 11.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
XI.22Intercreditor Agreement
. The Loan Parties, the Administrative Agent, the Lenders and the other Secured Parties agree and acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies hereunder shall, upon the effectiveness of the Term Loan Intercreditor Agreement, be subject to, and restricted by, the provisions of the Term Loan Intercreditor Agreement. Each of the Loan Parties, the Administrative Agent, the Lenders and the other Secured Parties agree that, upon the effectiveness of the Term Loan Intercreditor Agreement (a) in the event of any conflict between the terms of this Agreement and the Term Loan Intercreditor Agreement, the terms of the Term Loan Intercreditor Agreement shall govern and control and (b) it shall be bound by the terms and conditions of the Term Loan Intercreditor Agreement.
ARTICLE XII
CONTINUING GUARANTY
XII.1Guaranty
. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations (other than Excluded Swap Obligations), whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Loan Parties to the Secured Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (the “Guarantied Obligations”). The

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Administrative Agent’s books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing other than Payment in Full.
XII.2Rights of Lenders
. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guarantied Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Letter of Credit Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor.
XII.3Certain Waivers.
(a)General Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.
(b)California-Specific Waivers. Without limiting the generality of the foregoing waivers, each Guarantor hereby:

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(i)expressly waives any and all benefits which might otherwise be available to such Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726;
(ii)acknowledges its understanding that: (A) Section 580d of the California Code of Civil Procedure generally prohibits a deficiency judgment against a borrower after a non-judicial foreclosure; (B) such Guarantor's subrogation rights may be destroyed by a non-judicial foreclosure under any mortgage (because such Guarantor may not be able to pursue any other Loan Party for a deficiency judgment by reason of the application of Section 580d of the California Code of Civil Procedure); and (C) under Union Bank v. Gradsky, 265 Cal. App. 2nd 40 (1968) and Cathay Bank v. Lee, 14 Cal.App.4th 1533 (1993), a lender may be estopped from pursuing a guarantor for a deficiency judgment after a non-judicial foreclosure (on the theory that a guarantor should be exonerated if a lender materially alters the original obligation of the principal without the consent of the guarantor or elects remedies for default which impair the subrogation, reimbursement or contribution rights of a "surety" or other co-obligor) absent an explicit waiver;
(iii)expressly waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Secured Parties, including any defense that might otherwise be available under Gradsky and Cathay Bank, supra, or Section 580d of the California Code of Civil Procedure (or any similar judicial decision or statute), even though that election of remedies, such as a nonjudicial foreclosure with respect to the security for the Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against such any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and
(iv)acknowledges that the provisions in this Section 12.03(b) which refer to certain sections of the California Civil Code and the California Code of Civil Procedure are included in this Agreement solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Agreement; notwithstanding such provisions, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as provided in Section 11.14.
XII.4Obligations Independent
. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.
XII.5Subrogation
. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facility Termination Date. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

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XII.6Termination; Reinstatement
. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
XII.7Subordination
. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to each Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to any Guarantor as subrogee of the Secured Parties or resulting from any Guarantor’ performance under this Guaranty, to the Payment in Full. If the Secured Parties so request, any such obligation or indebtedness of the Borrowers to any Guarantor shall be enforced and performance received by any Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.
XII.8Stay of Acceleration
. If acceleration of the time for payment of any of the Guarantied Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Secured Parties.
XII.9Condition of Borrowers
. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as each Guarantor requires, and that none of the Secured Parties has any duty, and no Guarantor is relying on the Secured Parties at any time, to disclose to any Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
XII.10Keepwell

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. Each Guarantor that is a Qualified ECP hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP shall only be liable under this Section 12.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.10, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Guarantor that is a Qualified ECP under this Section shall remain in full force and effect until the Guarantied Obligations have been paid in full in cash. Each Guarantor that is a Qualified ECP intends that this Section 12.10 constitute, and this Section 12.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
XII.11Limitation of Guaranty
. Notwithstanding anything to the contrary herein or otherwise, the Borrowers, the Administrative Agent and the Lenders hereby irrevocably agree that the Guarantied Obligations of each Guarantor in respect of the guarantee set forth in Article XII at any time shall be limited to the maximum amount as will result in the Guarantied Obligations of such Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Article XII and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.
[Remainder of page is intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWERS:

LIFECORE BIOMEDICAL, INC. (f/k/a Landec Corporation)

By:
Name:
Title:

CURATION FOODS, INC.

By:
Name:
Title:

LIFECORE BIOMEDICAL OPERATING COMPANY, INC. (f/k/a Lifecore Biomedical, Inc.)

By:
Name:
Title:

GUARANTORS:

GREENLINE LOGISTICS, INC.

By:
Name:
Title:

LIFECORE BIOMEDICAL, LLC

By:
Name:
Title:

CAMDEN FRUIT CORP.

By:

Name:
Title:

ADMINISTRATIVE AGENT:

BMO BANK N.A., as Administrative Agent

By:
Name:
Title:

LENDERS:

BMO BANK N.A., as a Lender, Letter of Credit Issuer and Swing Line Lender

By:
Name:
Title:

EXHIBIT B
Specified Events
1.Any Event of Default under Section 9.01(b) of the Existing Credit Agreement as a result of the Loan Parties’ failure to comply with the requirements set forth in Section 8.12 of the Existing Credit Agreement with respect to the Consolidated Fixed Charge Coverage Ratio to the extent a Financial Covenant Trigger Period was in effect prior to the date hereof.
2.Any Event of Default under Section 9.01(e) of the Existing Credit Agreement as a result of the Credit Party Representative’s (as defined in the Term Loan Agreement (as defined in the Credit Agreement)) failure to timely deliver notice of any Event of Default described in #1 above to the Term Loan Agent (as defined in the Term Loan Agreement (as defined in the Credit Agreement)) as required to be delivered pursuant to Section 5.1(f)(ii) of the Term Loan Agreement and any resulting Event of Default (as defined in the Term Loan Agreement (as defined in the Credit Agreement)) under Section 8.1(e) of the Term Loan Agreement.
3.Any Event of Default under Section 9.01(b) of the Existing Credit Agreement as a result of the Loan Parties’ failure to comply with the requirements set forth in Section 7.03(a) with respect to providing notice of the occurrence of any Event of Default described in #1 above and #2 above.